SCHEDULE 14A

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Wells Fargo & Company

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Notice of Annual Meeting

and Proxy Statement

Wells Fargo & Company

2021 Annual Meeting of Shareholders

Letter to our Shareholders

from our Chief Executive Officer

March 16, 2021

Dear Fellow Shareholders,

We are pleased to invite you to attend Wells Fargo’s 2021 Annual Meeting of Shareholders to be held on April 27, 2021, at 10 a.m. Eastern time, via live webcast at www.virtualshareholdermeeting.com/WFC2021. The annual meeting provides our shareholders with the opportunity to ask questions about matters to be voted on at the meeting and the Company’s business, to consider matters described in the proxy statement, and to receive an update on the Company’s performance and activities.

The matters to be considered at the annual meeting include the election of directors, an advisory vote to approve the 2020 compensation of named executive officers, the ratification of the appointment of the Company’s independent registered public accounting firm for 2021, and shareholder proposals.

Your vote is important to us. Please vote as soon as possible by one of the methods described in your proxy materials, even if you plan to attend the virtual annual meeting. The notice and proxy statement provide you with information about how you can attend the virtual annual meeting and vote your shares. Please read the proxy statement for more information.

Thank you for your continued investment in and support of Wells Fargo.

Sincerely,

Charles W. Scharf CEO

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Letter to our Shareholders

from our Chairman of the Board

March 16, 2021

Dear Fellow Shareholders,

I became Chairman of the Wells Fargo Board of Directors in March 2020, just days before the world began to recognize the severity of the COVID-19 pandemic. The impact of the pandemic on families, communities, and businesses has been substantial. The people of Wells Fargo have worked tirelessly to support our customers, employees, and communities by implementing a broad range of actions and initiatives. Despite the unprecedented circumstances, we have continued the work necessary to move Wells Fargo forward, including in response to the pandemic. As we approach the spring of 2021 and the availability of vaccines increases, we are hopeful that all of us can return to some degree of normality by the end of 2021.

The Board named Charlie Scharf CEO in September 2019 and, since joining the Company in October 2019, Charlie has conducted an extensive review of the Company’s businesses, operating model, and strategy, and he has made significant changes to position the Company to be more efficient and effective. He has introduced a flatter organizational structure with improved reporting, elevated strong internal talent, brought in people from other organizations who have experience leading transformational change, and provided our management team with clear authority and responsibility. In consultation with the Board, Charlie has set clear priorities for the team and is driving our top priority — to continue strengthening the Company’s risk and control foundation and addressing outstanding regulatory matters — with a sense of urgency.

A multiyear effort is underway to make Wells Fargo a better and more efficient company, including by reducing third-party spend, consolidating locations and operational platforms, focusing on identifying and developing our core businesses, and applying technology differently. Our businesses are working to leverage data more effectively to provide customers with useful guidance to enable them to make better-informed financial decisions, and to provide the tools that make doing business with Wells Fargo simpler, easier, and more convenient.

The Board and its Human Resources Committee are fully engaged in overseeing Wells Fargo’s diversity, equity, and inclusion initiatives and human capital management to support management in its efforts to drive meaningful change. Progress in these areas was evaluated and taken into consideration by the Board and the Human Resources Committee as part of year-end compensation decisions for Charlie and our other executive officers.

The Board and the Company have consistently acted to enhance our governance practices and transparency through disclosures in response to the perspectives of our shareholders and other stakeholders. The Board’s Corporate Responsibility Committee oversees the Company’s significant strategies, policies, and programs on social and public responsibility

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matters, including environmental sustainability and climate change. The Board and the Corporate Responsibility Committee were actively engaged in the Company’s recent decision to set the ambitious goal of net-zero greenhouse gas emissions in the Company’s financed emissions by 2050. We continue to oversee and support management in the Company’s increased reporting on important ESG topics such as the publication earlier this year of the Company’s inaugural Task Force on Climate-Related Financial Disclosures report.

Since becoming Chairman, I have spent a significant amount of time meeting with a number of our shareholders, and I have appreciated the opportunity to hear their feedback about Wells Fargo. We understand that the Company’s performance has suffered from both the effects of the pandemic and our historical issues. The Board, which has been largely reconstituted over the past several years — including with the addition of two new directors in 2020 with extensive banking expertise — is focused on helping the Company realize its full potential. We have a diverse group of skilled directors with fresh perspectives and significant experience who are dedicated to the Company’s success.

There is a lot of work ahead, but we remain confident about the underlying strength of our Company’s franchise, the soundness and direction of our strategy to improve operational and financial performance, and the Company’s ability to achieve our goal of making Wells Fargo the preeminent provider of financial services in the U.S.

On behalf of Wells Fargo, we would like to thank Don James, who is not standing for reelection this year and is retiring from our Board in April following more than a decade of service. We appreciate his contributions to Wells Fargo.

We are pleased to invite you to attend our 2021 Annual Meeting of Shareholders on April 27, 2021, at 10 a.m. Eastern time. As in 2020, this year’s annual meeting will be held virtually in order to protect the health and safety of our shareholders, employees, directors, and other meeting participants. We had more participants and the opportunity to answer more questions at last year’s annual meeting than in previous years, and we again look forward to an informative and engaging meeting for our shareholders.

Thank you for your continued investment in and support of Wells Fargo.

Sincerely,

Charles H. Noski Chairman of the Board

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Notice of 2021 Annual Meeting of Shareholders	Meeting Information Date & Time Tuesday, April 27, 2021 10:00 a.m., EDT Virtual Meeting Access www.virtualshareholdermeeting.com/WFC2021 Record Date February 26, 2021

 Items of Business

1	Elect as directors the 12 nominees named in our proxy statement

2	Vote on an advisory resolution to approve executive compensation

3	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021

4	Vote on four shareholder proposals (Items 4 – 7), if properly presented at the meeting and not previously withdrawn

5	Consider any other business properly brought before the meeting

How to Vote

Your vote is important! Please vote your shares by proxy prior to the meeting in one of the following ways or log into the meeting using your valid control number in your proxy materials to vote during the meeting. Please refer to page 123 of this proxy statement for additional voting and attendance information.

By Internet Visit the website listed in your notice of internet availability of proxy materials or your proxy card or voting instruction form	By Phone Call the toll-free voting number in your voting materials	By Mail Mail your completed and signed proxy or voting instruction form	By Mobile Device Scan the QR Barcode on your voting materials

In the interest of the health and safety of our shareholders, employees, and communities and in light of the ongoing COVID-19 pandemic, our Board of Directors determined that the meeting will be held in a virtual-only format at: www.virtualshareholdermeeting.com/WFC2021. A list of our shareholders of record will be made available to shareholders during the annual meeting at: www.virtualshareholdermeeting.com/WFC2021.

By Order of our Board of Directors,

Anthony R. Augliera Deputy General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2021:

Wells Fargo’s 2021 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2020 are available at: www.proxyvote.com.

This notice and the accompanying proxy statement, 2020 annual report, and proxy card or voting instruction form were first made available to shareholders beginning on March 16, 2021. You may vote if you owned shares of our common stock at the close of business on February 26, 2021, the record date for notice of and voting at our annual meeting.

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Proxy Summary

This summary highlights certain information contained in this proxy statement. You should read the entire proxy statement carefully before voting.

Who We Are

We are a leading U.S. financial services company that proudly serves consumers, small businesses, and middle-market and large companies. We partner with our customers to help them achieve their financial goals and with communities to make a positive impact.

Our Strategic Pillars

We are continuing the work to build a strong and consistent foundation. The following are foundational pillars on which we are focused.

Risk and Control Culture	Operational Excellence and Strong Management Team	Customer Centric Culture and Conduct	Technology and Innovation	Financial Strength

Our Leadership and Business

Following our leadership transition, we are changing the way we run the Company and redefining parts of our culture to be more effective.

Tone from the Top

•  We have introduced a flatter organizational structure, brought in external talent, and provided leaders with clear authority, accountability, and responsibility.

•  New Company expectations for all employees provide guidance on our expectations in order to create a more consistent culture.

¡   Embrace candor

¡  Do what’s right

¡   Be great at execution

¡  Learn and grow

¡   Champion diversity, equity, and inclusion

¡  Build high-performing teams

•  Our Board and its Human Resources Committee oversee our culture efforts and receive reporting from management on our progress.

•  We are committed to advancing diversity, equity, and inclusion (DE&I) in our workplace and the marketplace, including through specific DE&I actions and commitments.

Focus on our Risk and Control Foundation and Resolving Legacy Issues

Our Board remains focused on overseeing management’s efforts to strengthen the Company’s risk and control foundation.

In consultation with the Board, our CEO, Charles W. Scharf, has set clear priorities for the team and is driving our top priority – to continue strengthening the Company’s risk and control infrastructure and addressing outstanding regulatory matters – with a sense of urgency.

During 2020, the Company announced an enhanced organizational structure to manage risk, including five line of business Chief Risk Officers reporting to the Company’s Chief Risk Officer.

We also have made fundamental changes in our operations through the creation of an integrated operations organization that includes both central and business- and function-aligned control executives to provide a more integrated approach to our business operations.

Four Reportable Operating Segments

In addition to introducing a new organizational model in February 2020 with five principal lines of business, we reorganized our management reporting beginning for the fourth quarter of 2020 to the following four reportable operating segments:

•  Consumer Banking and Lending

•  Commercial Banking

•  Corporate and Investment Banking

•  Wealth and Investment Management

Our core target market is U.S. consumers and businesses of all sizes. We are a trusted advisor and provide core banking services including deposits, capital (private and public access to debt and equity), payments, and investments.

We have the right businesses at Wells Fargo to achieve our goal. We have the products, services, people, and scale to be a leader in each business, and each business has opportunities to serve customers more broadly and improve its own financial profile.

2021 Proxy Statement	i

Our Support of Customers, Employees, and Communities During the COVID-19 Pandemic

Our Board and management have worked tirelessly to support our customers, employees, and communities throughout the COVID-19 pandemic by implementing a broad range of actions and initiatives. The latest information on the Company’s response to COVID-19, including additional information about our support of customers, employees, and communities, is available on our website at https:/stories.wf.com/wp-content/uploads/COVID_outreach_external.pdf.

The COVID-19 pandemic required an unprecedented, coordinated response by the Company to address the health and well-being of both our customers and employees. As part of this effort, Wells Fargo quickly established enhanced management routines to enable cross-enterprise collaboration and rapid decision-making to support our customers and employees, while instituting new safety protocols and managing risk. This effort was led by the Operating Committee (including named executives), who early on met multiple times each day to provide leadership and critical decision-making that enabled the Company to continue to operate effectively and navigate difficult markets.

Our Board of Directors, under the leadership of our new independent Chairman, also met frequently during March and April 2020 to actively oversee the Company’s response.

Wells Fargo was recognized as leading the U.S. financial services industry for COVID-19 safety by research firm Ipsos in September 2020. The following are examples of ways in which we have supported our customers, helped our communities and small businesses, and assisted our employees during the COVID-19 pandemic.

Supporting Our Customers	Helping Our Communities & Small Businesses

•  Kept at least 70% of our branches open while implementing CDC-recommended safety protocols

•  Helped 3.6 million consumer and small business customers by deferring payments and waiving fees

•  Temporarily suspended residential property foreclosures, evictions, and involuntary auto repossessions

•  Voluntarily committed to donate all of the gross processing fees from funding Paycheck Protection Program loans made in 2020 by creating the Open for Business Fund, which provides support to struggling small businesses impacted by COVID-19; of this approximately $420 million commitment, we donated approximately $85 million in 2020 and will continue to donate these funds through 2022

•  During the height of the market volatility caused by the COVID-19 pandemic, Wells Fargo Investment Institute (WFII) hosted daily market volatility calls for clients; overall WFII hosted 44 market volatility calls in the first half of 2020 with more than 150,000 participants

•  $475 million in charitable giving, including the $85 million deployed from our Open for Business Fund (noted to left)

•  Provided 82 million meals to families in need, from a combination of food bank events and a $10 million donation to Feeding America

•  Kept 200,000 individuals housed through our support of rent relief, eviction prevention and other housing initiatives

Assisting Our Employees

•  Made a cash award to approximately 165,000 employees who earn less than $100,000 per year and additional special payments to those working on the front lines

•  Aided more than 23,000 employees via a $25 million grant to the WE Care employee relief fund

•  Granted eligible employees additional days off so they could arrange for child care; more than 22,000 employees utilized enhanced childcare benefits amid the pandemic

•  Enabled approximately 200,000 employees to work remotely across the enterprise, launched 24x7 employee and manager support for COVID-19 case reporting and contact tracing

ii	Wells Fargo & Company

Board Leadership and Composition Highlights

The Board remains focused on continual enhancement of its composition, oversight, and governance practices and on Board succession planning to enable the Board to continue to oversee the Company and its business effectively.

Board Leadership Structure

•	Independent Chairman of the Board with well-defined authority and responsibilities

•	All standing Board committees(1) have new independent chairs since 2017

Board Composition

•	Significant Board refreshment – 10 of our 11 independent director nominees joined the Board since January 2017

•	Enhanced financial services, regulatory, financial reporting, risk management, business operations, and corporate governance skills and experience represented on the Board through the addition of two new independent directors in 2020

•	Continued focus on recruiting directors and adapting the composition of the Board to meet the needs of the Company in the future

Oversight and Governance Practices

•	Engaged a third party in 2020 to facilitate the Board’s comprehensive annual self-evaluation of Board performance and effectiveness

•	Conducted a holistic review of the Board’s standing committee and subcommittee structure, charters, and oversight responsibilities in connection with the Board’s 2020 self-evaluation

•	Made committee structure and oversight responsibility changes that are intended to (1) enhance the risk oversight responsibilities of and reporting provided to the Risk Committee, which oversees all Company-wide risks, and (2) avoid duplication of oversight responsibilities and reporting among the Board’s committees

•	Executed against enhanced Board succession planning processes, including for committee chair roles

•	Contacted institutional investors representing approximately 35% of our common shares and engaged with other stakeholders since our 2020 annual meeting; continued to demonstrate our strong track record of responsiveness and transparency through our engagements and public disclosures

Board Diversity Highlights

While our Board does not have a specific policy on diversity, our Corporate Governance Guidelines and the Governance and Nominating Committee’s charter specify that the Board and Governance and Nominating Committee incorporate a broad view of diversity into its director nomination process. In addition, the Board has a diverse candidate pool for each director search the Board undertakes. The current composition of our Board reflects those efforts and the importance our Board places on diversity of the Board.

2021 Proxy Statement	iii

Our Director Nominees

Charles H. Noski Independent Chairman Retired Vice Chairman and former Chief Financial Officer, Bank of America Corporation Age: 68 Director Since: 2019 Committees: AC*, GNC Other Public Boards: 2

•  Significant financial services experience as a former executive and a director at large financial institutions

•  Substantial leadership and corporate governance experience through service as Chairman of Wells Fargo’s Board of Directors, lead independent director of another public company, and service on corporate boards in various leadership roles for over 20 years

Our Board recommends that you vote FOR each of these director nominees for a one-year term

Steven D. Black Independent	Mark A. Chancy Independent	Celeste A. Clark Independent	Highlights of Qualifications and Experience of our Director Nominees 92% are independent 67% have financial services experience 83% have risk management experience 42% have CEO experience
Co-CEO, Bregal Investments, Inc.; Former Vice Chairman, JPMorgan Chase & Co. Age: 68 Director Since: 2020 Committees: FC Other Public Boards: 1	Retired Vice Chairman and Co-Chief Operating Officer, SunTrust Banks, Inc. Age: 56 Director Since: 2020 Committees: AC, RC Other Public Boards: 1

Principal, Abraham Clark
Consulting, LLC; retired Sr. VP,
Global Public Policy and External
Relations, and Chief Sustainability
Officer, Kellogg Company

Age: 67

Director Since: 2018

Committees: CRC*, GNC

Other Public Boards: 2

Theodore F. Craver, Jr. Independent	Wayne M. Hewett Independent	Maria R. Morris Independent
Retired Chairman, President, and CEO, Edison International Age: 69 Director Since: 2018 Committees: AC, FC* Other Public Boards: 1	Senior Advisor, Permira; Chairman, DiversiTech Corporation and Cambrex Corporation Age: 56 Director Since: 2019 Committees: CRC, HRC, RC Other Public Boards: 2	Retired Executive Vice President and head of Global Employee Benefits business, MetLife, Inc. Age: 58 Director Since: 2018 Committees: HRC, RC* Other Public Boards: 1
Richard B. Payne, Jr. Independent	Juan A. Pujadas Independent	Ronald L. Sargent Independent
Retired Vice Chairman, Wholesale Banking, U.S. Bancorp Age: 73 Director Since: 2019 Committees: RC Other Public Boards: 0	Retired Principal, PricewaterhouseCoopers LLP, and former Vice Chairman, Global Advisory Services, PwC Intl. Age: 59 Director Since: 2017 Committees: FC, RC Other Public Boards: 0	Retired Chairman and CEO, Staples, Inc. Age: 65 Director Since: 2017 Committees: AC, GNC, HRC* Other Public Boards: 2
Charles W. Scharf CEO & President	Suzanne M. Vautrinot Independent
Wells Fargo & Company Age: 55 Director Since: 2019 Committees: None Other Public Boards: 1	President, Kilovolt Consulting Inc.; Major General (retired), U.S. Air Force Age: 61 Director Since: 2015 Committees: CRC, RC Other Public Boards: 3

AC Audit Committee    FC Finance Committee    HRC Human Resources Committee    CRC Corporate Responsibility Committee

GNC Governance and Nominating Committee    RC Risk Committee    * Committee Chair

iv	Wells Fargo & Company

Year Round Investor Engagement Through Board-Led Program

•	Since 2010, we have had an investor engagement program with independent director participation to help us better understand the views of our investors on key corporate governance and other topics.

•

Since our 2020 annual meeting, we contacted institutional investors representing approximately 35% of our outstanding shares and engaged with a significant number of our investors and other stakeholders to provide updates on the Company, discuss governance and other matters, and hear their perspectives.

•

The feedback we receive from our investors and other stakeholders during these meetings helps inform the Company’s and the Board’s decision-making and we have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives.

Shareholder Engagement Topics – Feedback Shared with the Board

•   Board and Company response to the COVID-19 pandemic, including the Company’s support of customers, employees, and communities

•   Company strategy, including expense initiatives

•   Company performance, progress, and transformation

•   Board composition, diversity, and Board experience matrix disclosure

•   Board oversight of risk and diversity & inclusion initiatives

•   Board-level engagement and oversight of management, including changes in the Company’s senior leadership

•   Culture and employee engagement

•   Performance management and executive compensation program, including compensation program changes and metrics

•   ESG disclosures and practices and Corporate Responsibility Committee oversight

•   Virtual meetings and practices, including best practices used by the Company for its 2020 annual meeting

Enhanced Governance Practices, Transparency, and Disclosures

•  On March 8, 2021, Wells Fargo announced a major step in our efforts to support the transition to a low-carbon economy by setting a goal of net-zero greenhouse gas emissions – including our financed emissions – by 2050. To help meet this ambitious goal, Wells Fargo will, among other things, measure and disclose financed emissions for select carbon-intensive portfolios; set interim emission reduction targets; deploy more capital to finance climate innovation; and continue to work with our clients on their own emissions reductions efforts. Wells Fargo also will launch an Institute for Sustainable Finance to manage the deployment of $500 billion of financing to sustainable businesses and projects by 2030.

•  Published Wells Fargo’s inaugural Task Force on Climate-Related Financial Disclosures (TCFD) Report in February 2021, available at https://www.wellsfargo.com/assets/pdf/about/corporate-responsibility/climate-disclosure.pdf

•  Reorganized our management reporting into four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth and Investment Management

•  Published updates on the Company’s progress, including leadership changes, organizational improvements, culture transformation, and our support of customers, in Wells Fargo: Charting a New Future available at https://stories.wf.com/new-future

•  Enhanced our 2020 ESG disclosure (available on the Corporate Responsibility Goals and Reporting page of our website at https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting) to better meet stakeholder expectations, including through publication of:

¡  Corporate Responsibility Highlights, which summarize key ESG progress and activities from 2019

¡  Our 2020 ESG Report, ESG Goals and Performance Data, and GRI/SASB Index which include disclosure on progress toward 2020 goals, 3-year data trends, linkage to GRI and SASB indicators, customer satisfaction, privacy, data security, health and safety, human capital, and EEO-1 percentage information

¡   Our Issue Brief on Climate Change disclosing our support of the principles of the Paris Agreement and actions Wells Fargo is taking to embed sustainability

•  Agreed in August 2020 to publish consolidated EEO-1 gender/race employment data in 2021

* See pages 10-11 for extended timeline

2021 Proxy Statement	v

Our Compensation Principles and Disciplined Performance Assessment Framework

Compensation Principles

Our executive compensation programs are designed and administered in accordance with established compensation principles, each of which is an essential component to driving strong, risk-managed performance.

Consistent with the principles below, incentive compensation is designed to motivate executives to achieve short-, medium-, and long-term performance that generates sustained shareholder value. Both the annual cash bonus and the long-term equity components of incentive compensation awarded are determined based on the prior year’s performance. Long-term equity remains at risk until payment and incentives are subject to forfeiture or recovery under certain conditions.

Pay for Performance

Promote Effective Risk Management

Attract and Retain Talent

Disciplined Performance Assessment Framework

The cornerstone of our Company’s compensation program is the performance assessment, which is guided by our robust performance assessment framework, supported by a process overseen by the HRC, and directly drives the outcome of incentive compensation awarded. Our performance assessment framework evaluates the performance of our named executives on the basis of the following categories:

Company Performance	Reflects a wide range of financial and non-financial metrics, with performance assessed on both an absolute and relative basis

Individual Performance

Reflects execution against strategic deliverables and initiatives, as well as business line results or performance of enterprise function/department depending on the executive’s role

Beginning for 2020, takes into account progress against diversity initiatives

Risk Accountability (Risk Overlay)	Reflects progress on the buildout of our risk and control infrastructure Reflects effectiveness of each named executive in risk management specific to his or her roles and business function

Executive Compensation Supports Business Transformation

The HRC has made significant changes to our executive compensation program over the last few years to reflect the transformation of the Company and its long-term strategic goals. The HRC views executive compensation as instrumental in our ability to drive shareholder value through plans and programs that reinforce shared success, serve to attract the talent needed to effectively develop and execute on our strategic priorities, align the interests of executives with those of shareholders through incentive plans that drive short-, medium-, and long-term value, and to discourage imprudent risk-taking and hold individuals accountable, as appropriate. We believe our executive compensation program and its resulting realizable pay for named executives demonstrates our strong commitment to linking compensation to Company performance and our strategic goals. The HRC will continue to actively monitor this alignment.

vi	Wells Fargo & Company

Executive Compensation Decision Highlights

2020 Company Performance

Our financial performance in 2020 was challenged by both the COVID-19 pandemic and the necessary work to put our substantial legacy issues behind us. The pandemic increased our expenses and reduced revenue as we took actions to protect the safety of both our employees and customers while continuing to carry out the Company’s role as a provider of essential services to our communities. For additional information on significant drivers of our 2020 financial performance, see pages 69-70 of our Compensation Discussion and Analysis in this proxy statement.

The impact of the COVID-19 pandemic on the Company’s financial results resulted in the Company not meeting 2020 threshold goals under the Company’s annual bonus plan (Bonus Plan). The HRC has historically established threshold goals as a factor to be evaluated along with other financial and non-financial performance considerations for the funding and payment of cash bonuses under the Bonus Plan. In addition to a broader population of employees, named executives participated in the Bonus Plan for 2020. After review and consideration of overall Company performance, including financial and non-financial elements, the HRC determined that application of threshold goals was not appropriate for 2020 or a meaningful measure of Company performance. In making that determination, the HRC considered, among other factors:

•	Company financial results for 2020, which were significantly impacted by the effect of the COVID-19 pandemic on economic and market conditions

•

Actions taken by the Company in response to the COVID-19 pandemic to support employees, customers, and communities all while making demonstrable progress on addressing risk, control and regulatory issues

•	The importance in retaining and motivating the executive and broader employee talent needed to advance the Company’s transformation and achieve its other strategic priorities

Compensation is Aligned with Company and Individual Performance

Compensation decisions for the 2020 performance year reflect the impact of the COVID-19 pandemic on our financial performance as well as the necessary work to address our legacy issues:

•	Company performance assessed at 75% of target. In making this assessment, the HRC considered both financial and non-financial factors but did not assign specific weightings to the factors.

•	Company performance reduced named executive total incentive compensation awarded for performance year 2020.

•	Variability in named executive compensation also reflects individual performance and risk outcomes and demonstrates commitment to paying for performance.

2020 Enhancements to Our Compensation Program

To foster and reinforce alignment between the interests of named executives and those of shareholders, the HRC made a number of enhancements to our executive compensation program for 2020, specifically:

•

Changed Performance Share Design. For Performance Shares granted for 2020 performance, the Return on Tangible Common Equity (ROTCE)* metric will be based on absolute performance rather than relative performance, reflecting the ongoing transformation of the Company, which positions the Company differently from its peers. This change focuses our senior leaders on improving the Company’s absolute financial performance, while encouraging long-term decision-making related to building out our risk and control infrastructure, rebuilding trust with customers, and improving our efficiency.

•

Adopted a New Clawback Policy. The new policy significantly strengthens the Company’s ability to hold named executives and certain other employees accountable for misconduct or risk events though forfeiture or recovery of compensation.

•	Adopted a New Stock Ownership Policy. Strengthened stock retention requirements by introducing a minimum ownership level of 6x salary for CEO and 3x salary for other named executives.

*	See page 83 for the definition of ROTCE

2021 Proxy Statement	vii

2020 CEO Compensation

Mr. Scharf’s performance was assessed by the Board based on Company, individual, and risk accountability performance. Company performance reduced Mr. Scharf’s annual cash and long-term equity compensation awarded for performance year 2020. In assessing Mr. Scharf’s individual performance, the Board considered, among other factors, his increased focus on advancing diversity, equity, and inclusion, and his prioritization of progress on regulatory work.

•

For 2020, the Board awarded half of Mr. Scharf’s long-term equity compensation in the form of Performance Shares Awards (PSAs) and the other half in Restricted Share Rights (RSRs). Last year, Mr. Scharf received all of his long-term equity compensation in Performance Shares as provided under his offer letter. The HRC believes that a mix of performance-based and time-vested equity is consistent with Labor Market Peer Group practices, appropriately balances driving long-term Company performance, and serves as an appropriate retention vehicle. Equity awards granted to Mr. Scharf and other named executives for 2020 performance remain at risk until payment, with the HRC having discretion to forfeit all or a portion of the awards based on its assessment of risk outcomes as they emerge over time.

•	Mr. Scharf’s total variable compensation was $17.84 million, 87% of his target compensation of $20.5 million and down 13% from 2019.

2020 CEO Compensation – Charles W. Scharf

Based on Mr. Scharf’s performance, the Board awarded him total direct compensation of $20.34 million, composed of the following:

•  $2.50 million in base salary, and

•  $17.84 million in variable compensation (which reflects 87% of target: $20.50 million), split as follows:

¡  $4.35 million in a cash bonus (target: $5.00 million)

¡  $13.49 million in long-term equity (target: $15.50 million)

2020 Performance Year Compensation Table

The following table provides our named executives’ total direct compensation for performance year 2020 in the form of base salary (annualized rate), cash bonus, long-term equity compensation (awarded in January 2021), and target total direct compensation. Michael P. Santomassimo and Lester J. Owens, who joined the Company in the second half of 2020, were guaranteed their total compensation, for 2020 only, under the terms of their offer letters.

•

Total annual incentives for Mr. Santomassimo were determined pursuant to his offer letter, which provides for an incentive award level of $9.25 million (100% of his target) with a minimum amount provided for 2020 only.

•

Total annual incentives for Mr. Owens were determined pursuant to his offer letter, which provides for an incentive award level of $4.70 million (100% of his target) with a minimum amount provided for 2020 only.

Named Executive and Position	Base Salary Rate	2020 Pay-for-Performance Outcome
		Cash Bonus	PSAs	RSRs	Total Compensation	Target Total Compensation

Charles W. Scharf CEO and President	2,500,000	4,350,000	6,742,500	6,742,500	20,335,000	23,000,000

Michael P. Santomassimo Senior EVP, Chief Financial Officer	1,750,000	1,750,000	3,750,000	3,750,000	11,000,000	11,000,000

John R. Shrewsberry Senior EVP and Former Chief Financial Officer	2,000,000	1,282,563	2,965,750	2,965,750	9,214,063	13,250,000

Mary T. Mack Senior EVP, CEO of Consumer & Small Business Banking	1,750,000	1,672,250	2,324,500	2,324,500	8,071,250	10,750,000

Lester J. Owens Senior EVP, Head of Operations	1,500,000	1,500,000	1,600,000	1,600,000	6,200,000	6,200,000

Scott E. Powell Senior EVP, Chief Operating Officer	1,750,000	1,771,925	2,784,350	2,784,350	9,090,625	9,000,000

viii	Wells Fargo & Company

Compensation Best Practices

Based on effective program design and best practices that reinforce our pay-for-performance compensation philosophy and promote effective risk management, our executive compensation is aligned with Company performance and the long-term interests of our shareholders.

Strong and Independent Board Oversight	Independent Board oversight through the HRC of the Company’s culture, human capital management, ethics and conflicts of interest program, performance management and compensation programs, and annual pay equity reviews

Strong Tie to Performance

Pay-for-performance compensation philosophy and approach consistent with compensation philosophy approved by the HRC

Overall performance evaluated through a robust performance management program, including assessment of Company, individual, and risk accountability performance

Overall executive compensation design and structure is variable and “at-risk” and covers annual and multi-year performance-based vesting periods and is contingent on longer-term financial performance and risk assessments

Beginning for Performance Shares granted for 2020 performance, use of absolute performance metric for PSAs focuses our senior leaders on improving the Company’s financial performance and aligns with shareholder interests

Focus on Risk Management and Risk Outcomes	How an executive officer leads and manages risk can reduce or eliminate annual cash or long-term equity compensation for outcomes that are inconsistent with the HRC’s expectations

Enhanced Stock Ownership Policy	A Stock Ownership Policy that includes a minimum ownership requirement of 6x base salary for the CEO and 3x base salary for other NEOs. Named executives are required to hold 75% of vested shares until such minimum is achieved, and 50% thereafter, while employed by the Company and for one year after retirement

New Clawback and Forfeiture Policy	A Clawback and Forfeiture Policy that allows for forfeiture of compensation without a financial restatement, including the reduction or forfeiture of equity awards if the Company or the executive’s business group suffers a material failure of risk management

Dividend Policy	No cash dividends on unearned RSRs or PSAs

No Repricing	No repricing of stock options without shareholder approval

No Pledging	No pledging of Company securities by directors or executive officers under the Board’s Corporate Governance Guidelines

No Hedging	No hedging of Company securities by directors, executive officers, or other employees under our Code of Ethics and Business Conduct

No Employment Contracts	No executive employment, severance, or change in control agreements

No Gross-Ups	No tax gross-ups for named executives

No Additional Service Credit in Pension Plans	No additional retirement benefits or additional years of credited service other than investment or interest credits provided under applicable pension plans since July 1, 2009

Limited Perquisites	Limited perquisites for executive officers

Leading Independent Compensation Consultant Advice	The HRC has engaged a leading independent compensation consultant to advise it in determining executive compensation and evaluating program design and structure

2021 Proxy Statement	ix

Proxy Statement

Your vote is important! You may vote if you owned shares of our common stock at the close of business on February 26, 2021, the record date for notice of and voting at our annual meeting. Information about the virtual annual meeting, attending the annual meeting, and voting your shares appears under the Voting and Other
Meeting Information section on page 123 of this proxy statement.
The proxy materials were first made available to our shareholders beginning on March 16, 2021.

2021 Annual Meeting
of Shareholders

Date & Time

Tuesday, April 27, 2021

10:00 a.m., EDT

Virtual Meeting Access

www.virtualshareholdermeeting.com/
WFC2021

Record Date

February 26, 2021

Mailing Date

March 16, 2021

You should read the entire proxy statement carefully before voting. We also encourage you to read our 2020 annual report accompanying this proxy statement, including the letter from our CEO contained in that report.

In the interest of the health and safety of our shareholders, employees, and communities and in light of the ongoing COVID-19 pandemic, the meeting will be held in a virtual-only format. A list of our shareholders of record will be made available to shareholders during the meeting at: www.virtualshareholdermeeting.com/WFC2021.

Voting Matters

Items for Vote		Board Recommendation

Management Proposals

1	Elect 12 directors	For all nominees

2	Advisory resolution to approve executive compensation (Say on Pay)	For

3	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021	For

Shareholder Proposals

4-7	Vote on four shareholder proposals, if properly presented at the meeting and not previously withdrawn	Against

Attending the Virtual Annual Meeting

To attend as a shareholder, including to vote and ask questions during the meeting, you must log into the meeting using the valid control number printed on your proxy materials. Guests also are welcome to log in to listen to the meeting.

Please visit our Investor Relations page on www.wellsfargo.com several days before the annual meeting for additional information.

Each shareholder’s vote is important

We encourage you to vote your shares prior to the annual meeting. Please submit your vote and proxy over the internet, using your mobile device, or by telephone, or complete, sign, date, and return your proxy or voting instruction form.

You also may vote during the annual meeting by logging into the annual meeting with your control number and following the instructions.

2021 Proxy Statement	1

Leadership, Strategy, and Business

Leadership

Our Board has focused on ensuring that Wells Fargo has the right leadership in place and overseeing management’s efforts to strengthen the Company’s risk and control foundation. Under Charlie Scharf’s leadership, the Company has transformed the management team by elevating strong internal talent while bringing in people with the experience and skills necessary for our success.

Charles W. Scharf, Chief Executive Officer

New to the Company since October 2019. During 2020, the Company also announced an enhanced organizational structure to manage risk across the Company, including five line of business Chief Risk Officers reporting to the Company’s Chief Risk Officer, and the hiring of a new Chief Compliance Officer and Chief Operational Risk Officer.

Appointed to new line of business leader role in 2020.

2	Wells Fargo & Company

Leadership, Strategy, and Business

Strategy

As part of our strategic plan, we are focused on building our foundation based on the following strategic pillars.

Risk and Control Culture	• We are focused on building and implementing an effective risk and control infrastructure across our Company

Operational Excellence and Strong Management Team	• We have set clear priorities for our management team and our employees • We are focused on consistent, effective, and efficient execution as a core discipline

Customer Centric Culture and Conduct	• Doing what is right for customers must be at the center of everything we do • We have set clear expectations for our team that we must do what’s right

Technology and Innovation	• As our foundational work progresses, in parallel we are focused on building technology and digital solutions that will power our businesses over the longer term

Financial Strength

•  We are focused on ensuring the safety and soundness of the Company

•  Our financial performance in 2020 was challenged by both the COVID-19 pandemic and the necessary work to put our substantial legacy issues behind us

•  Despite the challenging environment, the strength of our balance sheet was evident throughout the year. Our capital and liquidity levels remained well above regulatory minimums and the results of the two Federal Reserve stress tests confirmed our strong capital position

At the same time, we are building on our stated strategy by reviewing our businesses, exiting activities that are noncore and focusing our efforts on building our core, scaled businesses and capitalizing on the power of an integrated Wells Fargo.

Business

Wells Fargo & Company is a leading financial services company that has approximately $1.9 trillion in assets and proudly serves one in three U.S. households and more than 10% of all middle market companies in the U.S. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending; Commercial Banking; Corporate and Investment Banking; and Wealth and Investment Management. Wells Fargo ranked No. 30 on Fortune’s 2020 rankings of America’s largest corporations. We ranked fourth in both assets and in the market value of our common stock among all U.S. banks at December 31, 2020.

Strengths of our business include:

•	Scale across all our core businesses

•	Breadth of product offering

•	Distribution, including through more than 5,000 branches in 36 states

•	Diversification by customer, product, and geography within the U.S.

•	Capacity to invest in technology, digital, marketing, and talent

•	Strong brand presence

2021 Proxy Statement	3

Corporate Governance

Corporate Governance Framework and Documents

Our Board is committed to sound and effective corporate governance principles and practices, and has adopted Corporate Governance Guidelines to provide the framework for the governance of our Board and our Company. These Guidelines address, among other matters, the role of our Board, Board membership criteria, director retirement and resignation policies, our Director Independence Standards, information about the committees and other policies and procedures of our Board, including the majority vote standard for directors, management succession planning, our Board’s leadership structure, and director compensation. Our Board reviews its Corporate Governance Guidelines annually as part of its Board self-evaluation process.

Our Corporate Governance Framework

The following are fundamental aspects of our Board’s governance framework:

Board Oversight of Strategic Plan, Risk Tolerance, and Financial Performance

•  Reviewing, monitoring and, where appropriate, approving the Company’s strategic plan, risk tolerance, risk management framework, and financial performance, including reviewing and monitoring whether the strategic plan and risk appetite are clear and aligned and include a long-term perspective on risks and rewards that is consistent with the capacity of the Company’s risk management framework

Board Composition, Governance Structure, and Practices

•  Maintaining a Board composition, governance structure, and practices that support the Company’s risk profile, risk tolerance, and strategic plan, including having directors with diverse skills, knowledge, experience, and perspectives, and engaging in an annual self-evaluation process of the Board and its committees

CEO and Other Senior Management Succession Planning and Performance

•  Selecting, and engaging in succession planning for, the Company’s CEO and, as appropriate, other members of senior management

•  Monitoring and evaluating the performance of senior management, and holding senior management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management and control framework

•  Monitoring and evaluating the alignment of the compensation of senior management with the Company’s compensation principles

Board Oversight of Independent Risk Management and Integrity and Reputation

•  Supporting the stature and independence of the Company’s Independent Risk Management (including compliance), Legal, and Internal Audit functions

•  Reinforcing a culture of ethics, compliance, and risk management, and overseeing the processes adopted by senior management for maintaining the integrity and reputation of the Company

Board Reporting and Accountability

•  Working in consultation with management in setting the Board and committee meeting agendas and schedules

•  Managing and evaluating the information flow to the Board to facilitate the Board’s ability to make sound, well-informed decisions by taking into account risk and opportunities and to facilitate its oversight of senior management

4	Wells Fargo & Company

Corporate Governance

Our Corporate Governance Documents

Information about our Board’s and our Company’s corporate governance, including the following corporate governance documents, is available on our website at https://www.wellsfargo.com/about/corporate/governance:

•	The Board’s Corporate Governance Guidelines, including its Director Independence Standards

•	Our Code of Ethics and Business Conduct applicable to our employees, including our executive officers, and directors

•

Charters for each of the Board’s standing committees, including the Audit Committee, Corporate Responsibility Committee, the Finance Committee, the Governance and Nominating Committee, the Human Resources Committee, and the Risk Committee

•	An overview of our Board Communication Policy, which describes how shareholders and other interested parties can communicate with the Board

•	Our By-Laws, which require that the Chairman of our Board be independent

Comprehensive Annual Evaluation of Board Effectiveness

Each year, our Board conducts a comprehensive self-evaluation in order to assess its own effectiveness, review our governance practices, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of its director nomination process and succession planning.

The Governance and Nominating Committee (GNC), in consultation with our independent Chairman, reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation process. As provided in its charter, each of our Board’s standing committees also conducts a separate self-evaluation process annually. Our Board’s and each committee’s self-evaluation includes a review of the Corporate Governance Guidelines and its committee charter, respectively, to consider any proposed changes.

The GNC has continued to enhance the form and scope of the Board’s self-evaluation process based on director feedback, best practices, experience, and regulatory expectations.

The GNC reviews best practices annually relating to Board and committee self-evaluation processes and makes changes to the form and scope of its evaluation so that the process continues to provide the Board an effective mechanism to evaluate the Board’s performance and effectiveness and make changes the Board determines are necessary and appropriate.

The GNC considers each year whether to engage a third-party to assist the Board in conducting its self-evaluation. The Board previously engaged a third party to facilitate its annual self-evaluation in each of 2018 and 2017. During 2020, the GNC and the Board decided to engage Simpson Thacher & Bartlett LLP to facilitate the Board’s and each committee’s 2020 self-evaluations. The process included individual interviews with each of the directors as part of the self-evaluation process and discussions of the results of the Board and committee self-evaluations in executive session with both the GNC and the Board.

Enhancements to Board Self-Evaluation Process

The following are some of the enhancements made to the self-evaluation process over the last few years:

•	Periodic engagement of third party to facilitate Board and committee annual self-evaluations

•	Evaluation of the individual contributions of directors to the Board and its committees

•	Coordinated review and assessment by the full Board of the results of both the Board’s and each committee’s and subcommittee’s self-evaluations

•	Review of progress made in implementing changes made based on feedback provided in connection with the Board’s prior year self-evaluation

2021 Proxy Statement	5

Corporate Governance

Ongoing Enhancements Based on Self-Evaluation Results

We continue to make changes and enhancements based on feedback from the Board and committee self-evaluations, including the following:

•	Continuing to focus on recruiting directors with the skills and experience identified by the Board as desirable in light of the needs of the Company, its strategy, and risk profile, the importance of Board diversity, and ongoing enhancement of Board succession planning processes

•	Prioritizing Board and committee meeting agendas in order to allow sufficient time for discussion of our business, strategy, regulatory matters, and key issues and risks;

•	Ongoing improvement of the focus and quality of management reports to the Board and committees, including risk reports, in order to streamline meeting materials and highlight the most important information;

•	Enhancing new director orientation and director training, including training on compliance topics; and

•	Continuing to assess and enhance the tools and processes that the Governance and Nominating Committee and the Board use, including to evaluate Board and committee composition and structure.

Board Self-Evaluation Process – How Candid Feedback is Obtained

The following chart reflects the key components of the Board’s annual self-evaluation process. Additional information on the topics covered in the scope of the evaluation is included below.

6	Wells Fargo & Company

Corporate Governance

Topics Covered in the Scope of the Board Self-Evaluation

In 2020, the Board self-evaluation included an assessment of the following topics, among others:

Board Performance and Effectiveness

Evaluation of the Board’s efforts with respect to the following responsibilities:

•  Setting clear, aligned, and consistent direction regarding strategy and risk tolerance

•  Actively managing information flow and Board discussions

•  Holding senior management accountable

•  Supporting the independence and stature of Independent Risk Management (including compliance and operational risk) and Internal Audit

•  Maintaining a capable board composition and governance structure

Evaluation of Board performance relating to the following:

•  Board performance as a team, including active engagement of management, challenging management when appropriate, and the quality of the Board decision-making process

•  Contributions of individual directors to the work of the Board and its committees

•  Quality and candor of Board discussions and deliberations, including encouragement of diverse views

•  Quality of committee reports to the full Board

Board Composition, Structure, and Meetings

•  Board size and mix of skills, knowledge, experience, perspectives, tenure, background, and diversity among directors, including in light of any changes in the Company’s strategy, risk profile, and risk appetite

•  Criteria for selecting new Board members, including those skills, experiences, and backgrounds that should be prioritized

•  Committee structure, including number, roles, and responsibilities

•  Frequency and quality of Board meetings and executive sessions of independent directors

•  Board agenda planning, including agenda content, organization, and time allocation

Management Interactions and Board and Committee Materials

•  Quality, level of detail, timeliness, and usefulness of Board materials and management reporting

•  Access to management, including members of independent risk management, and quality and effectiveness of those interactions

•  Responsiveness of senior management and other staff to Board feedback

•  Escalations from management and opportunities for enhancing Board practices of addressing escalated matters

•  Level and performance of staff and related support for Board meetings and functions

Effectiveness of Risk Management, including Compliance and Operational Risk Management

•  Communications with management related to the Company’s risk tolerance, risk management, and controls

•  Board oversight of independent risk management (including compliance and operational risk) and front line control functions

•  Quality of reports to the Board relating to risk management

Tone at the Top	• Board’s role in establishing the tone at the top • Level of consistency of the tone throughout all levels of the organization

2021 Proxy Statement	7

Corporate Governance

Key Board Responsibilities

•  Communication with the CEO

•  Knowledge of the Company

•  Board’s role in determining and monitoring Company strategy, including the process, format, and materials for the Board’s strategy sessions

•  Board evaluation of the CEO and management, including compensation, and management succession planning

•  Effectiveness of the Board’s self-evaluation process

•  Board refreshment and Board succession planning

•  Board member’s knowledge of and access to information regarding industry, regulatory, and economic trends

Board Leadership Structure	• Board leadership structure • Performance and leadership provided by the independent Chairman
Individual Director’s Views and Preferences	• Individual director’s views on his or her current role on the Board
Training and Orientation

•  Form of director training and effectiveness of past training sessions and programs

•  Specific areas in which the Board and committees would benefit from additional training or education

•  Quality of the orientation program for new Board and committee members

Access to Third-Party Advisors	• Board access to third-party advisors and consultants
Governance and best practices	• Governance practices, including review of the Board’s Corporate Governance Guidelines • Best practices for boards generally, including based on director observations in other board contexts

8	Wells Fargo & Company

Corporate Governance

Our Investor Engagement Program

As part of our commitment to effective corporate governance practices, since 2010 we have had an investor outreach program with independent director participation to help us better understand the views of our investors on key corporate governance topics. In addition to engagement with our largest institutional investors, we have enhanced our engagement efforts with additional investors and stakeholders to hear their perspectives. The constructive and candid feedback we receive from our investors and other stakeholders during these meetings is important and helps us inform our priorities, assess our progress, and enhance our corporate governance practices and disclosures each year. The following chart highlights our investor engagement program and process for considering the feedback we receive.

Board-led Engagement Program

•  Independent director participation since 2010

•  Since our 2020 annual meeting, we contacted institutional investors representing approximately 35% of our outstanding shares

•  We held engagement meetings and calls with a significant number of our investors and other stakeholders to provide updates on the Company, discuss governance and other matters, and hear their perspectives

•  The feedback we receive from investors and other stakeholders during these meetings helps inform the Company’s and the Board’s decision-making and we have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives.

•  Our Corporate Responsibility Committee Chair and our CEO participate in meetings with our external Stakeholder Advisory Council

Year-Round Engagement Process

•  Our engagement occurs year round

•  Active outreach to institutional investors during the year as well as engagement meetings with investors and other stakeholders at their request to understand their priorities and concerns in the areas of corporate governance, executive compensation, sustainability and corporate responsibility, and other matters

•  Continual review of our governance practices and framework in light of best practices, recent developments, and regulatory expectations

•  Provide institutional investors with courtesy copies of periodic updates, including news of significant corporate governance and Board changes, as part of our ongoing engagement process

•  Coordinated engagement efforts with Investor Relations and our Public Affairs function, which includes Social Impact and Sustainability

Reporting and Evaluation of Investor Feedback

•  Feedback from investor and other stakeholder engagement is summarized and shared with:

¡   the full Board

¡    the Board’s Governance and Nominating Committee, Human Resources Committee, and Corporate Responsibility Committee

¡    senior management

•  Our Board conducts a comprehensive annual self-evaluation, which includes consideration of investor and other stakeholder feedback on various matters such as our annual say-on-pay vote, other annual meeting voting results, and investor and stakeholder sentiment on various other matters

•  Our Board reviews our governance practices annually, and more frequently when appropriate, and uses investor and other stakeholder feedback to identify areas for potential enhancements to our policies, practices, and disclosures

Topics Discussed Since 2020 Annual Meeting

•  Board and Company response to the COVID-19 pandemic, including the Company’s support of customers, employees, and communities

•  Company strategy, including expense initiatives

•  Company performance, progress, and transformation

•  Board composition, diversity, and Board experience matrix disclosure

•  Board oversight of risk and diversity & inclusion initiatives

•  Board-level engagement and oversight of management, including changes in the Company’s senior leadership

•  Culture and employee engagement

•  Performance management and executive compensation program, including compensation program changes and metrics

•  ESG disclosures and practices, including the Corporate Responsibility Committee’s oversight

•  Virtual meetings and practices, including best practices used by the Company for its 2020 annual meeting

2021 Proxy Statement	9

Corporate Governance

Demonstrated Track Record of Responsiveness to Investors and Other Stakeholders

Our Board and our Company value and consider the feedback we receive from our investors and other stakeholders and have consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives.

Enhanced Governance Practices, Transparency, and Disclosures

•  On March 8, 2021, Wells Fargo announced a major step in our efforts to support the transition to a low-carbon economy by setting a goal of net-zero greenhouse gas emissions – including our financed emissions – by 2050. To help meet this ambitious goal, Wells Fargo will measure and disclose financed emissions for select carbon-intensive portfolios; set interim emission reduction targets; deploy more capital to finance climate innovation; and continue to work with our clients on their own emissions reductions efforts. Wells Fargo also will launch an Institute for Sustainable Finance to manage the deployment of $500 billion of financing to sustainable businesses and projects by 2030.

•  Published Wells Fargo’s inaugural TCFD Report in February 2021, available at https://www.wellsfargo.com/assets/pdf/about/corporate-responsibility/climate-disclosure.pdf

•  Reorganized our management reporting into four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth and Investment Management

•  Enhanced the financial services, regulatory, financial reporting, risk management, business operations, and corporate governance experience on the Board through the election of two new independent directors (Steven D. Black and Mark A. Chancy) during 2020

•  All of the Board’s standing committees have new committee chairs since January 2017

•  Published an update on the Company’s response to COVID-19, including through support of our customers, employees, and communities, available at https://stories.wf.com/wp-content/uploads/COVID_outreach_external.pdf)

•  Published updates on the Company’s progress, including leadership changes, organizational improvements, culture transformation, and our support of customers, in Wells Fargo: Charting a New Future available at https://stories.wf.com/new-future

•  Enhanced our 2020 ESG disclosure (available on the Corporate Responsibility Goals and Reporting page of our website at https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting) to better meet stakeholder expectations, including through publication of:

¡  Corporate Responsibility Highlights, which summarize key ESG progress and activities from 2019

¡  Our 2020 ESG Report, ESG Goals and Performance Data, and GRI/SASB Index which include disclosure on progress toward 2020 goals, 3-year data trends, linkage to GRI and SASB indicators, customer satisfaction, privacy, data security, health and safety, human capital, and EEO-1 percentage information

¡  Our Issue Brief on Climate Change disclosing our support of the principles of the Paris Agreement and actions Wells Fargo is taking to embed sustainability

•  Agreed in August 2020 to publish consolidated EEO-1 gender/race employment data in 2021

•  Continued to enhance our performance management and executive compensation programs, including through:

¡  Redesigning our Stock Ownership Policy, including to introduce a minimum threshold ownership level for executives

¡  Adopting a more comprehensive Clawback & Forfeiture Policy

¡  Incorporating the consideration of progress relating to diversity, equity & inclusion initiatives into performance objectives for our executives that are taken into consideration in connection with year-end compensation decisions.

•  Announced changes to our business organizational structure through the formation of five principal lines of business to enable the Company to more effectively pursue our goals and take advantage of opportunities

•  Disclosed that Wells Fargo will not require mandatory arbitration for future sexual harassment claims, available at: https://stories.wf.com/zero-tolerance-sexual-harassment

10	Wells Fargo & Company

Corporate Governance

•  Became a signatory to the Business Roundtable’s Statement on the Purpose of a Corporation

•  Enhanced the financial services, regulatory, financial reporting, and business operations experience on the Board through the election of three new independent directors during 2019

•  Continued implementation of risk management framework, including enhanced reporting, management- level governance committee structure, and escalation processes in support of the Board’s risk oversight

•  Published our Business Standards Report, which addresses actions our Company has taken — and continues to take — to improve our culture, make things right for customers who were harmed, reconstitute our organizational structure, and strengthen risk management and controls

•  Enhanced Board experience matrix disclosure to include diversity information self-identified by Board members

•  Increased disclosure about our human capital management and performance management program and compensation practices, including efforts and metrics to promote diversity and inclusion in our workforce

•  Launched our external Stakeholder Advisory Council to provide feedback on current and emerging issues

•  Adopted an overboarding policy applicable to the Company’s directors which limits the number of boards on which our directors may serve to a total of 4 public company boards (total of 3 for public company CEOs), unless the GNC determines that such other board service would not impair the director’s service to the Company

•  Provided increased disclosure on our commitment to gender and racial/ethnic pay equity, our annual pay equity analysis, and oversight of our pay equity reviews by the Human Resources Committee

•  Enhanced existing shareholder right to call a special meeting by reducing required ownership threshold from 25% to 20% of outstanding shares

2021 Proxy Statement	11

Corporate Governance

Strong Independent Board Leadership

Our Board Leadership Structure

Wells Fargo has had an independent Chairman separate from the CEO role since 2016. The Board also amended our Company’s By-Laws and its Corporate Governance Guidelines in 2016, taking into account feedback from our investors, to require that the Chairman of the Board be independent. The Board has adopted, and annually reviews and approves, well-defined authority and responsibilities of the independent Chairman as reflected in the chart below.

The Board elected Charles H. Noski as our independent Chairman effective March 8, 2020. In addition to an independent Chairman, our Board has a significant majority of independent directors (11 of the 12 director nominees are independent under the Director Independence Standards) and independent Board committees.

Annual Independent Chairman Selection

Our Board’s Governance and Nominating Committee is responsible for periodically evaluating our Board’s leadership structure and, based on the recommendation of the GNC, our Board selects the Chairman of the Board annually. Our Board believes that our current Board leadership structure with an independent Chairman, with clearly defined authority and responsibilities shown in the chart below, provides strong independent leadership and oversight for our Company and our Board. As independent Chairman, Mr. Noski can focus on governance of our Board, including Board composition and the recruitment of new directors, Board meeting schedule and agenda setting, Board committee succession planning, Board committee responsibilities, the information flow and management reporting to the Board, and investor engagement and outreach on governance matters. As CEO, Mr. Scharf can focus his attention on our business and strategy, including the risk, regulatory, and control work we have to do.

Area of Responsibility	Authority and Responsibilities of Independent Board Chairman
Board Effectiveness	• Promoting the efficient and effective functioning of the Board
Board Agendas and Information

•  Approving Board meeting agendas and schedules

•  Working with committee chairs to have coordinated coverage of Board responsibilities

•  Facilitating communication between the Board and senior management, including advising the CEO and other members of senior management of the Board’s informational needs and approving the types and forms of information sent to the Board

Board Meetings and Executive Sessions	• Presiding at meetings and executive sessions of the Board • Calling and chairing special meetings of the Board and executive sessions or meetings of non-management or independent directors
Board Communications and External Stakeholders

•  Serving as the principal liaison among the independent directors, and between the independent directors and the CEO and other members of senior management

•  Facilitating effective communication between the Board and shareholders

•  Facilitating the Board’s review and consideration of shareholder proposals

•  Serving as an additional point of contact for the Company’s primary regulators

•  Presiding over each meeting of shareholders

Board Composition and Membership

•  Evaluating potential Board candidates and making director candidate recommendations to the GNC

•  Advising on the membership of Board committees and the selection of committee chairs

•  Working with committee chairs to oversee coordinated coverage of Board responsibilities

12	Wells Fargo & Company

Corporate Governance

Area of Responsibility	Authority and Responsibilities of Independent Board Chairman
Advisory Role	• Serving as an advisor to the CEO
CEO Performance Evaluation	• Participating, along with other directors, in the performance evaluation of the CEO
Ethics and Culture	• Setting the ethical tone for the Board and reinforcing a strong ethical culture
Company Strategy

•  Leading the Board’s review of the Company’s strategic initiatives and plans and discussing the implementation of those initiatives and plans with the CEO

•  Reinforcing the expectation for all Board members to stay informed about the strategy and performance of the Company

External Advisors	• Recommending the retention of advisors or consultants who report directly to the Board

Although the CEO’s performance evaluation is led by the HRC chair, the Chairman of our Board also has an important role in the evaluation, which is a multi-step process involving, among other things, individual director feedback and Board discussions regarding the CEO’s performance and discussions with the CEO regarding his assessment of his own performance. Our independent Chairman participates, along with other directors, in the CEO performance evaluation and in the Board’s review of management succession and development plans. His participation in those processes help him evaluate the most effective Board leadership structure for our Company. In addition, our independent Chairman’s and other independent directors’ participation in our Company’s investor engagement program, engagement with our regulators, as well as facilitation of our Board’s review and consideration of shareholder proposals provide valuable insight into the views of our investors and other stakeholders regarding our Company’s corporate governance practices, including its Board leadership structure. Our Board believes that these and the other activities of the independent Chairman serve to enhance the independent leadership and oversight of our Board.

2021 Proxy Statement	13

Corporate Governance

Management Succession Planning and Development

A primary responsibility of our Board is identifying and developing executive talent at our Company, particularly the CEO and other senior leaders of our Company. The Board has assigned to the HRC, as set forth in its charter, the responsibility to oversee the Company’s talent management and succession planning process, including CEO evaluation and succession planning. The Board’s Corporate Governance Guidelines require that the CEO and management annually report to the HRC and the Board on succession planning (including plans in the event of an emergency) and management development. The Corporate Governance Guidelines also require that the CEO and management provide the HRC and Board with an assessment of persons considered potential successors to certain senior management positions at least once each year.

The Board engages in an annual succession planning process through which it identifies potential management successors. In addition, in light of the COVID-19 pandemic, the HRC and the Board conducted emergency succession planning for the CEO and other key executive roles in March 2020 and has continued to assess those emergency succession plans as part of ongoing succession planning processes. Beginning in 2021, our talent review process for senior management roles will include diverse talent reviews for business and enterprise function groups across the Company.

As part of talent and succession planning, the Board uses defined attributes for the qualities the Board seeks in the CEO of the Company and other senior leaders. The HRC and the Board annually assess and update, as appropriate, those attributes as part of our succession planning process.

14	Wells Fargo & Company

Corporate Governance

Board Composition

Board Succession Planning

Over the past few years, our Board’s succession planning has focused on the composition of our Board and its committees, upcoming retirements under our director retirement policy, succession plans for committee chairs and committee members, our commitment to Board diversity, and recruiting strategies for adding new directors, including with banking and financial services experience. In its succession planning, the GNC and our Board consider the results of our Board’s annual self-evaluation, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees at the time in light of the Company’s strategy, risk appetite, and risk profile.

Board Succession Planning Framework

Our Board conducts formal succession planning annually and has adopted a Board Succession Planning Framework to assist the Board in its annual succession planning. That framework provides for consideration of succession planning for the Board as well as succession planning for the independent Chairman and Board committee chairs to enable the Board to maintain a composition and structure aligned to the Company’s needs at the time. As part of succession planning framework, the Board considers how current and evolving risks may create needs for particular qualifications and experience on the Board and its committees, including relevant banking, bank regulatory, and financial services experience. The GNC and the Board use various tools for succession planning, including to review upcoming director retirements under the Board’s director retirement policy, individual director tenure, average director tenure, and the tenure of each director’s service on Board committees and in committee chair roles.

Director Tenure and Retirement Age Policies

•  The Board’s Corporate Governance Guidelines reflect its recognition of the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board.

•  The Board values the contributions of both newer perspectives as well as directors who have developed extensive experience and insight into the Company, and as a result does not believe arbitrary term limits are appropriate.

•  The Board believes that directors should not have an expectation of being renominated annually and that the Board’s annual self-evaluation is a key component of its director nomination process.

•  In connection with the Board’s annual self-evaluation and director nomination processes, the Board considers at least annually upcoming retirements under its director retirement policies, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the diverse skills, knowledge, experience, and perspectives of directors, each individual director’s performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate.

•  Our Board established the retirement age of 72 for directors with the understanding that directors may not necessarily serve until their retirement age. Our Board’s retirement age policy is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience, and backgrounds and provide for an orderly transition of leadership on our Board and its committees.

2021 Proxy Statement	15

Corporate Governance

Overall Board Composition and Size

The Board’s current composition has resulted from a thoughtful process informed by the Board’s own evaluation of its composition and effectiveness and feedback received from the Company’s engagement with shareholders and other stakeholders. As part of Board succession planning, the Board seeks to add new directors that complement the overall skills and capabilities of the Board. The Board has nominated 12 director nominees for election at the 2021 annual meeting and set the size of the Board at 12 directors. As part of Board succession planning, the size of the Board may fluctuate over time.

Board Qualifications and Experience

Minimum Qualifications

Our Board has identified the following minimum qualifications for its directors:

Character and Integrity Must be an individual of the highest character and integrity

CEO / Leadership Experience

Demonstrated breadth and depth of management and/or leadership experience preferably in a senior leadership role, in a large or recognized organization or governmental entity

Financial Literacy or Other Relevant Professional or Business Experience Financial literacy or other professional or business experience relevant to an understanding of our Company and its business
Independence and Constructive Collegiality Must have a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment

Our Board believes that CEO or other senior management and/or leadership experience provides our directors with substantial experience relevant to serving as a director of our Company, including in many of the areas discussed below that our Board views as important when evaluating director nominees. Our Board believes that each of our nominees satisfies our director qualification standards and during the course of their business and professional careers as a chief executive officer or other senior leader has acquired extensive executive management experience in these and other areas.

16	Wells Fargo & Company

Corporate Governance

Additional Qualifications and Experience Identified by Our Board as Important to Our Business and Strategy

The GNC and our Board desire that the Board as a whole has an appropriate balance of skills, knowledge, experience, viewpoints, and perspectives that are relevant to our business and strategy. In addition to the minimum qualifications required for Board services under the Board’s Corporate Governance Guidelines, the following are additional qualifications and experience that the Board has previously identified through its annual self-evaluation process as desirable in light of Wells Fargo’s business, strategy, risk profile, and risk appetite.

Categories of Additional Qualifications/Experience Identified Based on Relevance to Wells Fargo

Financial Services Industry Experience in one or more of the Company’s specific financial services areas	Corporate Governance Experience or expertise in corporate governance matters, including through service as the executive or independent chair or lead director of a board of directors

Accounting, Financial Reporting Experience as an accountant or auditor at a large accounting firm, chief financial officer, or other relevant experience in accounting and financial reporting

Management Succession Planning

Experience or expertise in CEO and senior management succession planning, including through service as a current or former chief executive officer or president of a large organization

Risk Management Experience managing risks in a large organization, including specific types of risk (e.g., financial, cyber) or risks facing large financial institutions	Environmental, Social, and Governance (ESG) Experience in ESG matters, including as part of a business and managing corporate, environmental, and social responsibility issues as business imperatives

Human Capital Management

Experience or expertise through a human resources leadership role in the management and development of human capital, including management of a large retail workforce, compensation, culture and other human capital issues

Community Affairs Experience in community affairs matters, including as part of a business and managing community relations and/or relationships with communities and other stakeholders

Strategic Planning, Business Development, Business Operations Experience defining and driving strategic direction and growth and managing the operations of a business or large organization	Government, Public Policy Experience in governmental affairs and public policy matters, including as part of a business and/or through positions with government organizations and regulatory bodies

Information Security, Cybersecurity, Technology

Experience or expertise in information security, data privacy, cybersecurity, or use of technology to facilitate business operations and customer service

Regulatory and Legal

Experience in regulatory matters or affairs, including as part of a regulated financial services firm or other highly regulated industry; Experience acquired through a law degree and as a practicing attorney in understanding legal risks and obligations

Consumer, Marketing, Digital Experience in a client services or consumer retail business, including mobile and digital consumer experiences, or marketing	Global Perspective or International Experience doing business internationally or focused on international issues and operations

2021 Proxy Statement	17

Corporate Governance

Board Qualifications and Experience Matrix

The following chart reflects areas of qualifications and experience that our Board views as important when evaluating director nominees. Additional information on the business experience and other skills and qualifications of each of our director nominees is included under Item 1 – Election of Directors. Each director also contributes other important skills, expertise, experience, viewpoints, and personal attributes to our Board that are not reflected in the chart below.

Qualifications and Experience	Black	Chancy	Clark	Craver	Hewett	Morris	Noski	Payne	Pujadas	Sargent	Scharf	Vautrinot	Total#
Financial Services	•	•		•		•	•	•	•		•		8
Consumer Banking		•									•		2
Wholesale/Institutional	•	•		•			•	•	•		•		7
Other (e.g., Insurance, Retirement Services)						•							1
Accounting, Financial Reporting		•		•			•						3
Prior Large Public Company CFO Experience		•		•			•				•		4
Risk Management	•	•		•	•	•	•	•	•		•	•	10
Human Capital Management						•				•		•	3
Strategic Planning, Business Development, Business Operations	•	•	•	•	•	•	•	•	•	•	•	•	12
Information Security, Cybersecurity, Technology				•		•	•		•			•	5
Consumer, Marketing, Digital		•	•			•				•	•		5
Corporate Governance	•		•	•	•		•			•	•		7
Management Succession Planning	•			•	•					•	•		5
Environmental, Social, and Governance (ESG)			•										1
Community Affairs			•					•					2
Government, Public Policy			•				•	•				•	4
Regulatory and Legal	•	•		•		•	•	•	•		•		8
Financial Services	•	•		•		•	•	•	•		•		8
Other Regulated Industry				•			•						2
Global Perspective, International	•		•		•	•	•		•	•	•	•	9

Additional Qualifications and Information

	Black	Chancy	Clark	Craver	Hewett	Morris	Noski	Payne	Pujadas	Sargent	Scharf	Vautrinot
Financial Services Risk Expertise		•				•		•	•		•	
Other Risk Expertise					•							•
Audit Committee Financial Expert		•		•			•			•		
# of Other Public Company Boards	1	1	2	1	2	1	2	0	0	2	1	3

Board Tenure and Diversity*

	Black	Chancy	Clark	Craver	Hewett	Morris	Noski	Payne	Pujadas	Sargent	Scharf	Vautrinot
Tenure (# completed years of service)**	0	0	3	3	2	3	1	1	3	4	1	6
Age at 2021 Annual Meeting	68	56	67	69	56	58	68	73	59	65	56	61
Gender	M	M	F	M	M	F	M	M	M	M	M	F
White/Caucasian	•	•		•		•	•	•		•	•	•
African-American/Black			•		•							
Asian, Hawaiian, or Pacific Islander												
Latino/Hispanic									•

*	Diversity characteristics based on information self-identified by each director to the Company.
**	Based on completed years of service from date first elected to Board.

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Corporate Governance

Importance of Board Diversity

Although the GNC does not have a separate policy specifically governing diversity, as described in the Corporate Governance Guidelines and its charter the GNC will consider, in identifying first-time candidates or nominees for director, and in evaluating individuals recommended by shareholders, the current composition of our Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity, and other qualities and attributes with those of the other Board members. The GNC also incorporates this broad view of diversity into its director nomination process by taking into account all of the factors above, in addition to having a diverse candidate pool for each director search the Board undertakes, when evaluating and recommending director nominees to serve on our Board so that our Board’s composition as a whole appropriately reflects the current and anticipated needs of our Board and our Company.

In implementing its practice of considering diversity, the GNC may place more emphasis on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory, operational, or financial expertise, depending on the circumstances and the composition of our Board at the time. Gender, race, and ethnic diversity also have been, and will continue to be, a priority for the GNC and our Board in its director nomination process because the GNC and our Board believe that it is essential that the composition of our Board appropriately reflects the diversity of our Company’s employees and the customers and communities we serve. The GNC considers the self-identified diversity characteristics of each director or potential director candidate.

The GNC believes that it has been successful in its efforts over the years to promote gender, race, and ethnic diversity on our Board. The GNC and our Board believe that our director nominees for election at our 2021 annual meeting bring to our Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and perspectives that contribute to the overall diversity of our Board. The charts below show the diversity of our director nominees. The Board expects to maintain its focus on the importance of Board diversity as well as desired qualifications and experience identified by the Board in future director recruitment efforts.

The GNC and our Board will continue to monitor the effectiveness of their practice of considering diversity through assessing the results of any new director search efforts, and through the GNC’s and our Board’s annual self-evaluation processes in which directors discuss and evaluate the composition and functioning of our Board and its committees.

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Corporate Governance

Item 1 – Election of Directors

Our Board plays a critical role in protecting and serving the interests of shareholders and meeting the expectations of our regulators and other stakeholders. Over the last few years, our Board has made changes to its composition and practices, including many that reflect valuable feedback we have received from investors and other stakeholders. Our Board believes that it has the right mix of professional experiences, capabilities, and diverse perspectives to provide effective oversight and governance of our Company and management. See Board Composition for more information about our Board.

Director Nominees for Election

Below we provide information about our Board’s nominees, including their age and the month and year in which each director first became a director of our Company, their business experience for at least the past five years, the names of publicly-held companies (other than our Company) where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, skills, or attributes that led to our Board’s conclusion that each nominee should serve as a director of our Company.

Our Board has set 12 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of Wells Fargo & Company and have been previously elected by our shareholders, except for Mark A. Chancy (elected by our Board effective August 20, 2020). Mr. Chancy is standing for election by our shareholders for the first time at the annual meeting. Donald M. James, a current director, has reached age 72 and is not standing for re-election and will retire from our Board at the 2021 annual meeting. The Board is grateful to Mr. James for his dedication, service, and contributions as a director of our Company.

Our Board has determined that each nominee for election as a director at the annual meeting is an independent director, except for Charles W. Scharf, as discussed under Director Independence. Directors are elected to hold office until our next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion, or our Board may reduce its size. In addition, as described under Director Election Standard and Nomination Process, each director nominee has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective only if he or she fails to receive the required vote for election to our Board and our Board accepts the resignation.

Item 1 – Election of Directors

Our Board recommends that you vote FOR each of the director

nominees below for a one-year term.

20	Wells Fargo & Company

Corporate Governance

Steven D. Black

Age: 68

Director since: April 2020

Other Current Public Company Directorships: Nasdaq, Inc.

Committees: Finance

Mr. Black has been Co-Chief Executive Officer of Bregal Investments, Inc., New York, New York (private equity firm) since September 2012. He was Vice Chairman of JPMorgan Chase & Co. from March 2010 until February 2011, where he was a member of the Operating and Executive Committees. Prior to that position, Mr. Black was Executive Chairman of JPMorgan’s investment bank from October 2009 until March 2010. He served as co-chief executive officer of JPMorgan’s investment bank from 2004 until 2009. Mr. Black was the deputy co-chief executive officer of JPMorgan’s Investment Bank from 2003 until 2004. He also served as head of JPMorgan investment bank’s Global Equities business from 2000 until 2003 following a career at Citigroup Inc. and its predecessor firms.

Mr. Black was formerly a director of The Bank of New York Mellon Corporation.

Qualifications and Experience

•	Leadership, Financial Services, Financial Services Risk Management, Management Succession Planning, Regulatory. Mr. Black has extensive leadership, strategic planning, and business operations experience with systematically important financial institutions acquired during his 45-year career in the investment banking and private equity industries, including as a member of JPMorgan’s operating and executive committees and as Executive Chairman and co-CEO of JPMorgan’s investment bank. Mr. Black brings significant risk management, regulatory, and international experience to our Board, particularly in the area of wholesale/ institutional banking, including as a result of his service as co-CEO of JPMorgan’s investment bank during the financial crisis. His current experience as co-CEO of Bregal Investments and prior leadership roles at JPMorgan and Citigroup and predecessor companies provide him with extensive experience in risk management, including strategic and international risks, in the financial services industry.

•	Corporate Governance, Global Perspective/International. Mr. Black’s leadership roles with large, international financial services companies and his service as a board member of Nasdaq, Inc. and as a former board member of The Bank of New York Mellon Corporation provides him with international and corporate governance experience in the financial services industry that is relevant to our Company and our Company’s businesses.

•	Mr. Black has a Bachelor of Arts in Political Science from Duke University.

Mark A. Chancy

Age: 56

Director since: August 2020

Other Current Public Company Directorships: EVO Payments, Inc.

Committees: Audit, Risk

Mr. Chancy served as vice chairman and consumer segment executive of SunTrust Banks, Inc. from April 2017 and co-chief operating officer from February 2018 until his retirement in December 2019. As customer segment executive at SunTrust, he led consumer banking, mortgage and consumer lending, private wealth management, deposits and virtual channels, and consumer operations. He was corporate executive vice president and wholesale banking executive of SunTrust from April 2011 to April 2017, where he led SunTrust’s wholesale segment, which included corporate and investment banking, commercial and business banking, treasury and payment solutions, and commercial real estate banking. Previously, Mr. Chancy served as chief financial officer of SunTrust from August 2004 to April 2011 and was treasurer of SunTrust from July 2001 until August 2004. Prior to joining SunTrust, he was chief financial officer of The Robinson-Humphrey Company, Inc., which was purchased by SunTrust in 2001.

Qualifications and Experience

•	Financial Services, Financial Services Risk Management, Strategic Planning, and Regulatory. Mr. Chancy brings extensive financial services experience and strategic expertise to our Board from his over 30 years of senior leadership experience in the financial services industry. At SunTrust, he held a broad range of leadership roles spanning consumer and commercial banking, investment banking, and financial management, including as the leader of SunTrust’s consumer and wholesale segments. Mr. Chancy has significant risk management, operational, and regulatory experience relevant to our Company from his tenure in various positions with SunTrust where he was co-chief operating officer and also served as chief financial officer during the financial crisis.

•	Financial Acumen, Financial Reporting. Mr. Chancy’s service as the chief financial officer and treasurer of SunTrust, chief financial officer of The Robinson-Humphrey Company, Inc., and an audit committee member of EVO Payments, Inc., provides him with extensive financial experience relevant to our Company.

•	Technology and Consumer, Marketing. Mr. Chancy brings technology and marketing experience relevant to our Company from his service as vice chairman and consumer segment executive of SunTrust, where he was responsible for SunTrust’s marketing and data and analytics functions.

•	He has a Bachelor of Business Administration in finance from Southern Methodist University and a M.B.A. in finance from Northwestern University.

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Corporate Governance

Celeste A. Clark

Age: 67

Director since: January 2018

Other Current Public Company Directorships: Prestige Consumer Healthcare Inc; The Hain Celestial Group, Inc.

Committees: Corporate Responsibility (Chair), Governance and Nominating Committee

Dr. Clark has served as a principal of Abraham Clark Consulting, LLC, Battle Creek, Michigan (health and regulatory policy consulting firm) since 2011. She was Sr. VP of Global Public Policy and External Relations from 2010 and Chief Sustainability Officer from 2008 of Kellogg Company, Battle Creek, Michigan, (food manufacturing company) until 2011.

Dr. Clark was formerly a director of AdvancePierre Foods Holdings, Inc., Mead Johnson Nutrition Company, and Omega Protein Corporation.

Qualifications and Experience

•	Leadership, Consumer, Global Perspective. As a former member of the global executive management team at Kellogg Company, Dr. Clark has extensive executive management and consumer retail experience having led the development and implementation of health, nutrition, and regulatory science initiatives and worked across 180 global markets to ensure consistency in approach and implementation within regulatory guidelines.

•	ESG, Community Affairs, Public Policy. She brings insights on social responsibility matters to our Board as chair of the board of trustees of the W.K. Kellogg Foundation, one of the largest philanthropic foundations in the U.S., a former Sr. VP of Global Public Policy and External Relations and Chief Sustainability Officer at Kellogg, and President of the Kellogg Company corporate citizenship fund and 25-year Employees’ Fund.

•	Corporate Governance. Dr. Clark’s experience as the former chair of the governance and nominating committees of AdvancePierre Foods and AAA Michigan (travel, road service, and insurance business) and as a current or former member of the governance and nominating committees of three other public companies contribute important corporate governance, risk management, and corporate strategy insights to our Board.

•	She has a Bachelor of Science degree from Southern University, a Master of Science from Iowa State University, and a Ph.D. from Michigan State University, and is an adjunct professor at Michigan State University.

Theodore F. Craver, Jr.

Age: 69

Director since: January 2018

Other Current Public Company Directorships: Duke Energy Corporation

Committees: Audit, Finance (Chair)

Mr. Craver served as President from April 2008 until May 2016 and Chairman and CEO from August 2008 until his retirement in September 2016 of Edison International (Edison), Rosemead, California (electric utility holding company). Prior to joining Edison in 1996, Mr. Craver served as executive vice president and corporate treasurer of First Interstate Bancorp (First Interstate), a predecessor company of Wells Fargo. He also served as chairman of both the electric utility trade group, Edison Electric Institute (June 2014 to June 2015), and the industry’s technology research arm, the Electric Power Research Institute (April 2011 to April 2012).

Mr. Craver was formerly a director of Edison and Health Net, Inc.

Qualifications and Experience

•	Leadership, Regulatory, Risk Management, Information Security, Strategic Planning, Business Operations, Corporate Governance, Management Succession Planning. Mr. Craver has acquired extensive executive management, corporate governance, risk management, and information security experience in highly regulated industries from his service in senior management positions at Edison (a regulated utility company) and First Interstate.

•	Financial Acumen, Financial Reporting. His service as the CFO and treasurer of Edison, corporate treasurer of First Interstate and CFO of First Interstate’s wholesale banking subsidiary, and audit committee chair of Duke Energy Corporation provide him with extensive financial experience.

•	Financial Services. As a former corporate treasurer of First Interstate and a chief financial officer of First Interstate’s wholesale banking subsidiary with 23 years of experience in the banking industry, he brings an understanding of our industry and insights relevant to our businesses to our Board.

•	Other Capabilities. Mr. Craver is an Advisory Board member of the Center on Cyber and Technology Innovation and has earned a CERT certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

•	Mr. Craver has a Bachelor of Arts degree and a M.B.A. from the University of Southern California.

22	Wells Fargo & Company

Corporate Governance

Wayne M. Hewett

Age: 56

Director since: January 2019

Other Current Public Company Directorships: The Home Depot, Inc.; United Parcel Service, Inc.

Committees: Corporate Responsibility, Human Resources, Risk

Mr. Hewett served as Chief Executive Officer of Klöckner Pentaplast Group, founded in Montabaur, Germany (packaging) from August 2015 to November 2017. He was President from February 2015 and a director from March 2015 of Platform Specialty Products Corporation, West Palm Beach, Florida (specialty chemicals) until August 2015. Mr. Hewett was President and Chief Executive Officer of Arysta LifeScience Corporation, Tokyo, Japan (crop protection and life sciences) from January 2010 until its acquisition by Platform Specialty Products Corporation in February 2015. Since March 2018, he has served as a senior advisor to Permira (private equity). Since March 2018, he has been Non-Executive Chairman of DiversiTech Corporation (HVAC manufacturer and distributor) and, since December 2019, Non-Executive Chairman of Cambrex Corporation (small molecule therapeutics), both portfolio companies of the Permira Funds.

Qualifications and Experience

•	Leadership, Strategic Planning, Management Succession Planning, Global Perspective/International. As a former Chief Executive Officer and/or President of three companies and as a former executive at General Electric Company (1986 – 2007), Mr. Hewett has extensive executive management experience. His service as Chief Executive Officer of two companies based in Europe and Asia Pacific and as an executive with oversight of international businesses at General Electric Company results in Mr. Hewett bringing a global perspective to oversight of the Company’s businesses.

•	Business Operations, Risk Management. Mr. Hewett brings insights on business operations and risk management through his senior management experience, including VP, Supply Chain & Operations at General Electric Company, and roles leading technologically sophisticated businesses, including at Klöckner Pentaplast Group, Platform Specialty Products Corporation, Arysta LifeScience Corporation, and General Electric Company where he was President and CEO, GE Advanced Materials, and President and CEO, GE Silicones.

•	Financial Acumen, Corporate Governance. As a current director, and audit committee member, of The Home Depot, Inc. and United Parcel Service, Inc., as well as a former board member of other public company boards, Mr. Hewett has insight into corporate governance, financial, and strategic matters relevant to the Company and its businesses.

•	Mr. Hewett has Master of Science and Bachelor of Science degrees in Industrial Engineering from Stanford University

Maria R. Morris

Age: 58

Director since: January 2018

Other Current Public Company Directorships: S&P Global Inc.

Committees: Human Resources, Risk (Chair)

Ms. Morris served as executive vice president and head of the Global Employee Benefits business from 2011 and interim head of the U.S. Business from 2016 until July 2017 of MetLife, Inc. (MetLife), New York, New York (global provider of life insurance, annuities, employee benefits, and asset management). She was Chief Marketing Officer from April 2014 until January 2015 and executive vice president of Technology and Operations from January 2008 to September 2011.

Qualifications and Experience

•	Leadership, Financial Services, Regulatory, Global Perspective/International. As a result of her 33-year career with MetLife, including service as the head of the Global Employee Benefits business and interim head of the U.S. Business, with responsibility for MetLife’s U.S. business and employee benefits business in more than 40 countries, including its relationships with multinational companies and distribution relationships with financial institutions, Ms. Morris brings extensive executive management and leadership experience at a large financial institution to our Board.

•	Financial Services Risk Management, Global Perspective/International. Ms. Morris’ experience in risk management, retail, and international matters, including addressing prior sales practices issues in the insurance industry, at a large financial institution adds an important perspective to our Board. Her service as chair of the audit committee of S&P Global Inc. provides her with additional financial and risk management experience in the financial services industry.

•	Technology, Business Operations, Consumer, Marketing, Human Capital Management. Her service as MetLife’s head of Global Technology and Operations and Chief Marketing Officer provides her with valuable insights into technology, operations, and marketing relevant to our industry and our businesses. Her operations and integration experience, including oversight of the successful integration of MetLife’s acquisition of American Life Insurance Company, provides her with a unique human capital management perspective.

•	Ms. Morris has a Bachelor of Arts degree from Franklin & Marshall College.

2021 Proxy Statement	23

Corporate Governance

Charles H. Noski

Age: 68

Director since: June 2019

Independent Chairman of the Board

Other Current Public Company Directorships: Booking Holdings Inc.; Hewlett Packard Enterprise Company

Committees: Audit (Chair), Governance and Nominating

Mr. Noski is the retired Vice Chairman of Bank of America Corporation (Bank of America), Charlotte, North Carolina, where he served as Vice Chairman from June 2011 until September 2012, and executive vice president & Chief Financial Officer from May 2010 until June 2011. He was Chief Financial Officer of Northrop Grumman Corporation (Northrop Grumman), Los Angeles, California (a leading aerospace and defense company) from 2003 until 2005 and AT&T Corp. (AT&T), Basking Ridge, New Jersey (a leading telecommunications company) from 1999 until 2002. Previously, Mr. Noski served in various leadership positions, including president, chief operating officer, and Chief Financial Officer of Hughes Electronics Corporation (Hughes Electronics), El Segundo, California (a diversified electronics and communications company). Prior to joining Hughes Electronics he was a partner at Deloitte & Touche LLP.

Mr. Noski was formerly a director of Avon Products, Inc. and Microsoft Corporation (Microsoft).

Qualifications and Experience

•	Leadership, Financial Services, Financial Services Risk Management, Regulatory. Mr. Noski has experience in financial services, regulatory matters, risk management, and strategic planning from his service as Vice Chairman and as Chief Financial Officer of Bank of America, and as a director of Morgan Stanley. As Chief Financial Officer of Bank of America, he had responsibility for all finance functions as well as corporate treasury, global corporate strategy planning and development, investor relations, corporate investments, and global principal investments.

•	Financial Acumen, Financial Reporting, Corporate Governance, Public Policy, Technology, Global Perspective/International. His service as the CFO of multiple public companies, including AT&T and Bank of America, as the audit committee chair or audit committee member of other public companies, including Microsoft and Morgan Stanley, and as chairman of the Board of Trustees of the Financial Accounting Foundation provide him with extensive accounting and financial reporting experience relevant to the Company’s businesses and an important perspective on information security and technology. Mr. Noski’s service as a board member at various public companies provides him with an important perspective on corporate governance.

•	Mr. Noski has a Bachelor of Science, Business Administration and a Master of Science in Accountancy from California State University, Northridge.

Richard B. Payne, Jr.

Age: 73

Director since: October 2019

Other Current Public Company Directorships: None

Committees: Risk

Mr. Payne served as vice chairman, Wholesale Banking, of U.S. Bancorp from November 2010 until he retired in April 2016, and as vice chairman, Corporate Banking, at U.S. Bancorp, Minneapolis, Minnesota from July 2006 to November 2010. Prior to joining U.S. Bancorp, he served as executive vice president for National City Corporation, Cleveland, Ohio, from 2001 to 2006. Prior to joining National City, Mr. Payne was a managing director at First Union Corporation and served in various roles of increasing responsibility in corporate banking at Bank of America Corporation predecessor banks. He also served in the corporate finance group of Morgan Stanley and in roles of increasing responsibility at a predecessor bank of JPMorgan Chase & Co.

Qualifications and Experience

•	Leadership, Financial Services, Regulatory, Financial Services Risk Management, Business Operations. Mr. Payne brings extensive executive management experience and expertise in risk management in the financial services industry to our Board as a result of his service in a wide range of leadership experience during his approximately 40-year career with U.S. Bancorp, Morgan Stanley, and predecessor banks of The PNC Financial Services Group, Inc., Wells Fargo & Company, Bank of America Corporation, and JPMorgan Chase & Co., as well as his service as a past board member of the Securities Industry and Financial Markets Association and past member of the Financial Services Roundtable. As Vice Chairman, Wholesale Banking of U.S. Bancorp, Mr. Payne had responsibility throughout the United States for U.S. Bank’s national corporate banking, commercial banking, capital markets, commercial real estate, financial institutions, equipment finance, global treasury management, government and nonprofit banking, leveraged lending, specialty finance, and high-grade fixed income businesses. His experience as an executive in the financial services industry provides him with an important perspective on wholesale/institutional banking, risk management, community affairs, public policy, and regulatory matters in the financial services industry.

•	Community Affairs, Public Policy. Mr. Payne brings leadership experience in community affairs and public policy matters relevant to our Company to our Board, including through his service as a past board member of each of the Securities Industry and Financial Markets Association, the Financial Services Roundtable, and the U.S. Bank Foundation and U.S. Bancorp’s “Proud to Serve” Veterans network. Prior to beginning his banking career, Mr. Payne served for over two years in the U.S. Navy.

•	Mr. Payne has a Bachelor of Arts from the University of Virginia and a M.B.A. from Harvard Business School.

24	Wells Fargo & Company

Corporate Governance

Juan A. Pujadas

Age: 59

Director since: September 2017

Other Current Public Company Directorships: None

Committees: Finance, Risk

Mr. Pujadas served as vice chairman, Global Advisory Services of PricewaterhouseCoopers International Limited, London, United Kingdom (audit, financial advisory, risk management, tax, and consulting, the PricewaterhouseCoopers global network), from 2008 until his retirement in June 2016. He served as the leader of the U.S. Advisory practice of PricewaterhouseCoopers LLP (PWC), the U.S. member firm of PricewaterhouseCoopers International Limited (PWCIL), from 2003 to 2009.

Qualifications and Experience

•	Leadership, Financial Services, Financial Services Risk Management, Regulatory, Business Operations. Mr. Pujadas brings extensive executive management experience and expertise in risk management and the financial services industry to our Board as a result of his service in a wide range of leadership activities at PWC and PWCIL, including as vice chair, Global Advisory Services, leader of the U.S. Advisory practice, managing partner for Strategy and leader of the Global Risk Management Solutions practice for the Americas.

•	Information Security, Technology. His experience as a principal in PWC’s financial services industry practice provides him with an important perspective on risk management, information security, and technology in the financial services industry.

•	Financial Services Risk Management, Global Perspective/International. Mr. Pujadas brings international experience in the financial services industry and insight into financial risk management to our Board as a result of his service as chief risk officer of Santander Investment, the international investment banking arm of Banco Santander from 1995 to 1998 and his service as a member of the executive committee of Santander Investment and the management committee of the commercial banking division of Banco Santander.

•	Technology, Other Capabilities. Mr. Pujadas has a Bachelor of Science in Economics in Finance and Bachelor of Applied Science in Applied Science/Technology, with a concentration in Computer Science, from the University of Pennsylvania.

Ronald L. Sargent

Age: 65

Director since: February 2017

Other Current Public Company Directorships: Five Below, Inc., The Kroger Co.

Committees: Audit, Governance and Nominating, Human Resources (Chair)

Mr. Sargent served as Chairman from March 2005 until January 2017 and Chief Executive Officer from February 2002 until June 2016 of Staples, Inc., Framingham, Massachusetts (business products retailer).

Mr. Sargent was formerly a director of Staples, Inc.

Qualifications and Experience

•	Leadership, Corporate Governance, Management Succession Planning, Consumer, Marketing. As the former chairman and CEO of Staples, Inc. and as the Lead Director of The Kroger Co., Mr. Sargent brings leadership, executive management, corporate governance, and consumer retail and marketing experience to our Board.

•	Marketing, Digital, Business Operations. He has over 35 years of retail experience and brings significant insight related to the transition toward more online and digital customer experiences.

•	Human Capital Management, Global Perspective/ International. His experience relating to the management of a large global workforce serving customers globally through a variety of channels is beneficial to our Company in light of our large workforce and diversified business model.

•	Financial Acumen, Strategic Planning. Mr. Sargent brings to our Board finance and business strategy experience as a result of his service at Staples and as the former chair of the audit committee of The Kroger Co.

•	Consumer. As a current member of Kroger’s public responsibilities committee, he also adds a perspective on public and social policy issues facing a large consumer retail business.

•	Mr. Sargent has a Bachelor of Arts from Harvard College and a M.B.A. from Harvard Business School.

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Charles W. Scharf

Age: 55

Director since: October 2019

Other Current Public Company Directorships: Microsoft Corporation

Mr. Scharf has served as our Company’s President and Chief Executive Officer, and as a director since October 2019. He served as Chief Executive Officer of The Bank of New York Mellon Corporation, New York, New York, from July 2017, and as chairman from January 2018 to September 2019. Mr. Scharf was the Chief Executive Officer and a director of Visa Inc., San Francisco, California (digital commerce), from November 2012 to December 2016. Prior to joining Visa Inc., he served in several senior positions at JPMorgan Chase & Co. and Citigroup Inc., and their predecessors.

Mr. Scharf was formerly a director of The Bank of New York Mellon Corporation and Visa Inc.

Qualifications and /Experience

•	Leadership, Financial Services, Corporate Governance, Management Succession Planning, Regulatory, Global Perspective/International. Mr. Scharf has served in a variety of leadership positions during his approximately 33-year career in leadership roles in the banking and payments industries. He brings extensive financial services experience to our Board and has an important perspective regarding the regulatory environment for financial services companies and our Company.

•	Business Operations, Strategic Planning, Technology, Digital. Mr. Scharf brings experience in business operations, strategic planning, and technological transformation in the financial services industry from his tenure as Chief Executive Officer of Visa Inc. where he transformed the firm into a technology-driven digital commerce company by partnering with the world’s leading technology companies to drive new payment experiences and introduce new technologies to improve payment system security. His experience as a chief executive officer and leader of business units at JPMorgan and a predecessor bank provide him a perspective on operations and strategic planning relevant to our Company’s businesses.

•	Risk Management, Financial Acumen, Financial Reporting. Mr. Scharf’s experience as chief executive officer and other leadership positions provide him with extensive risk management experience in the financial services industry. He gained financial reporting experience relevant to our Company through his service as the CFO of a JPMorgan predecessor bank and a Citigroup Inc. predecessor bank.

•	Mr. Scharf has a Bachelor of Arts degree from Johns Hopkins University and a M.B.A. from New York University.

Suzanne M. Vautrinot

Age: 61

Director since: February 2015

Other Current Public Company Directorships: CSX Corporation, Ecolab Inc., Parsons Corporation

Committees: Corporate Responsibility, Risk

Ms. Vautrinot has served as President of Kilovolt Consulting Inc., Colorado Springs, Colorado (a cyber security strategy and technology consulting firm) since October 2013. Ms. Vautrinot retired from the United States Air Force in October 2013 after 31 years of service. During her distinguished career with the United States Air Force, she served in a number of leadership positions including as Major General and Commander, 24th Air Force, Air Forces Cyber and Air Force Network Operations from April 2011 to October 2013, Special Assistant to the Vice Chief of Staff of the United States Air Force in Washington, D.C. from December 2010 to April 2011, Director of Plans and Policy, U.S. Cyber Command from May 2010 to December 2010 and Deputy Commander, Network Warfare, U.S. Strategic Command from June 2008 to December 2010, and Commander, Air Force Recruiting Service from July 2006 to June 2008. She has been awarded numerous medals and commendations, including the Defense Superior Service Medal and Distinguished Service Medal.

Ms. Vautrinot was formerly a director of NortonLifeLock Inc. (formerly Symantec Corporation).

Qualifications and /Experience

•	Leadership, Cybersecurity, Risk Management, Government, Business Operations. As a result of more than 30 years of service in various leadership and command roles in the United States Air Force, Ms. Vautrinot brings extensive space and cyber technology and operations expertise to our Board at a time when protecting financial institutions and the financial system from cyber threats is a top priority.

•	Global Perspective/International, Cybersecurity, Technology, Strategic Planning. In addition to her vast cyber expertise, Ms. Vautrinot has led large, complex, and global organizations, which brings operational, strategic, and innovative technology skills to our Board. She retired as a Major General and Commander, 24th Air Force, where she oversaw a multi-billion dollar cyber enterprise responsible for operating, extending, maintaining, and defending the Air Force portion of the Department of Defense global network.

•	Human Capital Management, Public Policy. As Commander, 24th Air Force, she led a workforce unit of approximately 14,000 military, civilian, and contractor personnel, which along with her other leadership roles and assignments in the United States Air Force, provides her with significant planning and policy, strategic security, and workforce development expertise.

•	Technology and Other Capabilities. Ms. Vautrinot has a Bachelor of Science from the United States Air Force Academy, a Master of Science in systems management from the University of Southern California, and was a National Security Fellow at the John F. Kennedy School of Government at Harvard University. Ms. Vautrinot was elected a member of the National Academy of Engineering in 2017.

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Director Election Standard and Nomination Process

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where, as of the record date, the only nominees are those nominated by our Board, such as at this meeting). Under this standard, a nominee for director will be elected to our Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Under Delaware law, directors continue in office until their successors are elected and qualified or until their earlier resignation or removal. Our Corporate Governance Guidelines provide that our Board will nominate for election and appoint to fill Board vacancies only those directors who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to our Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and our Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or our Board regarding such resignation. If our Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. Our Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Director Nomination Process

GNC Leadership of the Director Nomination Process

The GNC is responsible for leading the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and directors, regardless of who nominates a candidate for consideration. The goal of the GNC’s nominating process is to assist our Board in attracting and retaining competent individuals with the requisite leadership, executive management, financial, industry, and other expertise who will act as directors in the best interests of our Company and its shareholders. The GNC regularly reviews the composition of our Board in light of its understanding of the backgrounds, industry, professional experience, personal qualities and attributes, and various geographic and demographic communities represented by current members. As discussed above, the GNC also oversees our Board’s self-evaluation process.

Identification and Assessment of Director Candidates

The GNC identifies potential candidates for first-time nomination as a director through various sources, including recommendations it receives from the following:

•	Third-party search firms,

•	Board members,

•	Leaders and other participants in the financial services industry,

•	Shareholders and other stakeholders, and

•	Contacts in the communities we serve.

The GNC has the authority to engage a third party search firm to identify and provide information on potential candidates. A key objective of the GNC in connection with its identification of potential director candidates is to use multiple sources and actively seek out qualified women and ethnically diverse candidates in order to have a diverse candidate pool for each search the Board undertakes.

Mark A. Chancy, who became a director in August 2020, was recommended to the GNC for consideration by a third party search firm engaged by the GNC. In addition to providing information on a number of potential director candidates, the third party search firm reviewed and provided information about Mr. Chancy for review by the GNC and our Board.

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When the GNC has identified a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets our Board-approved minimum qualifications for director nominees described under Board Qualifications and Experience;

•	Whether there are any apparent conflicts of interest in the individual serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described under Director Independence.

The GNC determines, in its sole discretion after considering all factors it considers appropriate, whether a potential new director nominee meets the Board’s minimum qualifications and also considers the composition of the entire Board taking into account the particular qualifications, skills, experience, and attributes that our Board believes are important to our Company such as those described under Board Qualifications and Experience.

If a candidate passes this initial review, the GNC arranges introductory meetings with the candidate and our independent Chairman, the GNC chair, and the CEO to discuss the candidate’s background and determine the candidate’s interest in serving on our Board. If determined appropriate by the independent Chairman and GNC chair and if the candidate is interested in serving on our Board, the GNC arranges additional meetings with members of the GNC and other members of our Board. The candidate also may meet with Company executives, including as part of the candidate’s consideration of potentially joining our Board. If our Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Code of Ethics and Business Conduct, and any other rules, regulations, or policies applicable to members of our Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by our Board or for nomination for approval by the shareholders at the next shareholders’ meeting, as applicable.

Board Nomination Process

In addition, as discussed under Comprehensive Annual Evaluation of Board Effectiveness, the GNC considers the results of the Board’s annual self-evaluation, including the individual contributions of directors to the work of the Board and its committees, in connection with its determination to nominate existing directors for election at each annual meeting of shareholders.

As reflected in our Corporate Governance Guidelines and discussed under Board Composition above, our Board has established a retirement age of 72 for directors. Under that retirement age policy, non-management directors will not be nominated for election for a term that would begin after the director’s 72nd birthday, although the GNC may recommend and the Board may approve the nomination of a non-management director after the age of 72 if, due to special or unique circumstances, it is in the best interests of the Company and its shareholders that the director continue to be nominated for reelection to the Board. One of the Board’s director nominees, Richard B. Payne, Jr., will be age 73 at the time of the Company’s 2021 annual meeting. Consistent with our disclosure made at the time Mr. Payne was initially elected to the Board in October 2019 and in connection with the Board’s nomination of him for election by shareholders at our 2020

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annual meeting, the Board, based on the recommendation of the GNC, determined to nominate Mr. Payne for election at the 2021 annual meeting to serve as a director of the Company in light of the particular skills and experience that he brings to the Board. In determining that Mr. Payne’s nomination is in the best interests of the Company and its shareholders, the Board considered, among other factors, his substantial corporate and commercial banking experience, extensive knowledge of the bank regulatory environment for large financial institutions, and credit expertise. Mr. Payne is a member of the Risk Committee and the chair of its Credit Subcommittee. See Our Board and its Committees.

Process for Shareholders to Recommend Individuals for Consideration by the GNC

The GNC will consider an individual recommended by one of our shareholders for nomination as a new director. In order for the GNC to consider a shareholder-recommended nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282. All submissions must include the following information:

•	The shareholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of our Company, if elected.

Our Corporate Secretary will present all shareholder-recommended nominees to the GNC for its consideration. The GNC has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder-recommended nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Communicating with our Board

Shareholders and other interested parties may communicate with our Board, including our Board’s independent Chairman or our non-employee or independent directors as a group, in the following ways:

•	Sending an e-mail to BoardCommunications@wellsfargo.com, or

•	Sending a letter to Wells Fargo & Company, P.O. Box 63750 or P.O. Box 63710, San Francisco, California 94163.

Additional information about communicating with our directors and our Board’s process for reviewing communications sent to it or its members is provided on our website at https://www.wellsfargo.com/about/corporate/governance.

Director Orientation Process and Continuing Education

New Director Orientation

All new directors on our Board receive an orientation to the Company and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. Our new director orientation program is led by members of senior management, in consultation with the independent Chairman of our Board and each of our new directors, and covers a review of our five principal lines of business, strategic plan, financial statements, and policies, risk management framework and significant risks, regulatory matters, corporate governance and key policies and practices (including our Code of Ethics and Business Conduct), as well as the roles and responsibilities of our directors.

Ongoing Director Training

The Board and its committees participate in and receive various forms of training and education throughout the year, including business update sessions; management presentations on the Company’s businesses, services, and products; and information on industry trends, regulatory developments, best practices, and emerging risks in the financial services industry. Other educational and reference materials on governance, regulatory, risk, and other relevant topics are regularly included in Board and committee meeting materials and maintained in an electronic library available to directors.

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Continuing Director Education

We also encourage our directors to attend outside director and other continuing education programs and make available to directors information on director education programs that might be of interest on developments in our industry, corporate governance, regulatory requirements and expectations, the economic environment, or other matters relevant to their duties as a director of our Company.

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the directors on our Board, and all members of the Audit Committee, Governance and Nominating Committee, Human Resources Committee, and Risk Committee must be independent under applicable independence standards. Each year our Board affirmatively determines the independence of each director and each nominee for election as a director. Under New York Stock Exchange (NYSE) rules, in order for a director to be considered independent, our Board must determine that the director has no material relationship with our Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company). To assist our Board in making its independence determinations, our Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines. These Director Independence Standards consist of the NYSE’s “bright line” standards of independence as well as additional standards, known as categorical standards of independence, adopted by our Board. The Director Independence Standards are available on our website at: https://www.wellsfargo.com/about/corporate/governance.

Based on the Director Independence Standards, our Board considered information in early 2021 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director and director nominee, his or her respective immediate family members, and/or certain entities affiliated with such directors, director nominees, and immediate family members, on the one hand, and our Company, on the other, to determine the director’s or director nominee’s independence. After reviewing the information presented to it and considering the recommendation of the GNC, our Board determined that, except for Charles W. Scharf, who is a Wells Fargo employee, all current directors and director nominees (Steven D. Black, Mark A. Chancy, Celeste A. Clark, Theodore F. Craver, Jr., Wayne M. Hewett, Donald M. James, Maria R. Morris, Charles H. Noski, Richard B. Payne, Jr., Juan A. Pujadas, Ronald L. Sargent, and Suzanne M. Vautrinot) are independent under the Director Independence Standards, including the NYSE “bright line” standards of independence. Donald M. James, a current director, is not standing for re-election and will retire from the Board at our 2021 annual meeting. Our Board determined, therefore, that 11 of our Board’s 12 director nominees are independent. The Board previously determined that John D. Baker II was an independent director prior to his retirement from our Board in April 2020 and each of Elizabeth A. Duke and James H. Quigley was an independent director prior to their resignation from our Board in March 2020.

In connection with making its independence determinations, our Board considered the following relationships, as well as the relationships with a director described under Related Person Transactions, under the Director Independence Standards and determined that all of these relationships satisfied the NYSE “bright line” standards of independence and were immaterial under our Board’s categorical standards of independence:

Banking and Financial Services Relationships

Our Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2020 with certain of our directors, some of their immediate family members, and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with our Company and complied with applicable banking laws.

Business Relationships

The spouse of a sibling of Wayne M. Hewett is affiliated with an entity which has ordinary course business relationships with the Company. The aggregate amount of payments made by our Company to this entity did not exceed 1% of that entity’s or our Company’s 2020 consolidated gross revenues.

Other Relationships

Theodore F. Craver, Jr. has an outstanding pension balance with an aggregate actuarial present value of approximately $548,400 earned from his prior employment with First Interstate Bancorp, which employment ended when First Interstate was acquired by legacy Wells Fargo in April 1996. No additional service-based contributions or accruals will be made to the plan balance. Payment of the plan balance is not conditioned on any future service or performance by Mr. Craver and is currently being made in accordance with the applicable plan document.

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Our Board and its Committees

Our Board’s Role in Risk Oversight

Wells Fargo manages a variety of risks that can significantly affect our financial performance and our ability to meet the expectations of our customers, shareholders, regulators, and other stakeholders.

Risk Is Part of Our Business Model

The Company measures and manages risk as part of our business, including in connection with the products and services we offer to our customers. The risks we take include financial, such as credit, interest rate, market, liquidity, and funding risks, and non-financial, such as operational including compliance and model risks, strategic, and reputation risks.

Risk Profile

Our risk profile is a holistic view of all risks we hold at a point in time, including emerging risks. The Company monitors its risk profile, and the Board periodically reviews reports and analysis concerning our risk profile.

Risk Appetite

Management defines and the Board approves the Company’s risk appetite, which is the amount of risk the Company is comfortable taking given its current level of resources. Risk appetite defines which risks are acceptable and at what level and guides business and risk leaders. Risk appetite boundaries are set within the Company’s risk capacity. The Company’s risk appetite is articulated in a statement of risk appetite, which is approved at least annually by the Board. The Company continuously monitors its risk appetite, and the Board reviews periodic risk appetite reports and analysis.

Risk and Strategy

The Company’s risk profile, risk capacity, risk appetite, and risk management effectiveness (i.e., the holistic measure of the quality and effectiveness of the Company’s risk management activities, including the functional or programmatic use of controls and capabilities to manage risks) are considered in the strategic planning process, which is closely linked with the Company’s capital planning process. The Company’s Independent Risk Management (IRM) organization participates in strategic planning at several points in the process, providing challenge to and independent assessment of the Company’s self-assessment of the risks associated with strategic planning initiatives. IRM also independently assesses the impact of the strategic plan on risk capacity, risk appetite, and risk management effectiveness at the principal line of business, enterprise function, and aggregate Company level. After review by management, the strategic plan is presented to the Board each year for review and approval.

Everyone Manages Risk

Every employee creates risk in the course of performing business activities and is required to manage that risk. Risk is everyone’s responsibility. Every employee is required to comply with applicable laws, regulations, and Company policies.

Risk and Culture

Senior management sets the “tone at the top” by supporting a strong culture, defined by the Company’s expectations, that guides how employees conduct themselves, work with colleagues, and make decisions. The Board holds senior management accountable for establishing and maintaining the right culture and effectively managing risk. Employees are strongly encouraged and expected to speak up when they see something that could cause harm to the Company’s customers, communities, employees, shareholders, or reputation. Because risk management is everyone’s responsibility, all employees are expected to challenge risk decisions when appropriate and to escalate their concerns when they have not been addressed. Employee performance evaluations are tied to, and take into account, effective risk management. The Company’s performance management and incentive compensation programs are designed to establish a balanced framework for risk and reward under core principles that employees are expected to know and practice. The Board, through its Human Resources Committee, plays an important role in overseeing and providing credible challenge to the Company’s performance management and incentive compensation programs.

See the Performance Management and Incentive Compensation section in this proxy statement for additional information on the ways in which performance evaluations and incentive compensation decisions are tied to, and take into account, effective risk management. The Board, through its Human Resources Committee, oversees the Company’s performance management and incentive compensation programs.

Risk Management Framework

The Company’s risk management framework sets forth the core principles on how the Company seeks to manage and govern its risk. Many Company policies and documents anchor to the risk management framework’s core principles. The Board’s Risk Committee annually reviews and approves the risk management framework.

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Wells Fargo’s top priority is to strengthen our company by building the right risk and control infrastructure. We continue to enhance our risk management programs, including our operational and compliance risk management as required by the Federal Reserve’s February 2, 2018 and the CFPB/OCC’s April 20, 2018 consent orders.

Risk Governance

Role of the Board

The Board oversees the Company’s business, including its risk management. The Board assesses management’s performance, provides credible challenge, and holds management accountable for maintaining an effective risk management program and for adhering to risk management expectations.

Board Committee Structure

The Board carries out its risk oversight responsibilities directly and through its committees. All of these committees report to the full Board about committee activities, including risk oversight matters and are comprised solely of independent directors. Each Board committee has defined authorities and responsibilities for primary oversight of specific risks, as outlined in its charter, and works closely with management to understand and oversee our Company’s key risk exposures. For example, the Risk Committee approves the Company’s risk management framework and oversees its implementation, including the processes established by management to identify, assess, measure, monitor, and manage risks. It also monitors the Company’s adherence to its risk appetite. In addition, the Risk Committee oversees IRM and the performance of the Chief Risk Officer (CRO) who reports functionally to the Risk Committee and administratively to the CEO.

Additional information about our risk management, as well as the risk oversight responsibilities of the Board and its committees, including the Risk Committee, is described in the Financial Review—Risk Management section in our Annual Report on Form 10-K for the year ended December 31, 2020 and under Our Board and its Committees in this proxy statement.

As part of the Board’s and its committee’s annual self-evaluation process, each committee annually reviews its respective charter in light of regulatory expectations, best practices, changes in the Company’s strategy, risk appetite, and identified enterprise risks, updates to our risk management framework, and director and committee feedback. As a result of its continuing review of committee responsibilities and oversight of risks, the Board has enhanced the risk oversight responsibilities of various Board committees and will continue to review their oversight responsibilities as part of its annual self-evaluation process.

The Board believes that its Board leadership structure with separate CEO and independent Chairman roles has the effect of enhancing our Board’s risk oversight because of the independent Chairman’s involvement in risk oversight matters, including through the Board agenda planning process. The Board also believes that Mr. Scharf’s experience and leadership of the Company’s business, including strategy aligned with risk, significantly contributes to our Board’s understanding and appreciation of risk issues.

Management Committee Structure

The Company has established management committees, including those focused on risk, that support management in carrying out its governance and risk management responsibilities. A management governance committee is a decision-making body that operates for a particular purpose. Certain management governance committees are overseen by and/or report to a Board committee.

Each management governance committee is expected to discuss, document, and make decisions regarding significant risk issues, emerging risks, and risk acceptances; review and monitor progress related to critical and high-risk issues and remediation efforts within its scope, including lessons learned; and report key challenges, decisions, escalations, other actions, and open issues as appropriate.

Management Governance Committees Reporting to the Risk Committee of the Board

The Enterprise Risk & Control Committee (ERCC) governs the management of all risk types, including financial risks and non-financial risks. The ERCC receives information about risk and control events, addresses escalated risks and issues, actively oversees risk control, and provides regular updates to the Risk Committee regarding current and emerging risks and management’s assessment of the effectiveness of the Company’s risk management program.

The ERCC is co-chaired by the CEO and CRO, with membership comprised of the CEOs of our five principal lines of business (Consumer and Small Business Banking, Consumer Lending, Commercial Banking, Corporate and Investment Banking, and Wealth and Investment Management) and certain enterprise functions. The Chief Auditor or a designee attends all meetings of the ERCC. The ERCC has a direct escalation path to the Risk Committee. The ERCC also escalates market risks and issues and interest rate risks and issues to the Finance Committee, and certain human capital risks and issues to the Human Resources Committee. In addition, the CRO has the authority to escalate risks and issues directly to

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the Board. Risks and issues are escalated to the ERCC in accordance with applicable policies and procedures governing escalations.

Each principal line of business and enterprise function has a risk and control committee, which is a management governance committee with a mandate that aligns with the ERCC but with its scope limited to the relevant principal line of business or enterprise function. The focus of these risk and control committees is on the risks that each principal line of business or enterprise function generates and is responsible for managing, and the controls each principal line of business or enterprise function is expected to have in place.

In addition to each risk and control committee, management governance committees dedicated to specific risk types and risk topics also report to the ERCC to help provide more comprehensive governance of risks.

Risk Operating Model—Roles and Responsibilities

The Company has three lines of defense: the front line, Independent Risk Management, and Internal Audit. Our risk operating model creates necessary interaction, interdependencies, and ongoing engagement among the lines of defense:

•	Front Line—The front line, which is composed of our five principal lines of business and certain activities of enterprise functions, is the first line of defense. In the course of its business activities, the front line identifies, measures and assesses, manages, controls, monitors, and reports on risk associated with its business activities and balances risk and reward in decision-making while remaining within the Company’s risk appetite.
•	Independent Risk Management—IRM is the second line of defense. It establishes and maintains the Company’s risk management program and provides oversight, including challenge to and independent assessment of the front line’s execution of its risk management responsibilities.

•	Internal Audit—Internal Audit is the third line of defense. It is responsible for acting as an independent assurance function and validates that the risk management program is adequately designed and functioning effectively.

Board Oversight of Cyber Risk

Information security is a significant operational risk for financial institutions such as Wells Fargo, and includes the risk arising from unauthorized access, use, disclosure, disruption, modification, or destruction of information or information systems. The Board is actively engaged in the oversight of the Company’s information security risk management and cyber defense programs. The Board’s Risk Committee has primary oversight responsibility for information security risk and approves the Company’s information security program, which includes the information security policy and the cyber defense program. A Technology Subcommittee of the Risk Committee assists the Risk Committee in providing oversight of technology, information security, and cybersecurity risks as well as data management risk. The Technology Subcommittee reviews and recommends to the Risk Committee for approval any significant programs and/or policies supporting information security risk (including cybersecurity risk), technology risk, and data management risk. The Technology Subcommittee reports to the Risk Committee and both provide updates to the full Board.

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Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors also are expected to attend each annual shareholders’ meeting. All of our current directors, with the exception of Mark A. Chancy who joined our Board after April 2020, attended our Company’s 2020 annual meeting.

Our Board held 21 regular and special meetings, as well as additional update and informational sessions between Board meetings, during 2020. Attendance by our Board’s current directors at meetings of our Board and its committees (including subcommittees) averaged 99% during 2020. Each current director who served as a director during 2020 attended at least 75% of the total number of 2020 meetings of our Board and committees on which he or she served. Our Board met in executive session without management present during 10 of its 2020 meetings. As described in Strong Independent Board Leadership, the independent Chairman of our Board chairs executive sessions of the non-management and independent directors. During 2020, our former independent Chair, Elizabeth A. Duke, chaired executive sessions of the non-management and independent directors prior to her resignation from the Board in March 2020. Mr. Noski, our current independent Chairman, now chairs such executive sessions.

Committees of our Board and Recent Changes in Committee Structure

The GNC and the Board conducted a holistic review of the Board’s standing committee and subcommittee structure in connection with the Board’s 2020 self-evaluation. Based on its review and effective March 1, 2021, the Board approved the reduction of its standing committees from seven to six by moving credit risk oversight responsibility to the Risk Committee and making the former standing Credit Committee a subcommittee of the Risk Committee with the goal of producing more direct oversight of credit risk, as one of the Company’s major risks, by the Risk Committee. The Board’s six standing committees are Audit, Corporate Responsibility, Finance, Governance and Nominating, Human Resources, and Risk. The Board’s committees act on behalf of the Board and report on their activities to the entire Board. In addition, the Risk Committee and the Board approved the recombination of the former Compliance Subcommittee into the Risk Committee, with focused compliance program and plan updates included as part of Risk Committee meeting agendas. These changes are intended to (1) enhance the risk oversight responsibilities of and reporting provided to the Risk Committee, which oversees all Company-wide risks, and (2) avoid duplication of oversight responsibilities and reporting.

In connection with these committee restructuring and oversight responsibility changes, the Board revised its standing committee membership effective March 1, 2021. The Board appoints the members and chair of each committee based on the recommendation of the GNC. In addition, as part of Board succession planning and in light of the retirement of Donald M. James at the Company’s annual meeting, the Board approved changes in the chair of each of the Audit Committee, the Finance Committee, and the Governance and Nominating Committee, effective April 27, 2021, and will continue to review committee membership as part of its ongoing consideration of Board and committee composition. The chart below reflects the current standing committee and subcommittee membership. Each current member of our standing committees and each member in 2020 and prior to the effective date of the changes was independent and fulfilled the requirements applicable to each committee on which they served.

In connection with the GNC’s and the Board’s annual review of committee member assignments and chair positions, the GNC considers best practices with respect to committee refreshment and committee chair rotations. All of the Board’s six standing committees have new chairs since January 2017. The GNC also reviews a director qualifications and experience matrix for each Board committee to assist it in evaluating the collective experience of directors on each committee in light of the particular committee’s oversight responsibilities. The collective qualifications and experience of directors on each committee are reflected in the charts under Board Committee Composition and Oversight Responsibilities below.

The Board has adopted a charter for each standing Board committee that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee annually reviews and assesses its charter’s adequacy and reviews its performance, and also is responsible for overseeing reputation risk related to its responsibilities. Committees may recommend charter amendments at any time, and our Board must approve any recommended charter amendments. Additional information about our Board’s six standing committees, including their key responsibilities, appears below and a current copy of each committee’s charter is available on our website at: https://www.wellsfargo.com/about/corporate/governance.

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Corporate Governance

The following table provides current membership information for each of our Board’s six standing committees and the two subcommittees of the Risk Committee.

	Standing Board Committees						Subcommittees(1)
Name	Audit	Corporate Responsibility	Finance	Governance & Nominating	Human Resources	Risk	Credit(2)	Technology

Steven D. Black(3)			•

Mark A. Chancy(2, 4)	•					•	•

Celeste A. Clark(2)		Chair		•

Theodore F. Craver, Jr.(5)	•		Chair

Wayne M. Hewett		•			•	•

Donald M. James			•	Chair	•

Maria R. Morris					•	Chair		•

Charles H. Noski(6)	Chair			•

Richard B. Payne, Jr. (2)						•	Chair

Juan A. Pujadas(2)			•			•	•	•

Ronald L. Sargent	•			•	Chair

Suzanne M. Vautrinot(2)		•				•		Chair

Number of Members	4	3	4	4	4	6	3	3

• = Member

(1)	Effective March 1, 2021, the Board moved primary oversight responsibility for credit risk to the Risk Committee and made its former standing Credit Committee a subcommittee of the Risk Committee with the goal of producing more direct oversight of credit risk, as one of the Company’s major risks, by the Risk Committee. The Risk Committee had previously formed a Technology Subcommittee which began meeting in January 2018. Effective March 1, 2021, the former Compliance Subcommittee was recombined into the Risk Committee, with the Risk Committee continuing to have responsibility for compliance risk oversight.

(2)	Effective March 1, 2021, Mr. Payne became a member of the Risk Committee and chair of its Credit Subcommittee. Mr. Payne previously served as chair of the Board’s former Credit Committee. Effective March 1, 2021, Messrs. Chancy and Pujadas also became members of the Credit Subcommittee of the Risk Committee and each of Mses. Clark and Vautrinot ceased to be a member of the Board’s former Credit Committee.

(3)	Effective April 28, 2020, Mr. Black became a member of the Finance Committee in connection with his election by shareholders as a director at our 2020 annual meeting. Mr. Black will succeed Mr. Craver as chair of the Finance Committee, effective April 27, 2021.

(4)	Effective August 20, 2020, Mr. Chancy became a member of the Risk Committee in connection with his election by the Board as a director.

(5)	Effective April 27, 2021, Mr. Craver will succeed Mr. Noski as chair of the Audit Committee.

(6)	Effective March 1, 2020 and March 8, 2020, Mr. Noski became a member of the GNC and chair of the Audit Committee, respectively. Mr. Noski will succeed Mr. James, who will retire from our Board at the 2021 annual meeting, as chair of the Governance & Nominating Committee, effective April 27, 2021.

Other Special Purpose Board Committees

From time to time, the Board may form special purpose committees to which each board may delegate responsibility for oversight of particular matters.

Compensation Committee Interlocks and Insider Participation

Wayne M. Hewett, Donald M. James, Maria R. Morris, and Ronald L. Sargent served as members of the HRC during 2020. During 2020, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2020 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under Related Person Transactions, some HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries.

2021 Proxy Statement	35

Corporate Governance

Board Committee Composition and Oversight Responsibilities

Risk Committee Maria R. Morris, Chair	Members: Morris (Chair) Chancy Hewett	Payne Pujadas Vautrinot	Number of meetings in 2020: 13 (includes 1 joint meeting with the Audit Committee)

Primary Responsibilities:

•	Oversees the Company’s risk management framework, including our risk management program, governance structures used by management to execute its risk management program, risk profile, risk appetite, and risk management effectiveness;

•	Oversees management’s establishment and implementation of the risk management framework, including how the Company supports a strong risk management culture, manages and governs its risk, and defines the risk roles and responsibilities of the Company’s three lines of defense;

•	Oversees significant policies, procedures, processes, controls, systems, and governance structures for the identification, measurement, assessment, control, mitigation, reporting, and monitoring of risks facing the Company;

•	Annually recommends to our Board for approval, and monitors adherence to, the Company’s statement of risk appetite;

•	Reviews regular reports from the Chief Risk Officer and other members of management on emerging risks and escalated risks or issues;

•	Reviews management’s assessment of the effectiveness of the Company’s risk management program;

•	Oversees the Independent Risk Management function and the performance of the Chief Risk Officer and approves the appointment and compensation of the Chief Risk Officer;
•	Oversees the Company’s material financial and non-financial risks, including through the review and approval of significant compliance risk, financial crimes (including Bank Secrecy Act and anti-money laundering) risk, model risk, operational risk, information security risk (including cybersecurity risk), technology risk, and data management risk, and credit risk programs and/or policies, including the Company’s business resiliency program, compliance program policy, technology and data management strategies, financial crimes program, and third party risk management policy; and

•	Oversees and reviews updates from management on the state of those risks as well as conduct risk, liquidity and funding risks, reputation risk, and strategic risk, including the alignment of our risk profile and risk management effectiveness with the Company’s strategic plan and risk appetite, and risks associated with significant new business or strategic initiatives.

Independence: Our Board has determined that each member of the Risk Committee is independent, as independence is defined by NYSE rules.

Risk Expertise: The Federal Reserve’s Enhanced Prudential Standards for large U.S. bank holding companies require at least one member of the Risk Committee to have experience identifying, assessing, and managing risk exposures of large financial firms. Our Board has determined, in its business judgment, that four members (Chancy, Morris, Payne, and Pujadas) have large financial institution risk management experience. In addition, other members of the Risk Committee bring additional risk management experience in specific areas, including technology/cyber (Pujadas and Vautrinot), and operations (Hewett).

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Corporate Governance

Credit Subcommittee of the Risk Committee Richard B. Payne, Jr., Chair	Members: Payne (Chair) Chancy	Pujadas	Number of meetings of former Credit Committee in 2020: 7 (includes 1 joint meeting with the Audit Committee)

Primary Responsibilities:

•	Reviews and approves significant credit risk programs and/or policies;

•	Oversees and receives updates and reports from management on the state of credit risk and general condition of credit risk management, including relating to the performance and quality of the Company’s credit portfolio and credit risk trends;
•	Reviews management’s process for establishing the Company’s allowance for credit losses and the Company’s credit stress testing framework and related stress test results; and

•	Oversees the organizational structure and resources of the Company’s Risk Asset Review (RAR) function and RAR’s examination of our Company’s credit portfolios.

Technology Subcommittee of the Risk Committee Suzanne M. Vautrinot, Chair	Members: Vautrinot (Chair) Morris	Pujadas	Number of meetings in 2020: 8

Primary Responsibilities:

•	Oversees significant programs and/or policies supporting information security risk (including cyber security risk), technology risk, and data management risk; and
•	Receives updates and reports on information security risk (including cybersecurity risk), technology risk (including related operational risk, such as resiliency risk), and data management risk, including the Company’s data management strategy and program, risk data governance, and cyber defense management program.

2021 Proxy Statement	37

Corporate Governance

Audit Committee Charles H. Noski, Chair	Members: Noski (Chair) Chancy	Craver Sargent	Number of meetings in 2020: 12 (includes 1 joint meeting with each of the Risk Committee, former Credit Committee, and Finance Committee)

Primary Responsibilities:

•	Assists our Board in fulfilling its responsibilities to oversee the integrity of our financial statements and the adequacy and reliability of disclosures to our shareholders, including our internal control over financial reporting;

•	Selects and evaluates our independent auditor, including its qualifications and independence and approves all audit engagement fees and terms and all non-audit engagements of the independent auditor and engagement fees of any other external auditor for additional required audit, review, or attest services;

•	Approves the appointment and compensation of our Company’s Chief Auditor and oversees the performance of the Chief Auditor and the Internal Audit function;

•	Assists the Board and the Risk Committee in the oversight of compliance with regulatory and legal requirements, including through periodic updates on regulatory examination reports and communications; and

•	Oversees our regulatory and risk reporting disclosure control framework for data.

Independence: Our Board has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined by NYSE and SEC rules.

Financial Expertise: Our Board has determined, in its business judgment, that all current members of the Audit Committee listed above are financially literate as required by NYSE rules and each current Audit Committee member qualifies as an “audit committee financial expert” as defined by SEC regulations. No Audit Committee member may serve on the audit committee of more than two other public companies.

Human Resources Committee (HRC) Ronald L. Sargent, Chair	Members: Sargent (Chair) Hewett	James Morris	Number of meetings in 2020: 11

Primary Responsibilities:

•	Approves our Company’s compensation philosophy and principles, and discharges our Board’s responsibilities relating to our Company’s overall approach for incentive compensation and the compensation of our executive officers;

•	Oversees our Company’s incentive compensation risk management program and practices for senior executives and employees in a position, individually or collectively, to expose our Company to material financial or reputational risk;

•	Evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for approval and approves compensation for our other executive officers and any other officers or employees as the HRC determines appropriate;

•	Oversees human capital risk and human capital management, including performance management, talent management, diversity, equity, and inclusion, pay equity, and succession planning for the CEO and other senior executives;

•	Oversees our Company’s culture, including management’s efforts to foster ethical behavior and decision-making throughout our Company;
•	Oversees our Company’s Code of Ethics and Business Conduct;

•	Oversees actions taken by our Company regarding shareholder approval of executive compensation matters, including advisory votes on executive compensation; and

•	Has the sole authority to retain or obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor to the HRC, and evaluates the independence of its advisors in accordance with NYSE rules.

The HRC may delegate certain of its responsibilities to one or more HRC members or to designated members of senior management or committees. The HRC has delegated certain authority to the Head of Human Resources and the Director of Compensation and Benefits for the administration of our Company’s benefit and compensation programs.

Independence: Our Board has determined that each member of the HRC is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is independent, as independence for compensation committee members is defined by NYSE rules.

38	Wells Fargo & Company

Corporate Governance

Governance and Nominating Committee (GNC) Donald M. James, Chair	Members: James (Chair) Clark	Noski Sargent	Number of meetings in 2020: 7

Primary Responsibilities:

•	Assists our Board by identifying individuals qualified to become Board members and recommends to our Board nominees for director and committee leadership and membership;

•	Reviews and assesses our governance practices and the adequacy of our Corporate Governance Guidelines;

•	Oversees an annual evaluation of the performance of our Board and its committees;

•	Recommends to our Board a determination of each non-employee director’s “independence” under applicable rules and guidelines;
•	Reviews director compensation and recommends any changes for approval by our Board; and

•	Oversees our Company’s engagement with shareholders and other interested parties concerning governance matters and works with our Board’s other committees in connection with shareholder engagement on matters subject to the oversight of such other committees.

Independence: Our Board has determined that each member of the GNC is independent, as independence is defined by NYSE rules.

Corporate Responsibility Committee (CRC) Celeste A. Clark, Chair	Members: Clark (Chair) Hewett	Vautrinot	Number of meetings in 2020: 4

Primary Responsibilities:

•	Oversee the Company’s significant strategies, policies, and programs on social and public responsibility matters, including environmental sustainability and climate change, human rights, and supplier diversity;

•	Oversees the Company’s significant Government Relations strategies, policies, and programs, including the alignment of the Company’s political activities and contributions, significant lobbying priorities, and principal trade association memberships with the Company’s public policy objectives;
•	Oversees the Company’s community development and reinvestment activities and performance;

•	Oversees the Company’s social impact and sustainability strategy and impacts through the support of non-profit organizations by the Company or a Company-sponsored charitable foundation; and

•	Monitors the state of the Company’s relationships and enterprise reputation with external stakeholders on social and public responsibility matters.

Finance Committee Theodore F. Craver, Jr., Chair	Members: Craver (Chair) Black	James Pujadas	Number of meetings in 2020: 8 (includes 1 joint meeting with the Audit Committee)

Primary Responsibilities:

•	Oversees the state of the Company’s market risk, interest rate risk, and investment risk and the effectiveness of those risk management activities;

•	Oversees the Company’s capital planning and adequacy process, forecasting, and key stress testing processes and activities and, in connection with that oversight responsibility, reviews information relating to the Company’s financial forecast, financial performance, and liquidity;

•	Reviews the Company’s capital levels, recommends to our Board the declaration of common dividends, the repurchase of securities, and the approval of significant capital expenditures; and

•	Oversees recovery and resolution planning.

2021 Proxy Statement	39

Corporate Governance

Director Compensation

The table below provides information on 2020 compensation for our non-employee directors. Mr. Scharf is an employee director and does not receive separate compensation for his Board service. Our Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Additional information on our director compensation program follows the table.

2020 Director Compensation Table

Name(1) (a)	Fees Earned or Paid in Cash ($)(2)(3)(b)	Stock Awards ($)(4)(c)	Option Awards ($)(5)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(g)	Total ($)(h)
John D. Baker II	72,542	—	—	—	—	—	72,542
Steven D. Black	78,625	180,004	—	—	—	—	258,629
Mark A. Chancy	55,075	135,019	—	—	—	—	190,094
Celeste A. Clark	178,000	180,004	—	—	—	—	358,004
Theodore F. Craver, Jr.	192,000	180,004	—	—	—	—	372,004
Elizabeth A. Duke	94,282	—	—	—	—	—	94,282
Wayne M. Hewett	193,000	180,004	—	—	—	—	373,004
Donald M. James	194,000	180,004	—	—	—	—	374,004
Maria R. Morris	298,000	180,004	—	—	—	—	478,004
Charles H. Noski	354,629	180,004	—	—	—	—	534,633
Richard B. Payne, Jr.	185,833	180,004	—	—	—	—	365,837
Juan A. Pujadas	241,000	180,004	—	—	—	—	421,004
James H. Quigley	55,185	—	—	—	—	—	55,185
Ronald L. Sargent	202,000	180,004	—	—	—	—	382,004
Suzanne M. Vautrinot	199,000	180,004	—	—	—	—	379,004

(1)	Mr. Baker retired as a director effective April 28, 2020, the date of our 2020 annual meeting. Ms. Duke and Mr. Quigley resigned as directors on March 8, 2020.

(2)	Includes fees earned, whether paid in cash or deferred, for service on our Company’s Board in 2020 (including any such amounts paid in 2021) as described under Cash Compensation. Also includes fees paid to non-employee directors who serve on the board of directors of Wells Fargo Bank, National Association (WFBNA), a wholly owned subsidiary of our Company, or are members of one or more special purpose committees. Messrs. Chancy, Craver, Payne, and Pujadas and Ms. Morris, as current directors of WFBNA, and Mr. Quigley as a former director of WFBNA until March 2020, each received an annual cash retainer of $10,000, payable quarterly in arrears, and a fee of $2,000 for any separate meeting of the WFBNA Board not held concurrently with a Company Board or committee meeting. In 2020, all except one WFBNA Board meeting was held concurrently with a Company Board meeting. A fee of $2,000 was paid for certain special purpose committee meetings attended that were not held concurrently with a Company Board or committee meeting.

40	Wells Fargo & Company

Corporate Governance

(3)	Includes fees earned in 2020 but deferred at the election of the director. The following table shows the number of stock units credited on a quarterly basis to our non-employee directors under our deferral program for deferrals of 2020 cash compensation paid quarterly in arrears and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

Name	Stock Units (#)	Grant Date Fair Value ($)
John D. Baker II	1,765.7761	46,917
	1,021.3232	25,625
	—	—
	—	—
Stephen D. Black	—	—
	762.2559	19,125
	1,390.0679	32,750
	886.3486	26,750
Mark A. Chancy	—	—
	—	—
	586.8107	13,825
	1,366.7992	41,250
Celeste A. Clark	1,684.2303	44,750
	1,544.4400	38,750
	1,644.7368	38,750
	1,018.8867	30,750
Elizabeth A. Duke	1,134.4046	30,141
	—	—
	—	—
	—	—
Wayne M. Hewett	1,714.8099	45,563
	1,457.2539	36,563
	1,424.5543	33,563
	962.9722	29,063
Charles H. Noski	2,140.7237	56,879
	4,115.1853	103,250
	4,212.6486	99,250
	3,156.0636	95,250
Ronald L. Sargent	2,371.0952	63,000
	2,032.6823	51,000
	1,910.0170	45,000
	1,424.7846	43,000

(4)	We granted 6,235 shares of our common stock to each non-employee director elected at the 2020 annual meeting of shareholders on April 28, 2020. In addition, we granted 5,685 shares to Mr. Chancy upon his election to the Board effective August 20, 2020. The grant date fair value of each award is based on the number of shares granted and the NYSE closing price of our common stock on April 28, 2020 and August 20, 2020, respectively.

(5)	None of our non-employee directors held outstanding options with respect to our common stock at December 31, 2020.

2021 Proxy Statement	41

Corporate Governance

Structure of our Director Compensation Program

The GNC and the Board review the director compensation program annually. No changes have been made to the annual cash retainer since 2007 and the annual equity award amount since 2015.

Cash Compensation

The following table shows the components of cash compensation paid to non-employee directors in 2020. Cash retainers and fees are paid quarterly in arrears. Directors who join the Board during the year receive a prorated annual cash retainer.

2020 Component	Amount ($)
Annual Cash Retainer	75,000
Annual Independent Chairman Retainer[1]	250,000
Annual Committee Chair Fees
Each of Audit and Risk Committee	40,000
Each of CRC, Credit Committee, Finance Committee, GNC and HRC	25,000
Regular or Special Board or Committee/Subcommittee Meeting Fee[2]	2,000

(1)	The Board’s independent Chairman receives a $250,000 annual retainer, in lieu of any committee chair fee the independent Chairman might otherwise receive.

(2)	Includes standing committee/subcommittee meetings as well as special purpose committee meetings not held concurrently with or immediately prior to or following a Company Board or committee/subcommittee meeting.

WFBNA directors receive an additional $10,000 annual cash retainer. The chair of WFBNA Board’s Regulatory Compliance Oversight Committee, to which each of WFBNA’s board of directors and the Company’s Board have delegated oversight of compliance with various regulatory consent orders, also receives a chair fee of $25,000.

Equity Compensation

For 2020, each non-employee director elected to our Board at our Company’s annual meeting of shareholders received on that date an award of Company common stock having a value of $180,000. Each non-employee director who joins our Board as of any other date receives, as of such other date, an award of Company common stock having a value of $180,000 prorated to reflect the number of months (rounded up to the next whole month) until the next annual meeting of shareholders. The dollar value of each stock award is converted to a number of shares of Company common stock using the closing price on the grant date, rounded up to the nearest whole share.

Deferral Program

A non-employee director of our Company or WFBNA may defer all or part of his or her cash compensation and stock awards. Cash compensation may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2020 on interest-bearing accounts was 2.14%. Stock awards may be deferred only into common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments as elected by the director.

Stock Ownership Policy

Our Board has adopted a director stock ownership policy that each non-employee director, within five years after joining our Board, own shares of our common stock having a value equal to five times the annual cash retainer, and maintain at least that ownership level while a member of our Board and for one year after service as a director ends. Each director who has been on our Board for five years or more exceeded this ownership level as of December 31, 2020, and each director who has served less than five years is on track to meet this ownership level.

GNC Use of Compensation Consultant

The GNC is authorized to retain and obtain advice of legal, accounting, or other advisors at our expense without prior permission of management or our Board. The GNC retained FW Cook, a nationally recognized compensation consulting firm, to provide independent advice on non-employee director compensation matters for 2020. FW Cook compiles compensation data for the financial services companies the GNC considers our Labor Market Peer Group (which is the same peer group used to evaluate our Company’s executive compensation program) from time to time, and reviews with the GNC our Company’s non-employee director compensation program generally and in comparison to those of our Labor Market Peer Group. FW Cook also advises the GNC on the reasonableness of our non-employee director compensation levels compared to our Labor Market Peer Group.

42	Wells Fargo & Company

Information About Related Persons

Related Person Transactions

Lending and Other Ordinary Course Financial Services Transactions

During 2020, some of our executive officers, directors (including certain of our HRC members) and director nominees, each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2020 (BlackRock, Inc. and The Vanguard Group), and persons we know of that beneficially owned more than 5% of our common stock during 2020 (Warren E. Buffett/Berkshire Hathaway Inc.), and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions with our banking and other subsidiaries in the ordinary course of business, including deposit and treasury management services, brokerage, investment advisory, capital markets, sales and trading, and investment banking transactions. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to our Company, and did not involve more than the normal risk of collectability or present other unfavorable features. In the ordinary course of business, we also sell or purchase other products and services, including the purchase of insurance products and aviation services, from Berkshire Hathaway and its affiliates and the purchase of investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange traded funds, and other products affiliated with BlackRock and Vanguard, and we and such firms may receive fees in connection with those investments, in the ordinary course of business. All of these transactions were entered into on an arms’ length basis and under customary terms and conditions.

Relocation Loan

In 2011 and prior to his becoming an executive officer during 2019, Wells Fargo made a loan to Derek A. Flowers, our Head of Strategic Execution and Operations, under a relocation program in the original amount of $275,000 at a zero percent interest rate. The highest principal balance of the loan during 2020 was $275,000. No interest was paid on the loan during 2020 and the full principal loan balance of $275,000 was repaid in full in the first quarter of 2020.

Family and Other Relationships

Since 1986, our Company has employed Mary T. Mack’s sister, Susan T. Hunnicutt, who is currently a Commercial Banking relationship manager. In 2020, Ms. Hunnicutt received compensation of approximately $224,000. Since 2015, our Company has employed the son-in-law, Matthew T. Bush, of one of our former executive officers, Richard D. Levy, who retired from the Company on March 31, 2020. Mr. Bush is currently a Technology senior associate in our Technology group and received 2020 compensation of approximately $178,000. Since 2017, the Company has employed Steven D. Black’s sister-in-law, Laine Murdock, who is currently an employee in our Marketing group in Consumer & Small Business Banking. In 2020, Ms. Murdock received compensation of approximately $140,000. Since 2015, Wells Fargo also has employed a relative of Mr. Black who is not an “immediate family member” for purposes of the SEC’s related person transaction rules. We established the compensation paid to each of these employees in 2020 in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, each of these employees also received employee benefits generally available to all of our employees. Each of these employees is in a non-strategic business line or enterprise function role, is not an executive officer of our Company, and does not directly report to an executive officer of our Company.

In 2010, our Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage our Company’s hiring of any immediate family members of current directors.

2021 Proxy Statement	43

Information About Related Persons

Related Person Transaction Policy and Procedures

Our Board has adopted a written policy and procedures for the review and approval or ratification of transactions between our Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Except as described below, the Related Person Policy requires either the GNC or Audit Committee, depending upon the related person involved, to review and either approve or disapprove transactions, arrangements, or relationships in which:

•	The amount involved will, or may be expected to exceed $120,000 in any fiscal year;

•	Our Company is, or will be, a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” Any potential Interested Transactions that are brought to our Company’s attention are analyzed by our Company’s Legal Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute an Interested Transaction requiring compliance with the Related Person Policy. Our Board has determined that the GNC or Audit Committee does not need to review or approve certain Interested Transactions even if the amount involved will exceed $120,000, including the following transactions:

•	Lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•	Employment of a “named executive officer” or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that our Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is reported pursuant to SEC rules in our proxy statement;

•	Transactions with another entity at which a related person’s only relationship with that entity is as a director, limited partner, or beneficial owner of less than 10% of that entity’s ownership interests (other than a general partnership interest);
•	Transactions with another entity at which a related person’s only relationship with that entity is as an employee (other than an executive officer), if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•	Charitable contributions by our Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as an employee (other than an executive officer) or a director or trustee (other than chairman of the board or board of trustees), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues; and

•	Transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such shareholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

The GNC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the GNC which involve a director and/or his or her immediate family members or affiliated entities. The Audit Committee approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the Audit Committee that involve our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or Audit Committee, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and Audit

44	Wells Fargo & Company

Information About Related Persons

Committee will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of our Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction if that director, or his or her immediate family members, or their affiliated entities are involved. The GNC or Audit Committee, as applicable, annually reviews all ongoing Interested Transactions.

2021 Proxy Statement	45

Ownership of Our Common Stock

Directors and Executive Officers

Stock Ownership Requirements and Other Policies

Stock Ownership Requirements

To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as shareholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted robust stock ownership policies that apply to our directors and executive officers as summarized in the chart below.

Executive Officer Stock Ownership Policy Requirements

While employed by the Company and for one year following retirement, our executive officers must hold shares of Wells Fargo common stock equal to at least 75% of the after-tax profit shares (assuming a 50% tax rate) acquired upon the exercise of stock options or upon the distribution of other stock-based awards if the total value of Wells Fargo common stock the executive owns is less than three times cash salary (six times cash salary for the CEO) (the minimum threshold amount), and at least 50% of such after-tax profit shares if the total value of Wells Fargo common stock the executive owns is greater than the applicable minimum threshold amount.

Director Stock Ownership Policy Requirements

After five years on the Board, each non-employee director must own stock having a value equal to five times the annual cash retainer we pay our directors, and maintain at least that stock ownership level while a member of the Board and for one year after service as a director terminates.

Shares counted toward ownership include shares a non-employee director has deferred pursuant to the Directors Stock Compensation and Deferral Plan (Directors Plan) and any applicable predecessor director compensation and deferral plans, shares (or share equivalents) an executive officer holds in the Company 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Direct Purchase and Dividend Reinvestment Plan, and shares owned by an executive officer’s spouse. Executives also may include the value of 50% of the target number of Wells Fargo common shares subject to his or her unvested full-value stock-based awards. Compliance with these stock ownership requirements is calculated annually and reported to the Governance and Nominating Committee (for non-employee directors) or to the Human Resources Committee (for executive officers).

Anti-Hedging Policies

To further strengthen the alignment between stock ownership and your interests as shareholders, our Code of Ethics and Business Conduct requirements prohibit all employees, including our executive officers, and directors from engaging in derivative or hedging transactions involving any Company securities, including our common stock. This hedging prohibition with respect to Company securities applies to any type of transaction in securities that limits investment risk with the use of derivatives, such as options, puts, calls, futures contracts, or other similar instruments.

No Pledging Policy

Our Board has adopted policies which are reflected in our Corporate Governance Guidelines that prohibit our directors and executive officers from pledging Company equity securities as collateral for margin or other similar loan transactions.

46	Wells Fargo & Company

Ownership of Our Common Stock

Director and Executive Officer Stock Ownership Table

The following table shows how many shares of common stock our current directors and nominees for director, our named executives, and all directors, director nominees, named executives, and executive officers as a group owned on February 24, 2021, and the number of shares they had the right to acquire within 60 days of that date, including restricted share rights (RSRs) and Performance Shares that are scheduled to vest within 60 days of that date. This table also shows, as of February 24, 2021, the number of common stock units credited to the accounts of our non-employee directors, director nominees, named executives, and all directors, director nominees, named executives, and executive officers as of that date as a group under the terms of the benefit and deferral plans in which they participate. None of our directors, named executives, or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership(1)
Name	Common Stock Owned(2)(3) (a)	Unvested Common Stock Units(4) (b)	Other Common Stock Units(5)(6) (c)	Total(7) (d)

Non-Employee Directors and Director Nominees

Steven D. Black	125	—	9,322	9,447

Mark A. Chancy	893	—	7,375	8,268

Celeste A. Clark	4,022	—	20,639	24,661

Theodore F. Craver, Jr.	17,824	—	8,859	26,683

Wayne M. Hewett	101	—	19,296	19,397

Donald M. James	24,730	—	101,132	125,862

Maria R. Morris	89	—	15,260	15,349

Charles H. Noski	20,309	—	25,380	45,689

Richard B. Payne, Jr.	212	—	8,861	9,073

Juan A. Pujadas	15,820	—	—	15,820

Ronald L. Sargent	18,131	—	37,372	55,503

Suzanne M. Vautrinot	8,246	—	18,499	26,745

Named Executives

Charles W. Scharf*	232,818	—	—	232,818

Michael P. Santomassimo	1,000	—	—	1,000

John R. Shrewsberry	598,220	93,325	10,315	701,860

Mary T. Mack	144,466	68,094	—	212,560

Lester J. Owens	—	—	—	—

Scott E. Powell	39,083	1,695	—	40,778

All directors, director nominees, named executives, and executive officers as a group (31 persons)(8)	1,703,774	424,298	348,725	2,476,797

*	Mr. Scharf also serves as a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group have sole voting and investment power for the applicable shares of common stock shown in the table.

(2)	The amounts shown for named executives and executive officers include shares of common stock allocated to the account of each named executive and executive officer under one or both of the Company’s 401(k) Plan and Stock Purchase Plan as of February 24, 2021.

(3)	For the following directors, named executives, and for all directors, director nominees, named executives, and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:
•	Mark A. Chancy, 609 shares held in a joint account;

2021 Proxy Statement	47

Ownership of Our Common Stock

•	Theodore F. Craver, Jr., 17,735 shares held in a trust of which he is a co-trustee;
•	Mary T. Mack, 105,576 shares held in a joint account;
•	Charles H. Noski, 20,235 shares held in a trust of which he is a co-trustee;
•	Charles W. Scharf, 176,863 shares held in a joint account;
•	John R. Shrewsberry, 589,355 shares held in a trust of which he is a co-trustee;
•	Suzanne M. Vautrinot, 8,136 shares held in a trust of which she is a co-trustee; and
•	All directors, director nominees, named executives, and executive officers as a group, 1,064,081 shares.

(4)	Includes the following number of RSRs and 2018 Performance Shares (including whole share dividend equivalents credited as of or within 60 days of February 24, 2021) that are scheduled pursuant to the applicable award agreements to vest within 60 days of February 24, 2021, subject to the terms and conditions of the award: Mr. Scharf – No RSRs and no Performance Shares; Mr. Santomassimo – No RSRs and no Performance Shares; Mr. Shrewsberry – 36,330 RSRs and 56,995 Performance Shares; Ms. Mack – 34,206 RSRs and 33,888 Performance Shares; Mr. Owens – No RSRs and no Performance Shares; and Mr. Powell –1,695 RSRs and no Performance Shares and all named executives and executive officers as a group – 256,395 RSRs and 167,903 Performance Shares.

(5)	For named executives and executive officers, includes the following whole common stock units credited to their accounts as of February 24, 2021 under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Name	Supplemental 401(k) Plan	Deferred Compensation Plan

Charles W. Scharf	—	—

Michael P. Santomassimo	—	—

John R. Shrewsberry	10,315	—

Mary T. Mack	—	—

Lester J. Owens	—	—

Scott E. Powell	—	—

All named executives and executive officers as a group	21,741	54,989

(6)	For non-employee directors, includes common stock units credited to their accounts as of February 24, 2021 pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of our common stock except for 11,353 shares in the aggregate, which will be paid in cash.

(7)	Total does not include the following RSRs and/or target number of Performance Shares (including dividend equivalents credited on that target number as of February 24, 2021) granted under the Company’s Long-Term Incentive Compensation Plan that were not vested as of February 24, 2021, or scheduled pursuant to the applicable award agreements to vest within 60 days after February 24, 2021. Upon vesting, each RSR and Performance Share will convert to one share of common stock. Performance Share amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance criteria and other conditions.

Name	RSRs	Performance Shares

Charles W. Scharf	693,682	557,914

Michael P. Santomassimo	358,734	119,503

John R. Shrewsberry	150,319	303,142

Mary T. Mack	129,249	254,747

Lester J. Owens	504,451	50,988

Scott E. Powell	190,864	93,803

All named executives and executive officers as a group	3,646,480	2,552,195

(8)	One of our executive officers also owns 25 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L.

48	Wells Fargo & Company

Ownership of Our Common Stock

Principal Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock as of December 31, 2020.

Name and Address of Beneficial Owner(1)(2) (a)	Amount and Nature of Beneficial Ownership of Common Stock(1)(2) (b)	Percent of Common Stock Owned(1)(2) (c)

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	316,366,883	7.65%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	285,295,599	6.9%

(1)	Based on a Schedule 13G/A filed on February 10, 2021 with the SEC by The Vanguard Group, Inc., on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over none of the shares and shared voting power over 6,369,644 of the shares. The Vanguard Group has sole dispositive power over 299,159,491 of the shares and shared dispositive power over 17,207,392 of the shares.

(2)	Based on a Schedule 13G/A filed on February 5, 2021 with the SEC by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Each of BlackRock and its subsidiaries has sole voting power over 249,819,658 of the shares and shared voting power over none of the shares. Each of BlackRock and its subsidiaries has sole dispositive power over 285,295,599 of the shares and shared dispositive power over none of the shares.

2021 Proxy Statement	49

Human Capital Management

We Are Transforming Our Culture

At Wells Fargo, we aim to work every day with the highest standards of integrity and operational excellence to deliver what’s expected of us by our stakeholders. Being our best takes all of us working together with a shared understanding of what we do and how we do it. Our past provides perspective and guidance, but we are moving with urgency and optimism toward our future. Approaching our work in new ways and challenging past perspectives helps us make the most of the meaningful opportunities that exist across all of our businesses. We are changing the way we run the Company and redefining parts of our culture in order to be more effective.

In order to drive the highest standards of integrity and operational excellence, we introduced in 2020 a new set of expectations which apply to everyone at Wells Fargo, at every level, and in every role.

•	Embrace Candor

•	Say what you mean in the moment

•	Share clear, honest, direct feedback with your colleagues and managers

•	Be both direct and respectful

•	Do What’s Right

•	Set high standards for being helpful and trustworthy

•	If you see a problem, take ownership or get support to make things right

•	Be Great At Execution

•	Make decisions that benefit clients and shareholders in the long term over any single business in the short term

•	Use data to make decisions

•	Act with a sense of urgency

•	Strive to simplify transactions and end-to-end processes

•	Measure success based on business results and customer/team satisfaction

•	Learn and Grow

•	Embrace challenges with enthusiasm

•	Be tenacious in overcoming obstacles

•	Ask others for feedback/ dedicate the time and effort to learn and grow

•	Take personal accountability for understanding and delivering on your goals and commitments

•	Champion Diversity, Equity & Inclusion

•	Contribute to an inclusive environment where differences are respected

•	Solicit diverse ideas that challenge your thinking

•	Build relationship with customers and colleagues who are different than you

•	Actively help each other succeed

•	Build High Performing Teams

•	Set clear performance objectives

•	Provide ongoing, actionable coaching and feedback

•	Reward successful execution

•	Hold people accountable

•	Encourage community involvement through your works and actions

•	Solicit input from your team and take action on feedback and concerns

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Human Capital Management

These expectations have been communicated to our employees throughout the year along with personal statements on each expectation from senior leaders of the Company. They play an important role in reshaping the company, guide how we conduct ourselves, work with our colleagues, and make decisions. The expectations are clear and straightforward, and they hold everyone accountable for doing what’s right and doing it well.

We Are Committed to Acting With Ethics and Integrity

We are committed to doing what is right, acting with integrity, and holding ourselves accountable.

Our Code of Ethics and Business Conduct

At Wells Fargo, we expect all employees to Do What’s Right by customers, stakeholders, and each other. Our Code of Ethics and Business Conduct provides additional clarity and focus on the ethical behavior we expect of all employees and members of our Board. The Code is supported by underlying policies as well as by interactive online training that all employees complete annually. Members of the Board also acknowledge annually that they have read and understand their obligations under the Code of Ethics and Business Conduct. It is critical for employees to understand our expectations and always do what is right. Employees also need to be comfortable speaking up with no fear of retaliation if they have a concern or see something that does not seem quite right.

Our Speak Up and Non-Retaliation Policy

Wells Fargo does not tolerate retaliation of any kind. Our employees’ dedication and integrity are key to building a Wells Fargo we can all be proud of, and our leadership believes that it is critical everyone feels safe raising concerns and cooperating with investigations without fear of retaliation or other negative actions, such as harassment or unprofessionalism. By speaking up when they have a concern, our employees offer a courageous and vital contribution to Wells Fargo’s ethical working environment. Every employee’s voice matters, regardless of his/her/their role, position in the Company, or location.

Our Speak Up and Non-Retaliation Policy requires all employees to adhere to the Code of Ethics and Business Conduct and supporting policies, recognize unethical behavior, and report suspected unethical or illegal conduct. The policy also sets additional expectations for managers to guard against retaliatory conduct, watch for signs of retaliation, and report any conduct that may violate policies. To report a concern, employees may talk to a manager, contact Employee Relations, or contact our confidential EthicsLine.

We Are Listening to Our Employees

Employee feedback has been essential in helping enhance our culture and improve the employee experience. Employees have shared their voices in a number of ways, including surveys, town halls, and two-way dialogue on our intranet and internal social media platforms.

Loudspeaker

Wells Fargo has begun implementing a new digital suggestion box designed for employees to provide feedback. First announced by CEO Charlie Scharf in July 2020, the new employee feedback channel is called Loudspeaker. Loudspeaker’s goal is to improve our customer experience, our employee experience, and to uncover opportunities to grow revenue, reduce expenses, be more efficient, and help make Wells Fargo better. Loudspeaker will capture employees’ feedback to help Wells Fargo execute more nimbly, strengthen high-performing teams, and foster a culture of candor—all part of the six new expectations for work at Wells Fargo.

With Loudspeaker, senior leaders will quickly prioritize and act on suggestions they approve for their businesses. They are expected to respond promptly to submitters and assign topic experts to develop and implement the ideas selected for their transformative impact.

2021 Proxy Statement	51

Human Capital Management

Other Employee Listening Channels

Our continuous listening program monitors employee engagement and experience and includes collecting feedback from employees through pulse surveys, focus groups, company-wide assessments and surveys, and confidential exit surveys and interviews. The following are among the many ways that enable employees to voice their opinions and us to gain valuable insights. Due to COVID-19, we’ve had to make modifications to some of our programs in order to prioritize the safety of our employees.

•

CEO Town Halls – CEO Charlie Scharf holds town hall forums (which have been virtual for most of 2020) with employees that are televised internally and live-streamed to computers. These town halls provide an opportunity for employees to hear directly from Mr. Scharf and other senior leaders about our priorities and our business and to ask questions live from the local audience and via video from all over the Company

•

Periodic employee sentiment “pulse” surveys – We conduct monthly pulse surveys targeted to a representative random sample of employees from across the organization to gauge employee sentiment about topics such as Wells Fargo as a place to work and build a career, leadership, internal communications, and culture

•	Focus groups – We convene focus groups of employees to provide feedback and input on specific topics

•

Exit surveys – Exit surveys help us gain a deeper understanding of why employees have chosen to leave Wells Fargo and identify ways to make sure we provide a more consistent and compelling employee experience

•

Inclusion Fireside Chats – A component of Diversity, Equity & Inclusion’s strategy, Inclusion Fireside Chats are intended to introduce intentional and impactful diversity, equity, and inclusion dialogue in a setting that helps to capture the mind-share and heart-share of everyone. The series uses different mediums, including panel discussions, speakers, and videos to bring diversity and inclusion to life.

•	Team Moments internal social community – Employees are welcome to join Team Moments groups to post and comment on a variety of topics

We Are Advancing Diversity, Equity, and Inclusion

Board Oversight of Our Diversity, Equity, and Inclusion Efforts

The Board and its Human Resources Committee oversee the Company’s Diversity, Equity, and Inclusion (DE&I) efforts and progress. The Human Resources Committee receives updates relating to the Company’s DE&I initiatives and, beginning in the Fall of 2020, the full Board has received DE&I updates at each of its regularly scheduled Board meetings. These reports provide updates on the Company’s progress and accomplishments across our DE&I commitments and the development and launch of new programs, including information relating to:

•	Talent acquisition and development

•	Sponsorship events

•	Operating Committee leader engagement, including with our Team Member Networks and DE&I councils

•	Supplier diversity

•	Diversity reporting, including information on diverse representation

Promoting and Advancing Diversity, Equity, and Inclusion

Meeting the increasingly diverse needs of Wells Fargo’s global customer base is critical to our Company’s long-term growth and success. Wells Fargo values and promotes DE&I in every aspect of our business. Championing DE&I is one of the six expectations the Company established for all employees beginning for 2020. Wells Fargo’s leadership is committed to advancing DE&I, including by fostering a Company culture that values DE&I.

52	Wells Fargo & Company

Human Capital Management

New Operating Committee Role and Clear Accountability of Operating Committee Members for DE&I Efforts

Wells Fargo created a new Operating Committee role, the Head of Diverse Segments, Representation & Inclusion, that reports to the CEO. Kleber Santos joined Wells Fargo in November 2020 in this role and is responsible for advancing the Company’s DE&I efforts in the marketplace and workplace. In this role, he will drive a Company-wide diverse segments strategy and partner with our line of business CEOs and diverse segment teams to deliver products and services designed to meet the needs of our diverse customer base.

Together with our CEO and other Operating Committee members, including our Head of Human Resources, Mr. Santos and his team are promoting and enhancing DE&I priorities and goals within the Company and externally that include a focus on diverse workforce representation (including significantly increasing Black leadership), accountability of senior management for progress in improving diverse representation and inclusion, unconscious bias education and training, and new business initiatives focused on support for diverse communities. As part of the Company’s DE&I efforts, senior management meets with our most senior racially diverse executives to obtain their guidance on priorities and initiatives to enhance our career advancement opportunities and our overall racial equity efforts.

As part of the year-end performance evaluation and compensation decision process, Operating Committee members were evaluated based upon their progress in improving diverse representation and inclusion in their area of responsibility. See the Compensation Discussion and Analysis in this proxy statement for additional information.

Monitoring our Progress on DE&I Commitments

We use various internal and external metrics, including the actual percentage of women and racially/ethnically diverse individuals in senior leadership roles in the U.S. to monitor our progress. As of December 31, 2020, senior management (levels 2-4 down from the CEO) was 48% female and 25% racially/ethnically diverse, with 9% Black/African American.

Our 2020 ESG Goals and Performance Data, available on the Corporate Responsibility Goals and Reporting page of our website at https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting/, includes the following additional diversity data and statistics:

•	Employees by region

•	Global employees by gender and contract type

•	Global employees by geographic work location

•	Global employees by age group

•	Global employees by line of business and gender by line of business

•	Global employees by gender, race/ethnicity, and internal HR levels (levels 2-4 and 5-6 down from the CEO)

•	U.S. employees by gender and race/ethnicity

•	U.S. employees by gender, race/ethnicity, and Equal Employment Opportunity Commission (EEOC) job category

External recognition

We are proud to have been named the following by DiversityInc for 2020:

•  11th Top Company for Diversity

•  1st Top Company for People with Disabilities

•  2nd Top Company for Philanthropy

•  7th Top Company for Employee Resource Groups

•  8th Top Company for Supplier Diversity

•  14th Top Company for Mentoring

•  Top Company for LGBT Employees

In August 2020, Wells Fargo also agreed to publish additional Consolidated EEO-1 gender/race employment data in 2021.

Wells Fargo also monitors various external indices and ratings as part of our own assessment of our progress. For example, we believe that Wells Fargo’s commitment to advancing women in leadership roles is demonstrated by the Company’s inclusion in Bloomberg’s 2020 Gender Equality Index by scoring above a globally-established threshold required to earn index membership. This sector-neutral index distinguishes companies that are tracking their commitment to advancing women in the workplace.

In 2020, we held our first Diversity & Inclusion Awareness Week to share information about our diverse employee backgrounds as well as give employees the opportunity to engage and learn, to reflect on where we are individually and across the enterprise, and to set and share expectations for moving forward. Updates were provided throughout that week on topics such as Wells Fargo’s diversity & inclusion commitments and the encouragement of courageous conversations.

2021 Proxy Statement	53

Human Capital Management

Improving Diverse Representation and Inclusion within the Company

We are dedicated to recruitment and career development practices that support our employees and promote diversity in our workforce at all levels of our Company, including leadership positions. We have a strong record of recruiting, promoting, and rewarding women and racially/ethnically diverse employees at all levels of our Company, including a commitment to increase diverse representation in leadership roles.

Recruitment and Hiring

We are expanding our diversity and inclusion commitments with a focus on hiring, promotions, and turnover, with increased accountability across all of those areas and are taking specific actions in support of these commitments:

•

In the U.S., we are requiring a diverse slate of candidates – and a diverse interview team – for most roles with total direct compensation of more than $100,000 per year. See page 57 for additional information.

•	We launched a “returnship” program focused on diverse talent who have been out of the workforce for an extended period to support their return to the industry.

•

We are expanding the reach of early talent program recruiting in the U.S. by increasing our collaboration with Hispanic-serving institutions (HSIs) and historically black colleges and universities (HBCUs); this includes in-person and virtual diversity events.

•	We are cultivating relationships with external diversity recruitment organizations to support our diversity & inclusion recruitment efforts.

•

In order to help identify and attract diverse talent, we employ a selection and assessment program that ensures our hiring process is fair and equitable. Wells Fargo has a three-prong talent strategy where all employees are expected to focus on attracting, hiring, and supporting diverse talent. In addition, we have dedicated teams to enhance our efforts across multiple dimensions of diversity. Our three strategic priorities of targeted efforts are:

¡	Outreach – Sourcing and attracting talent through partnerships, face-to-face, virtual career fairs, and job boards

¡	Readiness – Helping prepare diverse talent for careers in financial services through internships, seminars, and scholarships

¡	Internal Efficacy – Building internal capability through training, mentoring, and engagement in partnership with our Team Member Networks

•

Our Affirmative Action team creates plans by line of business and Affirmative Action goals are used for targeted outreach to underutilized populations in order to attract qualified individuals to apply for open positions.

•

Wells Fargo has a Diversity Sourcing Group, which is a team of recruiting specialists who provide customized talent acquisition services. The team’s goal is to recruit the best and brightest with a keen focus on diversity for senior level roles. They achieve this goal by establishing trusted partnerships with candidates, hiring managers, and recruiting consultants.

•	Wells Fargo also sponsors a number of internal programs to educate and place into our pipeline diverse high-potential college students for internships and full-time opportunities, including:

¡	Corporate & Investment Banking Freshman Diversity Finance Forum
¡	Corporate & Investment Banking MBA Diversity Summit
¡	Corporate & Investment Banking MBA Women’s Forum
¡	Corporate & Investment Banking Undergraduate Diversity Forum
¡	Historically Black Colleges & Universities Undergraduate Forum
¡	Junior Leaders Conference
¡	Latinx Undergraduate Forum

54	Wells Fargo & Company

Human Capital Management

Next Generation Talent Program (NextGen)

In 2009, the Wells Fargo Advisors division founded the Next Generation Talent program (NextGen), which was created to source, train, develop, retain and support new financial advisors and branch managers who are equipped to serve an ever changing clients and communities. The NextGen program focuses on students at HBCUs, military veterans, parents re-entering the workforce and current Wells Fargo Advisors employees.

Talent Planning and Development

We are committed to advancing the diversity in leadership roles across the Company and preparing these leaders for success through leadership development opportunities, training, mentoring, succession planning processes, talent development, development plans, and all of the leadership and learning courses and programs that are available to employees. Through our talent review and succession planning processes we identify emerging and top talent and support appropriate development planning efforts. We are committed to enhancing diversity in leadership roles across the company and preparing these leaders for success through the following:

•	Diverse Development Program. We are building a formal development program for high potential diverse employees to create a more diverse and inclusive talent pipeline.

•

Mentoring. We provide executive-level and other mentoring programs and mentoring tools and resources to support employee development. In our Executive Mentoring program, a majority of our mentoring pairs are gender or racially/ethnically diverse.

•

Operating Committee Sponsorship Program. The Operating Committee has made an investment in career advancement of diverse employees across the Company by connecting to impactful assignments, networks, and support in promotion and new leadership opportunities.

•

Business Talent Reviews. We are building diverse succession plans for senior level positions in the organization with focus on internal and external talent. We review diversity across all leadership levels and identify talent for targeted development opportunities.

•

Leadership Development. We provide many learning and leadership training opportunities and programs to our employees, including through our learning platform, Develop You, on Teamworks (Wells Fargo’s intranet), as well as the following specialized programs: Enterprise Leader Development, Transformational Leadership program, Business Acumen for Leaders, and several Diverse Leaders programs. We use Team Member Networks to improve visibility and provide in-market and company footprint leadership opportunities for employees. Through our intentional focus on career development, we provide pathways for talent mobility across business lines for diverse employees.

Diversity and Inclusion Training Programs

We ask employees to familiarize themselves with our diversity and inclusion strategy, priorities, and available tools and training. Employees complete training that focuses on understanding our diversity, equity, and inclusion foundations, recognizing unconscious bias, appreciating differences, and leading inclusively. We offer experiential learning programs to provide deeper learning and collaboration on key diversity and inclusion initiatives and topics, including:

•	Education Sessions. We have developed a series of education sessions that will be offered to employees to help them gain personal perspectives on the reality of racism in the U S.

•	Expanded Anti-Racism Manager Training. Members of the Operating Committee participated in anti-racism training during 2020 and training is in development to be provided to managers.

•	Diversity and Inclusion Module Training. We require diversity and inclusion module training, which includes training on unconscious bias, for all managers.

•

Fireside Chats. Fireside Chats are intended to introduce intentional and impactful diversity and inclusion dialogue in an intimate setting that helps to capture the mind-share and heart-share of everyone. The series utilizes different mediums, including panel discussions, speakers, and videos to bring diversity and inclusion to life. For 2020, the topics included:

¡	Disability Inclusion
¡	Understanding Privilege and Allyship
¡	A Conversation on Race and Healing
¡	Leading Inclusivity

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Building Diverse Networks

•

Diversity, Equity, and Inclusion Councils. Our DE&I priorities and goals are set by our CEO and Operating Committee. We also have DE&I councils at the line of business and enterprise function levels, and for our cross-enterprise international regions. The councils are aligned with and support our DE&I strategy, which focuses on driving outcomes in three key areas: (1) workforce DE&I outcomes (recruitment, development, engagement, and retention), (2) marketplace outcomes (growing market share in diverse market segments and identifying new and improving existing relationships with diverse suppliers), and (3) DE&I advocacy activities (supporting regulatory, external relationships and reputation-building efforts as well as personal accountability for DE&I advocacy).

•

Team Member Networks. Our ten Team Member Networks align with our diversity and inclusion strategy and are devoted to professional growth and education, community outreach, recruiting and retention, business development, and customer insight. The networks, with chapters around the globe, are organized by employees who share a common background, experience or other affinity, and they’re open to all employees. They promote cultural competence and provide a place for employees to connect, learn, build and leverage their skills, and impact business outcomes. Our ten Team Member Networks represent diversity dimensions including Asian, Black and African American, Disabilities, Latin, Middle East, Generational, Native Peoples, LGBTQ, Veterans, and Women’s. More than 3,000 Team Member Network leadership roles provide experiential development, supporting career and professional development for employees of diverse backgrounds and from a career standpoint, Team Member Networks provide mentorship opportunities to its members.

Working with External Diverse Organizations

Wells Fargo works with multiple external diversity organizations focused on racially and ethnically diverse communities, women, veterans, people with disabilities, and the LGBTQ population. These organizations provide Wells Fargo the opportunity to build relationships and recruit diverse talent at different stages of their professional lives.

Wells Fargo employees are active members of these organizations and some serve in leadership roles. The organizations also provide Wells Fargo employees developmental opportunities at their annual conferences and chapter level events throughout the year.

Through a combination of direct recruiting and the support of partner organizations, we engage in a host of activities to educate, support, and attract diverse talent. Key partners include:

•	The Hispanic Scholarship Fund
•	The National Association of Black Accountants
•	The National Black MBA Association
•	The United Negro College Fund
•	Management Leadership for Tomorrow
•	The Forte Foundation (Women in Business)
•	Women in Technology International (WITI)
•	ROMBA (Reaching Out MBA – LGBTQ)
•	ASCEND (Asian Professional Organization)

Our Support of Diverse Communities

Wells Fargo is committed to and supports the communities in which it does business through our products and services, community engagement, philanthropy, and employee volunteerism. We play a significant role in both supporting diverse communities across the nation and helping foster even deeper commitments to a more inclusive society. Wells Fargo has long believed that focusing on the needs of all of our stakeholders, including customers, employees, regulators, suppliers, communities, and shareholders, drives long-term value creation. One of Charlie Scharf’s first actions as our new CEO was to sign the Business Roundtable’s Statement on the Purpose of a Corporation (BRT Statement), which is a clear statement that businesses are responsible to a broad set of constituents. Many of the tenets of the BRT Statement reflect the inclusive environment we continue to create at Wells Fargo. In particular, the statement calls for an economy that allows each person to succeed through hard work and creativity and to lead a life of meaning and dignity. It stresses the importance of fostering diversity and inclusion, dignity, and respect among our employees and supporting and respecting the communities in which we work. See pages 121-122 of this proxy statement for more information on our support of diverse communities and an inclusive recovery.

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Our Diverse Candidate Sourcing and Interview Guidelines

Consistent with our commitment to advance diversity, equity, and inclusion (DE&I) and improve workforce diversity, Wells Fargo has established Diversity Sourcing and Interview Team Guidelines that require diverse candidate slates and interview teams (referred to as our Diverse Search Requirement). Our Diverse Search Requirement was originally implemented based on our evaluation of the Company’s workforce in order to determine how best to improve workforce diversity. Based on our ongoing review, the Company decided to expand the scope of the Diverse Search Requirement in 2020 as part of our overall and continuing efforts to enhance workforce diversity. We define diversity for these purposes to include the following diversity dimensions: race/ethnicity, gender, LGBTQ, veterans, and people with disabilities.

The Diverse Search Requirement requires the following for most U.S. roles with total direct compensation greater than $100,000:

•	At least 50% of interview candidates must be diverse with respect to at least one diversity dimension; and

•	At least one interviewer on the hiring panel must represent at least one diversity dimension.

Based on our evaluation of our workforce composition, the Company determined that roles with total direct compensation above $100,000 presented the greatest opportunity for improving diverse representation at the Company. For roles with total direct compensation less than $100,000, we have observed a historically higher level of diversity.

As of December 31, 2020, the scope of the Diverse Search Requirement would have covered:

•	Approximately 95% of all U.S. roles with total direct compensation greater than $100,000; and

•	Approximately 48% of all active U.S. employees irrespective of their total direct compensation.

These roles include senior management roles reporting to our CEO as well as job postings for covered U.S. roles, regardless of whether the candidates are internal or external, but would not include promotions through our performance management process. In addition, through our talent review and succession planning processes we identify emerging and top talent and support appropriate development planning efforts. We are focused on preparing diverse leaders for success through leadership development opportunities, training, mentoring, and talent development plans. Beginning in 2021, our talent review process for senior management roles will include diverse talent reviews for business and enterprise function groups across the Company. Any exceptions to the Diverse Search Requirement must be approved by an Operating Committee member or one of their direct reports (or their assigned delegate). In order to obtain approval for an exception, hiring managers must show that sufficient outreach efforts were made (including the use of a variety of sourcing activities to identify diverse candidates) and that despite those efforts, they were unable to meet the Diverse Search Requirement. As discussed under Human Capital Management, Wells Fargo also has in place numerous other programs and initiatives designed to improve workforce diversity, including expanding the reach of our of early talent program recruiting by increasing our recruitment efforts at Hispanic-serving institutions and historically black colleges and universities.

Accountability for Advancing Diversity, Equity, and Inclusion

Our CEO and the Operating Committee lead the advancement of DE&I efforts across the Company.

Beginning for performance year 2020, as part of year-end performance evaluations and consideration of individual performance for our CEO and each Operating Committee member that are taken into account as part of year-end compensation decisions, the Board and Human Resources Committee:

•	Evaluated our CEO on progress to advance diversity and inclusion on the Operating Committee and Company-wide; and

•	Evaluated Operating Committee members based upon their progress in improving diverse representation in their area of responsibility as well as compliance with the Diverse Search Requirement.

See the Compensation Discussion and Analysis for additional information.

Progress Improving Workforce Diversity

•	We continue to monitor our progress of enhancing diversity at all levels of our Company using various internal and external metrics, including the actual percentage of women and racially/ethnically diverse individuals at all levels of the Company.

•	Under Charlie Scharf’s leadership during 2020, we enhanced diversity on the Operating Committee through hiring one female and three racially diverse members of the Operating Committee. As of December 31, 2020:

•	4 of 18 members of our Operating Committee (or 22.2%) self-identify as women (Mary Mack, Mandy Norton, Ellen Patterson, and Julie Scammahorn); and

•	3 of 18 members of our Operating Committee (or 16.7%) self-identify as racially diverse (Lester Owens, Kleber Santos, and Ather Williams).

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Performance Management and Incentive Compensation

Overview

Our Company continues to be committed to designing and implementing performance management and compensation programs that are aligned to the Company’s expectations by establishing a balanced framework, promoting risk management, discouraging imprudent or excessive risk-taking, enabling the ability to hold employees accountable when expectations are not met and rewarding employees when expectations are met and exceeded.

Performance management is a key facet of how we align our culture and Company expectations for our employees. Our Performance Management Policy establishes the framework and standards that reinforce personal accountability and risk management, and provides an opportunity for personal recognition and development. Managers and employees work together to set performance objectives in support of enterprise strategy, business goals and their roles and responsibilities through the lens of strong risk management practices. Managers and employees engage in ongoing coaching and feedback activities throughout the year and participate in mid-year and year-end performance evaluations where they document and discuss accomplishments against their objectives, as well as areas of focus and development opportunities. Performance improvement opportunities are also addressed, as needed, to proactively remediate performance issues as they arise.

Our compensation program is linked to performance management and promotes prudent risk accountability and reinforces our Company expectations. The Company’s compensation principles are:

•

Pay for performance. Compensation is linked to Company, line of business, and individual performance, including meeting regulatory expectations and creating long-term value consistent with the interests of shareholders.

•	Effective risk management. Compensation promotes risk management and discourages imprudent or excessive risk-taking.

•

Attract and retain talent. People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance.

Through our Incentive Compensation Risk Management (ICRM) Policy and program, we develop, execute and administer all incentive compensation plans that balance risk and financial reward in a manner that supports our customers, shareholders, employees, and Company. The ICRM program accounts for Wells Fargo’s Risk Management Framework, including all of the Company’s financial and non-financial risks, and regulatory requirements.

Our Board oversees our performance management and compensation programs through its Human Resources Committee (HRC). The HRC oversees and challenges the Company’s performance management and incentive compensation programs to drive accountability and promote the right behaviors, including expectations for risk management. The HRC is supported by management’s Incentive Compensation and Performance Management Committee. New for 2020, each Business Group and Enterprise Function has implemented a steering committee to further enhance the Company’s oversight and risk mitigation efforts across compensation and performance management. Each steering committee’s responsibilities include assessing accountability for risk failures within their business or group and making appropriate recommendations as a result of those failures.

Board-Level Oversight and Management Committee Governance of Incentive Compensation and Performance Management

Board of Directors and Human Resources Committee

The Board plays an important role in overseeing the Company’s performance management and incentive compensation programs. The Board expanded the oversight responsibilities of the HRC in 2017 to include human capital management, culture, and ethics. Consolidating those oversight responsibilities under the HRC allows it to focus on the alignment of the Company’s culture and employee conduct with our performance management and incentive compensation programs. The HRC has overseen substantial changes to promote risk accountability such as the addition of risk accountability as a core component of employee performance objectives, Company expectations for employees and managers, enhancements to strengthen the consideration of risk in performance evaluations, and the implementation of a framework and standards for including misconduct as an input to performance evaluations and incentive decisions.

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Incentive Compensation and Performance Management Committee

The Human Resources Committee also has overseen management’s establishment and enhancement of management- level governance for performance management and incentive compensation. The management-level Incentive Compensation and Performance Management Committee’s charter and responsibilities were previously expanded to include oversight of the Company’s performance management programs in addition to its compensation programs. For the ICRM program, the Incentive Compensation and Performance Management Committee has responsibility for overseeing the effective design and risk-balancing of broad-based incentive compensation arrangements.

Group Incentive Compensation and Performance Management Steering Committees

Group Incentive Compensation and Performance Management Steering Committees (Group IPCs) are steering committees established by the Incentive Compensation and Performance Management Committee to oversee, govern, and make informed recommendations or decisions, as applicable, about business-aligned efforts related to incentive compensation and performance management, with a critical focus on material risk failures, for applicable employees and practices within its authority and in accordance with our Risk Management Framework.

Remuneration Committees

The Europe, Middle East, and Africa (EMEA) Remuneration Committee and the established entity-level remuneration committees (for example, Wells Fargo Bank N.A. London Branch and Wells Fargo Securities International Limited remuneration committees) provide local remuneration governance focused on effectively applying the applicable remuneration policy and remuneration practices, as well as approving the identified staff approach and resulting list of identified staff employees.

Performance Management

Each year, employees are expected to have defined performance objectives so that they focus time and resources appropriately and know how their performance will be assessed. On an annual basis, managers complete a mid-year and year-end performance evaluation with their employees where they document key accomplishments against objectives, including risk accountability. Each employee is provided with both an overall performance rating and a risk overlay rating.

Key Elements that Inform Performance Outcomes

Company Performance

•  Reflects a wide range of financial and non-financial metrics, with performance assessed on both an absolute and relative basis

•  Considered for all employees who are eligible for compensation under one of the Company’s enterprise discretionary incentive plans as part of overall funding for plans

Individual Performance	• Reflects execution against strategic deliverables and initiatives, as well as business group performance depending on role • Results may result in an increase or decrease of award from funded target

Risk Accountability (Risk Overlay)	• Reflects effectiveness in risk management and accounts for any risk failures, including misconduct

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Additional Oversight

Performance objectives for employees (and their management) whose roles involve promotional or sales activity are designed to ensure they do not encourage excessive or inappropriate risk, and are subject to additional oversight. These performance objectives are intended to drive the right behaviors and serve our customers’ needs better. The following performance objective requirements must be met.

Balanced	Sales objectives must be balanced and include elements of quality such as customer experience, customer retention, and long-term relationship building

Managing Risk	Sales objectives must be reasonable, attainable, measurable within a defined time frame, and not in conflict with serving the customer’s needs

Discretion	Manager evaluation of sales objectives must allow for discretion to account for how the objective was achieved in alignment with Company expectations

Consideration of Risk in Performance Evaluations and Compensation Decisions for Performance Year 2020

Employees Generally

For every employee, risk accountability is assessed as part of the evaluation of their performance objectives, including a Risk Overlay rating. The Misconduct Accountability Program requires that there be performance management and incentive compensation impacts for each employee who has engaged in certain types of misconduct and that the employee’s manager document corrective actions in the employee’s performance evaluation.

Covered Employees

As indicated above, every employee is assessed for risk accountability, and their manager identifies any significant risk management issues or failures. In addition, an enhanced risk assessment process has been implemented for leaders designated as “Covered Employees in Management,” which include the CEO and members of the Operating Committee, and individual leaders who run the Company’s major lines of business, and certain other senior leaders whose responsibilities and actions may expose the Company to material risk or who have roles that are subject to specific regulatory requirements.

CEO and Operating Committee Members

For the CEO, the performance evaluation against all of his objectives, including risk management, is conducted by the HRC. For members of the Operating Committee (except the Chief Risk Officer and Chief Auditor), the CEO’s evaluation of their performance includes a risk review conducted by the Chief Risk Officer, with input from leaders within Independent Risk Management and Internal Audit. For the Chief Risk Officer and Chief Auditor, the risk review is conducted by the chairs of the Risk Committee and Audit Committee, respectively. The Human Resources Committee oversees and approves the annual incentives for the CEO and Operating Committee based upon their performance evaluations, including risk management.

Additional Covered Employees in Management

For the additional Covered Employees in Management, a risk assessment is completed by Independent Risk Management and Internal Audit and shared with the managers of the employees to inform year-end performance rating and pay recommendations. Among the risk and audit factors considered are risk leadership and collaboration; risk accountability metrics; regulatory remediation; issue management; audit input; and risk failures and events. The manager’s risk assessment, along with the Independent Risk Management and Audit assessments, are then reviewed and challenged at both the business group and enterprise levels by the relevant Incentive Compensation and Performance Management committees. The CEO also reviews and challenges the ratings and compensation recommendations.

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Human Resources Committee Oversight

As part of the performance evaluation process, the HRC reviews and considers the input from the business group and Incentive Compensation and Performance Management Committees and discusses perspectives from the CEO, Chief Risk Officer, and head of Human Resources. The risk outcomes are critical inputs into the HRC’s compensation decisions for the Operating Committee and those additional Covered Employees in Management who have responsibility for a significant line of business or responsibility for critical enterprise-wide functional activities, and may result in compensation adjustments, including the elimination or reduction of an annual or outstanding long-term award. Additionally, the HRC has oversight of the risk evaluation process and any related compensation impacts for all Covered Employees in Management, including approval of the vesting of prior-year long-term incentive awards that have risk-balancing features, such as forfeiture provisions, that allow the HRC to reduce or forfeit outstanding awards based on risk management failures.

Total Compensation

Total compensation for Covered Employees in Management includes (1) a base salary that is paid in cash in an amount subject to annual review and adjustment based on changes to responsibilities or competitive market conditions and (2) a total incentive compensation award that is variable and paid in a combination of cash and long-term incentives subject to vesting over time. The entire incentive award is determined based on the performance evaluation, including risk accountability, as described above.

Factors considered in determining variable total incentive awards

Long-term incentives have strong risk-balancing components, with features that foster sound risk management and accountability, including:

•

Long-Term, Performance-Based, and At-Risk Compensation. A large proportion of compensation is in the form of equity that subject to time and/or performance vesting. Long-term equity remains at risk until payment, which allows the HRC to assess risk outcomes as they emerge over time.

•

Long-Term Compensation Risk-Balancing Features. All long-term awards are denominated in share equivalents based on the dollar value of the award and the Company’s stock price at the time of grant, thus the ultimate value upon vesting will reflect shareholder returns through the date of distribution. Performance Share awards require achievement of financial performance targets and may be reduced if the Company incurs a net operating loss for any year in the performance period. Equity compensation does not accelerate upon retirement. Equity compensation is subject to forfeiture or clawback under certain conditions, which allow the HRC to consider risk outcomes over time. The Company’s stock ownership policy applies to the CEO and each other executive officer or member of its Operating Committee for one year after retirement.

•

Clawbacks and Forfeiture. The HRC has the discretion to cancel all or any portion of an outstanding award, and recover paid compensation from certain members of senior management, under certain conditions, as discussed in more detail under Clawback and Forfeiture Policy in the Compensation Discussion and Analysis in this proxy statement.

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Human Capital Management

Incentive Compensation Risk Management

The Company develops, executes, governs, and maintains incentive compensation plans that are designed to balance risk and financial reward through its ICRM Policy and program. This program covers all incentive eligible employees so that incentive compensation arrangements are developed and managed to align with the Company’s strategic plan and Risk Management Framework, and with applicable statutes and regulations. As outlined in our ICRM policy and applicable standards, our governance framework identifies material risk-takers, is designed to account for their incentive compensation to be appropriately balanced to discourage unnecessary or inappropriate risk-taking, and provides for monitoring and validation. The table below summarizes the key stakeholders who develop and implement our ICRM program.

Incentive Compensation Design

The ICRM Policy and program covers all employees who are eligible to participate in an incentive compensation arrangement. To effectively and thoroughly govern all incentive compensation arrangements in a consistent manner, the Company has incentive compensation design standards applicable to all incentive compensation arrangements.

Risk management is considered in the design of all incentive compensation arrangements. Human Resources coordinates the annual review process in partnership with Independent Risk Management and other centralized control functions, and designs and manages the ICRM program, including the ICRM Policy. During the review, we assess risk balancing, compliance with laws and regulations, and the arrangements’ potential to encourage employees to take unnecessary or inappropriate risks.

The ICRM Policy and program also define incentive plan design standards that, as applicable based on the type of incentive plan, accounts for additional oversight and review. The design process includes:

•	Analysis and rationale. Analyze the performance and conduct a risk evaluation of existing plans.

•

Design, modeling, and scenario testing. Design proposed enhancements, conduct risk evaluation to understand alignment of the proposed enhancements with appropriate risk-taking, model to understand expected results, conduct scenario testing to stress test.

•

Final incentive plan approval. Obtain approval from key stakeholders (Line of Business, Human Resources, and Finance) on recommended design via a formal plan document before the incentive plan’s effective date.

•	Incentive plan implementation. Update enterprise incentive records, communicate and implement new design.

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Our Workforce

Wells Fargo & Company is a leading financial services company that has approximately $1.9 trillion in assets and proudly serves one in three U.S. households and more than 10% of all middle market companies in the U.S. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance. Wells Fargo ranked No. 30 on Fortune’s 2020 rankings of America’s largest corporations. We ranked fourth in both assets and in the market value of our common stock among all U.S. banks at December 31, 2020.

At December 31, 2020, we had an active employee headcount of 268,531, with approximately 88% of employees based in the United States. Our global workforce was 54% female and 46% male, and our U.S. workforce was 56% female and 44% male. Our U.S. workforce was 55% Caucasian/white and 45% racially/ethnically diverse.

Supporting Employees During the COVID-19 Pandemic

In response to the COVID-19 pandemic, we expanded work-from-home capabilities wherever possible, and enabled approximately 200,000 employees to work from home. For jobs that could not be done remotely, we took significant actions to enhance safety, including implementing social distancing measures, requiring employees to wear facial coverings, staggering staff and shifts, and enhancing cleaning protocols in accordance with guidance from the U.S. Centers for Disease Control and Prevention. We adjusted our child care benefits in the U.S. and Canada to provide additional resources and flexibility for employees impacted by school closures. We also enhanced our health care and time-off benefits in the U.S. to help fully cover the medical costs associated with COVID-19 and allow high-risk, exposed, or infected employees to stay home without having to take paid time off. At more than 50 of our largest U.S. sites, we launched a temporary on-site nursing service to screen for COVID-19 symptoms and refer individuals for testing. We also took a number of actions to support our employees’ financial security. We made additional cash payments to employees whose roles required them to go into the office to serve customers or other employees. For U.S. nonexempt employees, we temporarily doubled the hourly rate for time worked over 40 hours per week. We also made a $25 million grant to the WE Care employee relief fund, which provided financial assistance to more than 23,000 U.S. and international employees facing COVID-related hardships.

Pay Equity Review

Wells Fargo is committed to fair and equitable compensation practices, and we regularly review our compensation programs and practices for pay equity. Each year, we engage a third-party consultant to conduct a thorough pay equity review of employee compensation, which considers gender, race, and ethnicity. The results of our 2020 review, after accounting for factors such as role, tenure, and geography, show that women at Wells Fargo continued to earn more than 99 cents for every $1 earned by their male peers. In addition, our U.S. employees who are racially/ethnically diverse continued to earn more than 99 cents for every $1 earned by Caucasian/white peers. These results have remained consistent since we started publishing the results of our pay equity review in 2017.

Compensation and Benefits

We value and support our people as a competitive advantage. We provide all eligible full- and part-time employees (and their eligible dependents, as applicable) with a comprehensive set of benefits designed to protect their physical and financial health and to help them make the most of their financial future. Our annual investment in benefits programs per employee was approximately $15,700. During 2020, we also raised minimum hourly pay levels in a majority of U.S. markets, with more than 25,000 employees receiving a pay adjustment.

Employee Training and Development

We invest heavily in coaching and training for employees and managers. We believe that when our employees feel properly supported, engaged, and confident in their skills, they are more effective and can provide an even better

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customer experience. During 2020, we invested more than $200 million in employee learning and development, which included functional training, regulatory compliance, leadership and professional development, and early talent development programs for employees.

CEO Pay Ratio and Median Annual Total Compensation

CEO Pay Ratio

For 2020, the annualized total compensation of Mr. Scharf, our CEO, was $20,392,046. This amount equals Mr. Scharf’s compensation as reported in the Summary Compensation Table. The estimated annual total compensation of the median Wells Fargo employee (other than our CEO) was $74,416. We estimate that our CEO’s total annual compensation was 274 times that of the estimated annual total compensation of the median Wells Fargo employee in 2020.

CEO annualized total compensation	$20,392,046
Median Employee annual total compensation	$74,416
Ratio of CEO to Median Employee annual total compensation	274:1

Median Total Annual Compensation Methodology

To identify the estimated total annual compensation of the median Wells Fargo employee other than our CEO:

•

We prepared a database including the total gross amount of salary, wages, and other compensation (which depending on the individual could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2020, for our global workforce (other than our CEO) as of December 31, 2020. As needed, amounts were converted from local currency to U.S. dollars.

•	We annualized the compensation of all permanent employees who were newly hired during 2020.

•

We calculated the median gross pay (as described in the first bullet above) and selected the employee that made up the median. In addition to the employee that made up the median, we selected four employees immediately above and four employees immediately below to further analyze.

•

For the nine employees, we combined all of the elements of each employee’s compensation for 2020 to calculate total compensation with the same methodology used to calculate the “Total” column of the Summary Compensation Table in accordance with SEC rules and regulations.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Executive Compensation

Item 2 – Advisory Resolution to Approve Executive Compensation

What am I voting on?

We provide our shareholders with an advisory vote to approve the compensation of our named executives, or “say on pay.” Our Board has held an annual say on pay vote since 2011, consistent with the preference expressed by our shareholders. This year’s say on pay vote gives you an opportunity to express your views on our 2020 executive compensation program and the decisions we made for our named executives’ 2020 compensation. The next vote after this year’s say on pay vote will occur at our 2022 annual meeting.

We are requesting your non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material, is hereby APPROVED.

Why should I consider voting FOR this resolution?

•

We used a disciplined performance assessment process that took into account Company performance, including our response to the COVID-19 pandemic, as well as individual and risk accountability performance, in assessing overall individual performance

•	2020 Company financial performance reduced incentive compensation for our named executives

•

We continued to align the interests of named executives with shareholders by introducing a number of enhancements to our executive compensation program, such as a redesigned Performance Share structure that ties long-term incentive compensation directly to improved financial performance and strengthened stock retention requirements

•

We discouraged excessive risk-taking through risk-balancing features and an enhanced Clawback and Forfeiture Policy that expands the individuals and compensation subject to forfeiture or recovery and maintains an expansive set of circumstances that can trigger forfeiture or recovery

Voting and Effect of Vote

You may vote FOR, AGAINST, or ABSTAIN on this Item 2. Your vote is advisory and will not be binding. Our Board values your views on executive compensation matters and will consider the outcome of this vote when making future compensation decisions for named executives.

 Item 2 – Advisory Resolution to Approve

 Executive Compensation

 Our Board recommends that you vote FOR the advisory resolution to approve the 2020 compensation of our named executive officers.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes Wells Fargo’s executive compensation program and reviews compensation decisions for our named executive officers (named executives or NEOs) for 2020.

Executive Summary	Page 67

What are the key highlights of our executive compensation program for 2020?

1. Company Performance	Page 69

How did our Company perform during 2020?

2. Performance Assessment and Compensation Determination Framework	Page 71

How did we assess performance and determine pay?

3. Named Executive 2020 Compensation	Page 75

What was the compensation for our named executives for performance year 2020?

4. Pay Practices	Page 82

What are the compensation elements awarded to our named executives?

5. Risk Management and Accountability	Page 86

How do we manage risk and hold named executives accountable, where appropriate?

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Executive Summary

The Human Resources Committee (HRC) is committed to an executive compensation program that drives pay-for-performance, appropriately balances risk, rewards the creation of sustained shareholder value, and reinforces individual accountability through a robust performance management program and compensation forfeiture and recovery provisions.

Why Shareholders Should Approve Our Named Executive Compensation

•   Financial results compared unfavorably with 2019 in many respects, but were significantly impacted by the effect of the pandemic on economic and market conditions and our efforts to address legacy issues through customer remediations

•   In response to the pandemic, helped 3.6 million consumer and small business customers by deferring payments and waiving fees; funded approximately 194,000 loans totaling $10.5 billion under the Paycheck Protection Program; protected employees through work-from-home arrangements and new employee benefits; and supported communities through targeted donations and other recovery efforts

•   Strong capital and liquidity maintained throughout the period while navigating significant market disruptions and continuing to serve customers

•   Demonstrable progress made on addressing risk, control and regulatory issues, but with work remaining

•   Buildout of the senior management team, including seven new Operating Committee members with nearly half of our top 150 leaders new to their role

•   New cultural expectations introduced to emphasize the importance of diversity, equity and inclusion, doing what’s right for the customer, and executing effectively

•   The Board holistically assessed Mr. Scharf’s performance based on Company, individual, and risk accountability performance

•   The Board awarded Mr. Scharf total direct compensation of $20.34M, composed of the following:

•   $2.50M in base salary, and

•   $17.84M in variable compensation, down 13% from 2019 (reflects 87% of incentive target: $20.50M), split as follows:

¡   $4.35M cash bonus, and

¡   $13.49M long-term equity

The Board’s assessment of Mr. Scharf’s performance is provided in 3. Named Executive 2020 Compensation

•   Total incentive compensation awarded for performance year 2020 directly tied to overall performance

•   Overall performance evaluated through robust performance management program, including assessment of Company, individual, and risk accountability performance

•   Individual performance assessment considered contributions towards diversity, equity and inclusion initiatives

•   Tied incentive compensation directly to named executives’ overall performance (e.g., Company, individual, and risk)

•   Awarded majority of incentive compensation in long-term equity (for 2020, long-term equity split evenly between Restricted Share Rights (RSRs) and Performance Share Awards (PSAs))

•   Redesigned PSA program for 2021 to support the Company’s strategic priorities and strengthen the alignment between payout and improved Company performance

•   Strengthened stock retention requirements by introducing a minimum ownership level of 6x salary for CEO and 3x salary for other NEOs

•   In assessing and determining named executives’ performance and compensation, the HRC rated Company performance at 75% of target, which resulted in reduced total incentive compensation for performance year 2020

•   NEO incentive compensation for 2020 relative to target also reflected individual performance and risk outcomes

•   Strong pay-for-performance alignment because NEO compensation is based on Company and individual performance

•   Risk-balancing features discourage excessive risk-taking, such as a majority of variable compensation in long-term equity

•   Enhanced Clawback and Forfeiture Policy to strengthen our ability to forfeit and recover compensation under appropriate circumstances

[1]	See pages 69-70 for further details on Company Performance.

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Executive Compensation

Shareholder Engagement/Say on Pay Advisory Vote

We provide our shareholders with an annual advisory vote, or say on pay, to approve our executive compensation. At our Company’s 2020 annual meeting, our shareholders approved the advisory resolution on the 2019 compensation of our named executives with a 92.5% vote in support. It is our longstanding practice to actively engage with our shareholders throughout the year. Our Board and the HRC consider the outcome of our annual say on pay vote and the feedback we receive from our shareholders in evaluating our executive compensation program and disclosures.

Executive Compensation Supports Business Transformation

The HRC has made significant changes to our executive compensation program over the last few years to reflect the transformation of the Company and its long-term strategic goals. The HRC views executive compensation as instrumental in our ability to drive shareholder value through plans and programs that reinforce shared success, serve to attract the talent needed to effectively develop and execute on our strategic priorities, align the interests of executives with those of shareholders over the short-, medium-, and long-term, and discourage imprudent risk-taking and hold individuals accountable, as appropriate.

2020 Enhancements to Our Compensation Program

To foster and reinforce alignment between the interests of named executives and those of shareholders, the HRC made a number of enhancements to our executive compensation program in 2020, specifically:

Changed Performance Share Design

For PSAs granted for 2020 performance, continued to use ROTCE as the performance metric. Reflecting the ongoing transformation of the Company, which positions the Company differently from its peers, the ROTCE metric will be based on absolute performance. This change focuses our senior leaders on improving the Company’s absolute financial performance, while encouraging long-term decision-making related to building out our risk and control infrastructure, rebuilding trust with our customers, and improving our efficiency. Our relative total shareholder return (TSR) performance will continue to limit payout if it lags median peer performance. The HRC will evaluate the appropriate performance metric for future PSAs, and whether to measure performance on an absolute or relative basis, based on the Company’s progress on improving its financial performance and alignment with the Company’s strategic priorities at the time. See 4. Pay Practices for further detail.

Adopted New Clawback and Forfeiture Policy

Adopted a Clawback and Forfeiture Policy that significantly strengthens the Company’s ability to hold named executives and other employees accountable for misconduct or risk events through forfeiture or recovery of compensation under appropriate circumstances. See 5. Risk Management and Accountability for further detail.

Amended Stock Ownership Requirement

Amended the Stock Ownership Policy to strengthen the stock retention requirement for our named executives. The Policy includes a minimum ownership requirement of 6x base salary for the CEO and 3x base salary for other NEOs. In addition, named executives are required to hold 75% of after-tax vested shares until such minimum is achieved, and 50% thereafter, while employed by the Company and for one year after retirement.

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Company Performance

Our financial performance in 2020 was challenged by both the COVID-19 pandemic and the necessary work to put our substantial legacy issues behind us. In terms of the significant drivers, provision for credit losses increased $11.4 billion with large reserve builds in the first half of 2020 reflecting forecasted credit deterioration due to the COVID-19 pandemic. Low interest rates negatively impacted our net interest income, and we were limited in our ability to offset this given our constraint of operating under an asset cap as part of our consent order with the Federal Reserve. We recognized restructuring charges to accelerate our efficiency initiatives, and we continued to spend significant amounts to build out our risk and control infrastructure as well as to provide remediation to customers to address our historical shortcomings. The pandemic increased our expenses and reduced revenue as we took actions to protect the safety of both our employees and customers while continuing to carry out the Company’s role as a provider of essential services to our communities. Despite the challenging environment, the strength of our balance sheet was evident throughout the year. Although we reduced our dividend, we continued to maintain capital levels well above regulatory minimums, and the results of the two Federal Reserve stress tests confirmed our strong capital position. The Company also announced expanded commitments to diversity, equity and inclusion.

Notable financial results for 2020 include:

  Financial Performance

  Company Achievements

•

Funded approximately 194,000 loans totaling over $10.5 billion under the Paycheck Protection Program, with 61% of the loans being for amounts less than $25,000, 84% going to companies that had fewer than 10 employees, and 90% for businesses with less than $2 million in annual revenue

•	Debit card purchase volumes up 7% year-over-year and 26 million mobile active customers3, up 7% year-over-year
•	Originated $223 billion of residential mortgage loans in Consumer Banking and Lending, up 9% year-over-year
•	Raised $150 billion of debt capital for our clients
•	In Wealth & Investment Management, total client assets reached a record $2 trillion, up 6% from 2019
•	Recognized as leading the U.S. financial services industry for COVID-19 safety[4]
•	Wells Fargo Bank, N.A. increased its rating to “Outstanding” in its most recent Community Reinvestment Act (CRA) Performance Evaluation, which covers the years 2012 to 2018
•

Reinforced our commitment to diversity, equity and inclusion through creation and expansion of enterprise-wide diversity initiatives, including increasing Black leadership, the creation of a new Operating Committee role (Head of Diverse Segments, Representation & Inclusion), improving the leadership pipeline of racially/ethnically diverse individuals, and continuing to promote and embed diversity, equity and inclusion in every aspect of our business

1.	Represents the lower of our Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. CET1 ratio is Common Equity Tier 1 capital divided by risk-weighted assets under the Standardized or Advanced Approach, as applicable. For additional information on CET1 capital and the CET1 ratio, see the “Capital Management – Risk-Based Capital and Risk-Weighted Assets” section beginning on page 88 of the Company’s 2020 Annual Report to Shareholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
2.	Liquidity coverage ratio (LCR) is calculated as high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule. For additional information on the LCR ratio, see the “Risk Management – Asset/Liability Management – Liquidity Risk and Funding – Liquidity Coverage Ratio” section beginning on page 85 of the Company’s 2020 Annual Report to Shareholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
3.	Mobile active customers is the number of consumer and small business customers who have logged on via a mobile device in the prior 90 days.
4.	By research firm Ipsos, September 1, 2020.

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Executive Compensation

  COVID-19 Pandemic Response – Supporting our Customers, Employees, and Communities

The COVID-19 pandemic required an unprecedented, coordinated response by the Company to address the health and well-being of both our customers and employees. As part of this effort, Wells Fargo established enhanced management routines to enable cross-enterprise collaboration and rapid decision-making to support our customers and employees, while instituting new safety protocols and managing risk. This effort was led by the Operating Committee (including named executives), who early on met multiple times each day to provide leadership and critical decision-making that enabled the Company to continue to operate effectively and navigate difficult markets.

Supporting Our Customers	Helping Our Communities & Small Businesses

•  Kept at least 70% of our branches open while implementing CDC-recommended safety protocols

•  Helped 3.6 million consumer and small business customers by deferring payments and waiving fees

•  Temporarily suspended residential property foreclosures, evictions, and involuntary auto repossessions

•  Voluntarily committed to donate all of the gross processing fees made in 2020 from funding Paycheck Protection Program loans by creating the Open for Business Fund, which provides support to struggling small businesses impacted by COVID-19; of this approximately $420 million commitment, we donated approximately $85 million in 2020 and will continue to donate these funds through 2022

•  During the height of the market volatility caused by the COVID-19 pandemic, Wells Fargo Investment Institute (WFII) hosted daily market volatility calls for clients; overall WFII hosted 44 market volatility calls in the first half of 2020 with more than 150,000 participants

•  $475 million in charitable giving, including the $85 million deployed from our Open for Business Fund (noted to left)

•  Provided 82 million meals to families in need from a combination of food bank events and a $10 million donation to Feeding America

•  Kept 200,000 individuals housed through our support of rent relief, eviction prevention and other housing initiatives

Assisting Our Employees

•  Made a cash award to approximately 165,000 employees who earn less than $100,000 per year and additional special payments to those working on the front lines

•  Aided more than 23,000 employees via a $25 million grant to the WE Care employee relief fund

•  Granted eligible employees additional days off so they could arrange for child care; more than 22,000 employees utilized enhanced childcare benefits amid the pandemic

•  Enabled approximately 200,000 employees to work remotely across the enterprise, launched 24x7 employee and manager support for COVID-19 case reporting and contact tracing

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Performance Assessment and Compensation Determination Framework

To make compensation decisions that drive sustained shareholder value, the HRC provides strong oversight and relies on a sound set of compensation principles, a disciplined performance assessment framework and an independent advisor, and is informed by market data.

Strong Board Oversight of Executive Compensation

The HRC believes that strong governance and oversight of executive compensation programs is essential to the Company’s long-term success. To achieve this strong oversight, the HRC is composed of independent directors with qualifications and experience related to human capital risk and human capital management who make market-informed decisions based on discussions throughout the year (in both regularly scheduled meetings and special meetings, as appropriate) and who are guided by an independent compensation consultant. The HRC oversees the Company’s performance management and incentive compensation programs and approves all compensation decisions relating to the Company’s executive officers, including named executives. The full Board approves the CEO’s compensation. To fulfill its responsibilities, the HRC has five standing meetings each year, and special meetings as needed.

The HRC held 11 meetings in 2020, including to support the buildout of the senior leadership team (seven Operating Committee positions filled in 2020). In January 2021, the HRC held three meetings to assess Company and individual performance and make 2020 compensation decisions.

Key HRC oversight responsibilities are provided below

Approve Compensation Philosophy & Principles	Evaluate CEO Performance & Compensation	Evaluate & Approve Compensation for Executive Officers

Oversee Human Capital Risk & Human Capital Management	Oversee Incentive Compensation Risk Management Program	Oversee Culture & Code of Ethics and Business Conduct

Oversee Reputation Risk Related to Incentive Compensation		Approve Executive Incentive Compensation Plans

Compensation Principles

The Company’s executive compensation programs are designed and administered in accordance with established compensation principles, each of which is an essential component to driving strong, risk-managed performance. The Company’s compensation principles, which are reviewed and approved annually by the HRC, are set forth below:

Pay for Performance	Compensation is linked to Company, business line, and individual performance, including meeting regulatory expectations and creating long-term value consistent with the interests of shareholders

Promote Effective Risk Management	Compensation promotes effective risk management and discourages imprudent or excessive risk-taking

Attract and Retain Talent

People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance

Consistent with our compensation principles, incentive compensation is designed to motivate executives to achieve short-, medium-, and long-term performance that generates sustained shareholder value. Both the annual cash bonus and the long-term equity components of incentive compensation awarded are determined based on the prior year’s performance. Long-term equity remains at risk until payment, which allows the HRC to assess risk outcomes as they emerge over time. Additionally, we have an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event named executives’ actions, or inactions, result in specified types of negative outcomes for our Company.

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Executive Compensation

Performance Assessment

The cornerstone of our compensation program is the performance assessment, which is guided by our robust performance assessment framework, supported by a process overseen by our HRC, and directly drives the outcome of incentive compensation awarded.

Performance Assessment Process

The HRC directly oversees the performance management of our named executives and approves their compensation after considering overall performance against their annual objectives.

The HRC reviews and approves the annual financial and non-financial performance objectives set by the CEO. These objectives are aligned with the Company’s strategic plan, risk appetite, and risk and control framework. The objectives then flow through to each named executive, who establishes aligned goals that are reviewed by the HRC.

For the Company performance component, the HRC evaluates Company results after the end of the performance year, taking into account financial outcomes, consistency with the strategic plan and our risk appetite, prior year performance, and execution of key initiatives and other qualitative factors, which for 2020 included our response to the COVID-19 pandemic. The CEO and HRC assess Company performance as a starting point for determining compensation for named executives. Additional details on the Company performance determination for 2020 are discussed under 1. Company Performance.

For the individual performance and risk accountability (risk overlay) components, at the end of a performance period, the CEO evaluates the performance of Operating Committee members, including named executives, against their objectives. For each Operating Committee member other than the Chief Risk Officer and Chief Auditor, the CEO’s evaluation includes a risk review conducted by the Chief Risk Officer with input from leaders within Independent Risk Management and Internal Audit. For the Chief Risk Officer and Chief Auditor, the risk review is conducted by the chairs of the Risk Committee and Audit Committee, respectively. The performance evaluation of each Operating Committee member includes performance related to risk accountability, group financial performance, and overall management effectiveness. For Mr. Scharf, a formal performance assessment framework, including quantitative and qualitative objectives, was used to assess his performance and determine his compensation for the 2020 performance year.

The HRC has historically established threshold goals as a factor to be evaluated along with other financial and non-financial performance considerations for the funding and payment of cash bonuses under the Wells Fargo Bonus Plan (Bonus Plan), the Company’s annual incentive plan that covers a broad population of employees (including for 2020 our named executives). Consistent with this historical practice and before the COVID-19 pandemic became widespread in the United States, the HRC established threshold goals for 2020 of (1) EPS of at least $3.00, or (2) ROTCE of at least the median of the Financial Performance Peer Group. As a result of the effects of the pandemic on the Company’s performance for 2020, the HRC determined that application of these threshold goals, which were not met, was not appropriate or in the best interests of the Company. In making this determination and specifically authorizing payment of 2020 cash bonuses under the Bonus Plan, the HRC considered, among other factors: the significant impact of the pandemic on global economic and market conditions; the actions taken by the Company in response to the pandemic to support customers, employees and communities; the Company’s strong capital and liquidity maintained throughout the year; and the Company’s demonstrable progress addressing risk, control and regulatory issues, with recognition of significant work remaining. The HRC also considered the importance of retaining and motivating the executive and broader employee talent needed to advance the Company’s transformation and achieve its other strategic priorities. The HRC does not expect to set threshold goals going forward for payment of cash bonuses under the Bonus Plan but in determining annual incentive funding and payment will continue to assess Company performance holistically based on financial and non-financial performance considerations, including financial results, risk outcomes, and progress on strategic priorities and initiatives.

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Performance Assessment Framework

Our performance assessment framework evaluates the performance of our named executives on the basis of the following categories:

Company Performance

•  Reflects a wide range of financial and non-financial metrics, with performance assessed on both an absolute and relative basis

•  Financial metrics include, among others, revenue, expenses, returns, profitability, deposits, and capital returned to shareholders; nonfinancial metrics include business performance metrics such as Company progress against regulatory deliverables and strategic plan, advancement of our risk management framework, and the impact of the pandemic

Individual Performance

•  Reflects execution against strategic deliverables and initiatives, as well as business line results or performance of enterprise function/department depending on the executive’s role

•  Individual performance also includes leadership, investment in employees, succession planning, and enhancements to our culture

•  Beginning for 2020, individual performance takes into account progress against diversity initiatives

•  Reflects progress on the buildout of our risk and control infrastructure

Risk Accountability (Risk Overlay)

•  Reflects effectiveness of each named executive in risk management specific to the named executive’s role and business function

•  Risk is evaluated across all risk types including compliance, operational, financial, strategic and reputational

•  Overlays across other performance ratings to reflect risk failures, including misconduct

Within the performance assessment framework, named executives have actionable and measurable objectives that are used by the CEO in connection with his recommendations to the HRC for its consideration and in order to assess and provide ongoing feedback on performance. The HRC used progress on diversity as a potential modifier of variable compensation, with failure to meet expectations resulting in a reduction, meeting expectations having no impact, and exceeding expectations resulting in an increase.

Compensation Determination Framework

The determination of actual annual incentive compensation for 2020 was determined by the HRC based on a holistic assessment of Company performance, individual performance, and risk accountability. Each named executive has a base salary and total incentive compensation target (comprised of annual cash bonus and long-term equity targets), which are established by the HRC after careful consideration of market data from our Labor Market Peer Group, the value and importance of the role to the organization, internal pay equity, and input from the HRC’s independent compensation consultant.

Based on the factors set forth above, including overall performance assessment, the HRC determined each named executive’s total incentive compensation for 2020. The annual cash bonus and long-term equity compensation amounts were determined by multiplying the percentage of target total incentive awarded, by annual cash bonus and long-term equity targets, respectively. Consistent with the compensation principles of paying for performance and promoting effective risk management, the HRC weights target incentive compensation opportunities – and thus incentive compensation awards – more heavily toward compensation that vests over time, pays out based on performance that creates long-term value, and is subject to forfeiture or recovery (as appropriate). See 4. Pay Practices for further detail.

Messrs. Santomassimo and Owens joined the Company in the second half of the year (on October 16, 2020 and July 22, 2020, respectively) and had annual incentive opportunities with a minimum amount provided for their first year only, under the terms of their offer letters.

Pay determinations and summaries of the HRC’s determination of Company performance, individual performance, and risk accountability for each named executive are provided in 3. Named Executive 2020 Compensation.

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Executive Compensation

Independent Executive Compensation Consultant

The HRC is authorized to retain and obtain advice of legal, accounting, or other advisors at our Company’s expense without prior permission of management or our Board. The HRC retained FW Cook to provide independent advice on executive compensation matters for 2020. During the year, FW Cook compiled compensation data for the Labor Market Peer Group and reviewed with the HRC our executive compensation programs generally and compared to those of our Labor Market Peer Group. FW Cook also advised the HRC on the reasonableness of our compensation levels compared to our Labor Market Peer Group and the appropriateness of our compensation program structure in supporting our business objectives.

The HRC annually reviews the services performed by, and the fees paid to FW Cook, and FW Cook does no other work for our Company or management other than to provide consulting services to the GNC, HRC, and Board that are directly related to employee and non-employee director compensation. To help maintain the independence of any consultant retained by the HRC, the HRC is required under its charter to pre-approve all services performed for our Company by FW Cook, other than the services performed for the GNC for non-employee director compensation. All services provided to the HRC and our Board in 2020, other than those performed for the GNC for non-employee director compensation, were pre-approved by the HRC. In November 2020, the HRC assessed the independence of FW Cook and concluded that no conflict of interest exists.

Market Information

Evaluation of market practices

In order to make market-informed decisions on compensation, the HRC reviews named executives’ pay levels and the Company’s pay practices within the context of those of our Labor Market Peer Group. Specifically, the HRC reviewed compensation data for the Labor Market Peer Group in considering the 2020 compensation actions for our named executives, including base salary levels and target annual cash and long-term equity levels. In referencing market data, the HRC does not target a specific percentile, but instead uses the data as a reference point.

The Labor Market Peer Group consists of ten companies with which we most directly compete for executive talent based on requisite expertise, knowledge, and experience. Our Labor Market Peer Group for 2020 is shown below:

Labor Market Peer Group	American Express Company Bank of America Corporation The Bank of New York Mellon Corporation Citigroup Inc. The Goldman Sachs Group, Inc.	JPMorgan Chase & Co. Morgan Stanley The PNC Financial Services Group, Inc. State Street Corporation U.S. Bancorp, Inc.

Evaluation of relative performance

In March 2020, the HRC revised the Financial Performance Peer Group to comprise a subset of Global Systemically Important Banks (GSIBs), as such companies more closely align with our scale and our regulatory requirements. The HRC uses a Financial Performance Peer Group to assess our relative performance for purposes of assessing Company financial performance and as a TSR governor for Performance Shares; the peer group is also used for purposes of determining relative performance for the Performance Shares granted in 2020. The GSIBs selected by the HRC best reflect those companies that Wells Fargo competes with for capital and customers, and are most similar in terms of scope, scale, and business mix. The Financial Performance Peer Group for 2020 is shown below:

Financial Performance Peer Group	Banco Santander, S.A. Bank of America Corporation Barclays PLC BNP Paribas S.A. Citigroup Inc. The Goldman Sachs Group, Inc.	HSBC Holdings plc JPMorgan Chase & Co. Morgan Stanley Royal Bank of Canada UBS Group AG

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Named Executive 2020 Compensation

The following table provides our named executives’ total direct compensation for performance year 2020 in the form of base salary (annualized rate), cash bonus, long-term equity compensation (awarded in January 2021), and target total direct compensation. Messrs. Santomassimo and Owens joined the Company in the second half of 2020 and had annual incentive opportunities with a minimum amount provided for 2020 only, under the terms of their offer letters. A discussion of the HRC’s determination of incentive compensation award levels for the other named executives, including the rationale for the determination, follows the table.

Performance Year Compensation Table

Named Executive and Position	Base Salary Rate	2020 Pay-for-Performance Outcome				Target Total Compensation
		Cash Bonus	PSAs	RSRs	Total Compensation

Charles W. Scharf CEO and President	2,500,000	4,350,000	6,742,500	6,742,500	20,335,000	23,000,000

Michael P. Santomassimo Senior EVP, Chief Financial Officer	1,750,000	1,750,000	3,750,000	3,750,000	11,000,000	11,000,000

John R. Shrewsberry Senior EVP and Former Chief Financial Officer	2,000,000	1,282,563	2,965,750	2,965,750	9,214,063	13,250,000

Mary T. Mack Senior EVP, CEO of Consumer & Small Business Banking	1,750,000	1,672,250	2,324,500	2,324,500	8,071,250	10,750,000

Lester J. Owens Senior EVP, Head of Operations	1,500,000	1,500,000	1,600,000	1,600,000	6,200,000	6,200,000

Scott E. Powell Senior EVP, Chief Operating Officer	1,750,000	1,771,925	2,784,350	2,784,350	9,090,625	9,000,000

Information on Table Above

The table above is not a substitute for, and should be read together with, the 2020 Summary Compensation Table under Executive Compensation Tables, which presents compensation paid, accrued or awarded for 2020 in accordance with Securities and Exchange Commission (SEC) rules and includes additional compensation information. Differences between the table above and the 2020 Summary Compensation Table include:

•

The table above includes only direct elements of compensation (base salary rate, cash bonus, and long-term equity) and does not include the indirect elements (including change in pension value and nonqualified deferred compensation) reported in the 2020 Summary Compensation Table.

•

The table above reflects compensation awarded for 2020 performance, which includes both annual cash bonus and long-term equity awarded in January 2021. The 2020 Summary Compensation Table reports long-term equity in the year in which it is granted, so that the 2020 Summary Compensation Table includes the long-term equity awards granted in 2020 for 2019 performance instead of the long-term equity granted in 2021 for 2020 performance.

Company Performance

The HRC assessed our Company’s performance as a factor for determining incentive compensation award levels for named executives. For 2020, the HRC assessed Company performance at 75% of target with target representing achievement of expected performance levels. As discussed in more detail under 1. Company Performance, the HRC, in making this assessment, considered both financial and non-financial factors but did not assign specific weightings to the factors.

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Executive Compensation

Charles W. Scharf	CEO and President

2020 Performance

Company Performance	• See 1. Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual incentive compensation

Individual Performance

In assessing individual performance for Mr. Scharf, the Board considered the following:

•  Built out the senior management team, including the addition of seven new Operating Committee members in 2020, and emphasized a performance, accountability and execution-based culture

•  Created a flatter organization structure where important businesses have direct representation on the Operating Committee and leaders have clear authority, accountability, and responsibility to build businesses over the long term and increased ability to successfully execute on risk, regulatory, and control work

•  Clarified the Company’s strategic priorities, exiting or selling certain nonstrategic businesses, and identified and began implementing a series of actions to improve financial performance

•  Increased focus on advancing diversity, equity, and inclusion (DE&I) and established Company and Operating Committee DE&I commitments, including requiring unconscious bias training for all managers, committing to significantly increase our Black leadership over the next five years, and creating a new role of Head of Diverse Segments, Representation and Inclusion reporting to the CEO

•  Introduced new set of Company Expectations to guide how employees lead themselves, collaborate with colleagues, and make decisions, as part of Company’s cultural transformation

•  Led Company’s response to the COVID-19 pandemic, which included implementing measures quickly and effectively to protect the safety of customers and employees, navigate market disruptions, and provide assistance to impacted customers through payment deferrals, fee waivers, and other accommodations

•  Accelerated shift of technology delivery practices to an agile framework expected to increase the quality and speed to market

Risk Accountability (Risk Overlay)

In assessing risk management performance for Mr. Scharf, the Board considered the following:

•  Brought increased clarity and structure to make tangible progress on the implementation of risk, control, and regulatory work, including implementing new Operating Committee processes to drive improved execution and hold leaders accountable

•  Prioritized regulatory work progress to address outstanding regulatory enforcement actions, which included the termination of the BSA/AML consent order by regulators

•  Restructured front-line risk management with hire of new Chief Control Executive, and redefined the control function, to further strengthen front-line risk management

•  Reorganized Independent Risk Management with hire of new business-aligned Chief Risk Officers, with accountability for overseeing risk within each line of business

2020 Compensation

Based on Mr. Scharf’s performance, the Board awarded him total direct compensation of $20.34 million, which is composed of the following:

•  $2.50 million was paid in base salary, and

•  $17.84 million was awarded in variable compensation (which reflects 87% of target: $20.50 million), split as follows:

¡   $4.35 million in a cash bonus (target: $5.00 million)

¡   $13.49 million in long-term equity (target: $15.50 million)

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Executive Compensation

Michael P. Santomassimo	Senior EVP, Chief Financial Officer

2020 Performance

Total annual incentives for Mr. Santomassimo were determined pursuant to his offer letter, which provides for a minimum incentive award level of $9.25M for his first year only. The table below sets forth a summary of Mr. Santomassimo’s performance during the year after he joined the Company on October 16, 2020.

Company Performance	• See 1. Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual incentive compensation
Individual Performance

In assessing individual performance for Mr. Santomassimo, the HRC considered the following:

•  Finalized new business segment reporting, which required build of new internal reporting and external financial disclosures, improvements in capital allocation, funds transfer pricing and segmentation of non-strategic businesses

•  Improved transparency of expense and revenue drivers, and started to improve discipline for monthly business reviews and multi-year efficiency efforts

•  Onboarded new CFOs for Wealth & Investment Management and the Chief Operations Office, and promoted an internal, diverse individual as CFO for the Commercial Bank

•  Sponsored efforts to execute on diversity, equity and inclusion goals

Risk Accountability (Risk Overlay)

In assessing risk management performance for Mr. Santomassimo, the HRC considered the following:

•  Streamlined and refocused finance-owned committees to drive greater accountability for closing control and regulatory issues and providing appropriate oversight

•  Established more regular, rigorous balance sheet analysis for financial risk management purposes

2020 Compensation

Pursuant to his offer letter, the HRC awarded Mr. Santomassimo total direct compensation of $11.00 million, which is composed of the following:

•  $1.75 million was paid in base salary, and

•  $9.25 million was awarded in variable compensation (which reflects 100% of target: $9.25 million, provided in his offer letter), split as follows:

¡   $1.75 million in a cash bonus (target: $1.75 million)

¡   $7.50 million in long-term equity (target: $7.50 million)

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Executive Compensation

John R. Shrewsberry	Senior EVP and Former Chief Financial Officer

2020 Performance
Company Performance	• See 1. Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual incentive compensation
Individual Performance

In assessing individual performance for Mr. Shrewsberry, the HRC considered the following:

•  Maintained Common Equity Tier 1 ratio above the regulatory minimum

•  Improved forecasting during the pandemic, including daily asset cap compliance and weekly profit and loss reforecasting, and complied with new COVID-19 Federal Reserve Board requirements

•  Led effort to strengthen leadership and accountability within Finance, which included creating new head of Finance roles for the lines of business and Technology

•  Reverted to a bottoms-up, business-owned budget process, instituted monthly business and functional reviews, and revamped reporting to capture quarterly performance vs budget, vs forecast, and reforecast

•  Sponsored My Generations Team Member Network and Finance Diversity, Equity & Inclusion Council

Risk Accountability (Risk Overlay)

In assessing risk management performance for Mr. Shrewsberry, the HRC considered the following:

•  Demonstrated a strong risk mindset and promoted risk/reward discussions among his team and contributed to enhancement of risk management framework

•  Demonstrated strong financial risk management with opportunity to further strengthen non-financial risk management

2020 Compensation

Based on Mr. Shrewsberry’s performance, the HRC awarded him total direct compensation of $9.21 million, which is composed of the following:

•  $2.00 million was paid in base salary, and

•  $7.21 million was awarded in variable compensation (which reflects 64% of target: $11.25 million), split as follows:

¡  $1.28 million in a cash bonus (target: $2.00 million)

¡  $5.93 million in long-term equity (target: $9.25 million)

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Executive Compensation

Mary T. Mack	Senior EVP, CEO of Consumer & Small Business Banking

2020 Performance
Company Performance	• See 1. Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual incentive compensation
Individual Performance

In assessing individual performance for Ms. Mack, the HRC considered the following:

•  Consumer and Small Business Banking revenue declined 12% year over year primarily due to the impact of lower interest rates and lower deposit-related fees on reduced transaction activity and higher fee waivers provided in response to the COVID-19 pandemic

•  Average deposits balances increased 15% year over year for Consumer Banking and Lending

•  Optimization of branch staffing and a shift to digital improved operational efficiency

•  Leadership of the Company’s efforts to help 3.6 million consumer and small business customers by deferring payments and waiving fees in response to the COVID-19 pandemic

•  Ensured customer service was uninterrupted by operating branches, contact centers and operations throughout the pandemic

•  Set strategic imperatives to meet regulatory commitments, manage risk, and reduce expenses

•  Established strategic initiatives under four pillars to: (1) improve customer value proposition; (2) close gaps through product simplification, digital experience across products/services, and deliver higher level advice and planning; (3) leverage data for personalization; and (4) improve efficiency through overhaul of products, branches, technology, and workforce capabilities

•  Sponsored the Natives People Team Member Network and Consumer & Small Business Banking Diversity, Equity & Inclusion Council

•  The HRC also considered Ms. Mack’s leadership of Consumer Lending and its transition to Mr. Weinbach

Risk Accountability (Risk Overlay)

In assessing risk management performance for Ms. Mack, the HRC considered the following:

•  Continued to promote a culture that emphasizes the importance of a strong risk and control environment

•  Strong and engaged leadership of the Company’s participation in the Paycheck Protection Program

•  Made progress with respect to reducing open, past-due, and aged issues; continued focus on proactive issue identification and management, with opportunity for more timely issue resolution

2020 Compensation

Based on Ms. Mack’s performance, the HRC awarded her total direct compensation of $8.07 million, which is composed of the following:

•  $1.75 million was paid in base salary, and

•  $6.32 million was awarded in variable compensation (which reflects 70% of target: $9.00 million), split as follows:

¡  $1.67 million in a cash bonus (target: $1.75 million)

¡  $4.65 million in long-term equity (target: $7.25 million)

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Executive Compensation

Lester J. Owens	Senior EVP, Head of Operations

2020 Performance

Total annual incentives for Mr. Owens were determined pursuant to his offer letter, which provides for a minimum incentive award level of $4.70M for his first year only. The table below sets forth a summary of Mr. Owens’ performance during the year after he joined the Company on July 22, 2020.

Company Performance	• See 1. Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual incentive compensation
Individual Performance

In assessing individual performance for Mr. Owens, the HRC considered the following:

•  Meaningful progress in developing an enterprise Operations operating model. Hired several key executives and actively recruiting for others

•  Drove clearer articulation of future target state for a payments infrastructure

•  Played a proactive support role in the Company’s participation in the Paycheck Protection Program

•  Developed Operations site optimization strategy and advanced a plan for internal capability build

•  Co-sponsored the COO Diversity, Equity & Inclusion Council

•  Supported the roll out of new company-wide expectations, for example, through employee communications on doing what’s right for the customer and the Company’s risk framework

Risk Accountability (Risk Overlay)

In assessing risk management performance for Mr. Owens, the HRC considered the following:

•  Drove risk ownership and accountability across leadership team and proactively engaged risk matters

•  Proactive in outreach to Independent Risk Management and advanced key risk management matters

2020 Compensation

Pursuant to his offer letter, the HRC awarded Mr. Owens total direct compensation of $6.20 million, which is composed of the following:

•  $1.50 million was paid in base salary, and

•  $4.70 million was awarded in variable compensation (which reflects 100% of target: $4.70 million, as provided in his offer letter), split as follows:

¡   $1.50 million in a cash bonus (target: $1.50 million)

¡   $3.20 million in long-term equity (target: $3.20 million)

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Scott E. Powell	Senior EVP, Chief Operating Officer

2020 Performance
Company Performance	• See 1. Company Performance for details on determination of annual Company performance, which was assessed as below expectations, and resulted in reduced annual incentive compensation
Individual Performance

In assessing individual performance for Mr. Powell, the HRC considered the following:

•  Led the COVID-19 business preparedness efforts, including establishment of meeting forum to enable cross-enterprise collaboration and rapid decision-making, work from home, workplace safety initiatives, and coordination of new employee benefits and customer accommodation policies, along with regular employee communications

•  Reorganized Control Executives team to bring focus and sustainable execution on key risk and control areas to front line risk management

•  Continued build-out of COO in support of driving a more efficient and effective Company operating model, including hire of Chief Control Executive, Chief Administrative Officer, and head of Operations

•  Developed consent order implementation structure that improved programmatic support and business groups/functions accountability

•  Co-sponsored the Diverse Abilities Team Member Network and Co-Sponsored the COO Diversity, Equity & Inclusion Council

Risk Accountability (Risk Overlay)

In assessing risk management performance for Mr. Powell, the HRC considered the following:

•  Demonstrated a strong risk discipline and consistently communicated a clear tone from the top with respect to risk management

•  Reinforced front line accountability in owning and managing risk, which resulted in improved engagement from business leaders in the design and execution of the risk management framework

•  Played a significant role in several key risk and control priorities for the Company, including enhanced governance processes and reporting on statuses and issues

•  Demonstrated strong leadership in the Company’s response to the COVID-19 pandemic, driving balanced and thoughtful risk management decisions through a challenging environment

2020 Compensation

Based on Mr. Powell’s performance, the HRC awarded him total direct compensation of $9.09 million, which is composed of the following:

•  $1.75 million was paid in base salary paid, and

•  $7.34 million was awarded in variable compensation (which reflects 101% of target: $7.25 million) as follows:

¡  $1.77 million in a cash bonus (target: $1.75 million)

¡  $5.57 million in long-term equity (target: $5.50 million)

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Executive Compensation

Pay Practices

The following table sets forth a high-level summary of named executive direct pay elements and key design features for 2020 related compensation. Our variable compensation program is composed of annual cash bonus and long-term equity both of which are directly tied to performance (Company, individual, and risk accountability).

Compensation paid upon vesting of PSAs is based on Company performance over a three-year performance period and on an assessment of risk outcomes that may result in forfeiture or recovery of all or a portion of the awards. For 2020, Mr. Scharf and the other named executives received half of their long-term equity in the form of Performance Shares and the other half in RSRs. The HRC believes a mix of performance-based and time-vested equity, including for our CEO, is consistent with Labor Market Peer Group compensation practices and appropriately balances driving long-term Company performance and retaining the senior leadership needed to advance the Company’s transformation. The Board and HRC will continue to evaluate the appropriate mix of long-term equity awarded to our senior leaders, including the CEO, for alignment with the Company’s strategic priorities at the time.

Pay Element	Purpose & Design Features	Performance Metrics

Base Salary	• Intended to provide market-competitive pay to attract and retain named executives • Reflects each executive’s experience and level of responsibility

Cash Bonus

•   Rewards executives for achievement of annual goals (see 2. Performance Assessment and Compensation Determination Framework)

•   2020 target and maximum award opportunities of 200% and 300% of salary for Mr. Scharf and 100% and 150% of salary for other executives

•   Award paid in cash, in first quarter of following year

Award level based on achievement of annual objectives, including: • Company Performance; • Individual Performance; and • Risk Accountability • Subject to Clawback and Forfeiture Policy
Performance Shares

•   Reinforces a shared success culture and encourages executives to deliver sustained shareholder value

•   Grant value based on achievement of annual objectives (same objectives as annual cash bonus)

•   Payout level based on absolute performance over a three-year performance period, with HRC consideration of other factors set forth in the adjustment provision

•   Number of shares earned based on achievement level, with payout ranging from 0% to 150% of target

•   Subject to robust holding requirements (updated in 2020) while an Operating Committee member until one year after retirement[2]

•   Dividends are accumulated and paid at vesting

•   Grant value based on achievement of annual objectives

•   Payout level based on ROTCE

•   Subject to reduction for:

¡  Total Shareholder Return

¡   Net Operating Loss (NOL)[1]

¡   Clawback and Forfeiture Policy

RSRs

•   Promotes retention and alignment with shareholders with three year ratable vesting

•   Grant value based on achievement of annual objectives (same objectives as annual cash bonus)

•   Subject to robust holding requirements (updated in 2020) while an Operating Committee member until one year after retirement[2]

•   Dividends are accumulated and paid at vesting

• Grant value based on achievement of annual objectives • Payout level fixed with ultimate value tied to stock price • Subject to Clawback and Forfeiture Policy

Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking; See 5. Risk Management and Accountability

1.	For any year in the three-year performance period that our Company incurs a NOL, the target number of Performance Shares will be reduced by one-third. NOL, for purposes of Performance Shares, means for any year in the Performance Period, that the Company reports a net loss in its consolidated financial statements, and a net loss continues to exist after eliminating the effect of the following items, each determined based on generally accepted accounting principles: (1) losses resulting from discontinued operations; (2) the cumulative effect of changes in generally accepted accounting principles; and (3) any other unusual or infrequent loss that is separately identified and quantified.

2.	Named executives are required to hold, while employed by the Company and for one year after retirement, shares of Company common stock equal to at least 75% of the after-tax shares (assuming a 50% tax rate) acquired upon exercise or vesting of equity, if the total value of Company common stock owned is less than six times his or her cash salary in the case of the CEO or is less than three times his or her cash salary in the case of each other named executive. Once this minimum ownership level is achieved, each named executive must continue to hold at least 50% of such acquired shares.

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Performance Shares

Performance Shares make up a significant portion of named executives’ long-term compensation in order to align their interests with those of shareholders by driving long-term Company performance, while reinforcing strong risk management. Reflecting the ongoing transformation of the Company, which positions the Company differently from its peers, the ROTCE metric will be based on absolute performance. This change focuses our senior leaders on improving the Company’s absolute financial performance, while encouraging long-term decision-making related to building out our risk and control infrastructure, rebuilding trust with our customers, and improving our efficiency.

Award Level / Payout Level	• Award level directly tied to 2020 performance. • Payout level based on achievement of predetermined performance levels, approved of by the HRC at time of grant.

Performance Metric

•  The number of Performance Shares earned at the end of the performance period is based on the achievement of average three-year ROTCE[1], on an absolute basis.

•  For January 2021 awards, the performance measure was changed from relative ROTCE to absolute ROTCE to focus NEOs on the Company’s financial performance, during its transformation. The HRC has retained the TSR governor which will continue to limit payout to the extent TSR lags median peer performance.

Performance & Vesting Period	• To drive long-term shareholder value, awards cliff vest after a three-year performance period.

Pay-for- Performance Framework

•  The payout for named executives is directly tied to Company performance and is based on the Company’s average annual ROTCE for the three-year performance period, measured on an absolute basis. Payout within the ranges set forth below will be determined through a two-step process; first, initial payout will be determined using straight line interpolation; and then, in determining final payout, the HRC may make positive or negative adjustments to the initial payout to reflect certain factors, including the Company’s progress on its risk and control work and regulatory commitments; investments related to the Company’s risk and control environment; restructuring and customer remediation expenses; economic and market conditions that affected the Company’s performance; and changes in legal, regulatory, tax or accounting requirements.

Absolute ROTCE	Payout

≥12%	125 to 150%

8 to <12%	90 to <125%

5 to <8%	50 to <90%

<5%	0%

•  If the Company achieves an ROTCE of 12% or higher, the HRC will use its discretion to determine payout between 125% and 150%, subject to the TSR governor described below.

•  If our three-year average ROTCE is less than 5%, no Performance Shares will be earned.

TSR and NOL Governors

•  In order for an award to pay above 125% of target, our relative TSR[2] for the performance period must be above the median of the specified Financial Performance Peer Group. If relative TSR is not above the median, then vesting is capped at 125% of target.

•  For any year in the three-year performance period that our Company incurs a Net Operating Loss (NOL), the target number of Performance Shares will be reduced by one-third.

Risk-Balancing Features

•  Awards are subject to forfeiture and recovery under the Company’s Clawback and Forfeiture Policy. Performance Shares are subject to risk-balancing features, the details of which are discussed under 5. Risk Management and Accountability.

1.	Return on Tangible Common Equity (ROTCE) is the net income applicable to common stock of Wells Fargo as reported in the Company’s consolidated financial statements on an annualized basis, divided by our average total equity less preferred equity, non-controlling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on non-marketable equity securities, net of applicable deferred taxes. Reported net income and other components of ROTCE may be subject to adjustment for purposes of measuring performance, as provided in our Long-Term Incentive Compensation Plan (LTICP) or the applicable form of award agreement. Under the terms of Mr. Scharf’s offer letter, ROTCE for purposes of his Performance Shares is adjusted to exclude the impact of any penalties or other charges related to litigation, investigations or examinations arising out of retail sales practices of the Company or other material regulatory matters related to the conduct of the Company during periods prior to his employment.

2.	TSR is calculated as stock price appreciation (or reduction) over the performance period, including reinvestment of dividends when paid, divided by the stock price at the beginning of the period. At the end of the performance period, performance is determined by ranking the Company’s TSR against the TSR of the companies in the specified Financial Performance Peer Group.

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Executive Compensation

Performance Shares Outstanding

The Performance Shares granted to our named executives in 2017, 2018, 2019, and 2020 generally had the same absolute and relative performance measures, except that (i) for the 2017 PSAs, the threshold absolute RORCE1 performance level for any payout was 2% instead of 5% and there was no reduction in the maximum payout based on relative TSR performance and (ii) for the 2020 PSAs, we changed the performance metric from RORCE to ROTCE.

For these four PSAs that our named executives had outstanding during any part of 2020, any amounts earned are summarized in the following table:

Performance Shares Outstanding During 2020*
Name	2017 Award (2017-2019 Period)		2018 Award (2018-2020 Period)		2019 Award (2019-2021 Period)	2020 Award (2020-2022 Period)
	Potential Payout	Certified Payout	Potential Payout	Certified Payout	Potential Payout	Potential Payout

Scharf	—	—	—	—	—	0-150%

Santomassimo	—	—	—	—	—	—

Shrewsberry	0-150%	117%	0-150%	33%	0-150%	0-150%

Mack	0-150%	117%	0-150%	33%	0-150%	0-150%

Owens	—	—	—	—	—	—

Powell	—	—	—	—	—	0-150%

*	As discussed below, Performance Shares remain subject to forfeiture prior to payment.

For the Performance Shares granted in February 2017 to Ms. Mack and Mr. Shrewsberry, 117% of target was attained based on the HRC’s certification in March 2020 of our Company’s average RORCE performance, which resulted in a ranking of 5 out of 11 companies.

For the Performance Shares granted in February 2018, the HRC certified attainment of 33% of target after adjusting 2020 Company and peer performance in accordance with the LTICP for the effect of the COVID-19 pandemic on credit loss reserves and for certain other significant infrequently occurring items, including for the Company restructuring and remediation expenses. As a result of these adjustments, the Company’s RORCE ranking improved one spot to 9 out of 11 companies.

The payout value for the Performance Shares granted in February 2019 and March 2020 will be determined in the first quarter following the performance period, based on the HRC’s certification in the first quarter of 2022 and 2023 of our Company’s average RORCE and ROTCE, respectively, against the pre-established goals, subject to downward adjustment by one-third for each year our Company incurs a NOL, and subject to forfeiture conditions, as described under 5. Risk Management and Accountability. The payout value for the 2019 and 2020 Performance Shares is limited to 125% of target, notwithstanding RORCE and ROTCE performance, respectively, if the Company’s TSR for the performance period is not in the top quartile of the Financial Performance Peer Group.

New Hire Sign-On Bonuses and Buy-Out Equity Awards

As part of our efforts to build out the senior management team and to attract and retain top executive talent, we have provided in certain instances sign-on bonuses and buy-out equity awards for new hires. New hire sign-on bonuses and buy-out equity awards are an effective means of making up for compensation opportunities executives forfeit when they leave a former employer to join the Company. We require named executives to return all or a portion of their sign-on bonus if, within a certain period of time after joining us, they voluntarily leave the Company or are involuntarily terminated by the Company for cause. New hire equity awards are used to incentivize executives to join without unnecessarily increasing annual compensation levels. These awards are subject to a time-based vesting period and such other terms and conditions as the HRC determines.

1.	Return on Realized Common Equity (RORCE), as defined in the LTICP, means the net income of our Company as reported in our consolidated financial statements (and subject to possible adjustments as provided in the LTICP or the applicable form of award agreement), on an annualized basis less dividends accrued on outstanding preferred stock, divided by our Company’s average total common equity excluding average accumulated comprehensive income as reported in our consolidated financial statements for the relevant performance period.

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Perquisites and Other Compensation

The HRC has intentionally limited perquisites to our executive officers. We may pay for relocation-related services for our executives, including temporary housing, moving expenses, and home purchase closing expenses. For security purposes, we provide a car and driver to our CEO, Mr. Scharf, primarily for business travel and commuting and, from time to time, personal use. Mr. Scharf has agreed to reimburse us for the incremental cost of commuting and personal travel. We also provide a driver to other executives primarily for business travel. Mr. Scharf is permitted to use our corporate aircraft for personal travel with the understanding that he will reimburse us for the incremental cost. The HRC may approve security measures, including residential security systems and services, if determined to be in the business interests of our Company for the safety and security of our executives and other employees.

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Executive Compensation

Risk Management and Accountability

Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking, and an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event named executives’ actions, or inactions, result in specified types of negative outcomes for our Company.

Risk-Balancing Features

In order to discourage imprudent risk-taking, the Company embedded risk-balancing features throughout our program for 2020. Additional information on our stock ownership requirements and anti-hedging/pledging policies are included under Ownership of Our Common Stock in this proxy statement.

Pay Element	Risk-Balancing Features

Base Salary	• Salaries are a form of fixed compensation; not subject to achievement of annual objectives • Promotes retention of named executives by providing minimum compensation

Cash Bonus

•   Cash bonus represents minority of variable compensation

•   2020 target and maximum award opportunities of 200% and 300% of salary for Mr. Scharf and 100% and 150% of salary for other executives

•   Award level based on achievement of financial and non-financial performance objectives, including risk outcomes

•   Subject to recovery by HRC as described under Clawback and Forfeiture Policy below

Long-Term Equity

•   Majority of variable compensation in long-term equity

•   Retirement does not trigger acceleration of payment from the original payment schedule

•   Shares are subject to a robust holding requirement, which applies through one year after retirement

•   Executive officers are prohibited from pledging Company stock in connection with a margin or similar loan and from entering into derivative/hedging transactions involving Company stock

•   Dividends are accumulated and paid at vesting

•   Subject to forfeiture or recovery as described under Clawback and Forfeiture Policy below

PSAs

•   Long-term, three-year performance period, with cliff vesting

•   Upside compensation capped, with upside leverage of 150% of target for NEOs

•   Subject to downward adjustment by HRC under a wide variety of circumstances:

¡  Reduction for NOL

¡  Payout capped at 125% if TSR is not above median of peers

RSRs	• Promotes retention of named executives by providing shares subject to time-based vesting

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Enhanced Risk Assessments

The HRC’s compensation governance framework includes risk-management assessments from Independent Risk Management, except for the CEO, for whom the assessment is conducted by the HRC, and the Chief Risk Officer and Chief Auditor, for whom the assessment is conducted by the chairs of the Risk Committee and the Audit Committee, respectively. Each named executive is subject to an independent review by the Chief Risk Officer in order to assess the extent of his or her involvement and accountability (if any) related to risk events that took place, or were identified, during the year. Further, each named executive is assessed on the basis of driving measurable progress towards resolving outstanding regulatory matters and commitments.

As described under 2. Performance Assessment and Compensation Determination Framework, our Company continues to strengthen and further enhance the oversight of our executive compensation practices and the scope of its risk management processes.

Clawback and Forfeiture Policy

To further strengthen the Company’s risk and control practices, we undertook a holistic review of our clawback policies and forfeiture provisions during 2020. As part of this review, we engaged an external compensation consultant to complete a market review of peer practices and obtained feedback from key internal stakeholders. This resulted in the HRC implementing a new, holistic Clawback and Forfeiture Policy (Policy) to replace two separate recoupment and clawback policies and performance-based vesting provisions maintained within award agreements. The new Policy is applicable for compensation awarded on or after January 1, 2021. By expanding the population of employees and types of incentive compensation awards subject to the Policy, as well as clawback triggers, the new Policy strengthens the HRC’s and Board’s ability to forfeit and recover compensation (as appropriate). The Policy is designed to discourage employees (including our named executives) from taking unnecessary or inappropriate risks that would adversely impact our Company or harm our customers. The new Policy provides the HRC and the Board with important tools they need to hold employees accountable. A summary of the compensation-related actions the Company can take under the Policy is set forth below.

Trigger	Description	Compensation Impacted	Clawback	Forfeit

Financial Restatement / Inaccurate Performance Metrics	• Amount of the award was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement)	Equity/Cash	✓	✓
	• Amount of the award was based upon one or more materially inaccurate performance metrics	Equity/Cash	✓	✓

Misconduct	• Employee engages in misconduct or commits an error that causes material financial or reputational harm	Equity/Cash	✓	✓
	• Any conduct that constitutes Cause	Equity		✓

Risk Management Failure	• Failure through willful misconduct/gross negligence to identify, escalate, monitor, or manage, risks	Equity	✓	✓

Resolution of Outstanding Regulatory Matters (Performance Shares granted in 2019 and later)	• Failure of the employee to achieve progress on resolving outstanding consent orders and/or other regulatory matters	Equity		✓

Clawback applies to the most recent incentive compensation that has been vested and/or paid, so long as such payment(s) have taken place within five years from when the Committee approves a clawback.

Conclusion

The HRC believes that the 2020 compensation decisions for our named executives were reasonable and appropriate and consistent with our compensation principles.

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Executive Compensation

Compensation Committee Report

In its capacity as the compensation committee of our Board, the HRC has reviewed and discussed with management the Compensation Discussion and Analysis that immediately precedes this report. Based on this review and these discussions, the HRC has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Members of the Human Resources Committee:

Ronald L. Sargent, Chair

Wayne M. Hewett

Donald M. James

Maria R. Morris

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Executive Compensation Tables

2020 Summary Compensation Table

The following table sets forth information about compensation paid, accrued, or awarded to the Company’s named executives for the years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2)(3)(4) (e)	Non-Equity Incentive Plan Compensation ($)(5) (f)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)(7) (g)	All Other Compensation ($)(8) (h)	Total ($) (i)
Charles W. Scharf CEO and President	2020	2,500,000	—	13,542,046	4,350,000	—	—	20,392,046
	2019	498,084	5,000,000	28,788,490	—	—	—	34,286,574
Michael P. Santomassimo Senior EVP, Chief Financial Officer	2020	367,366	1,750,000	5,990,344	—	—	—	8,107,710
John R. Shrewsberry Senior EVP and Former Chief Financial Officer	2020	2,000,000	—	4,636,794	1,282,563	21,890	17,100	7,958,347
	2019	2,000,000	—	9,250,072	1,147,500	22,176	16,800	12,436,548
	2018	2,000,000	—	9,250,013	1,250,000	9,595	19,250	12,528,858
Mary T. Mack Senior EVP, CEO of Consumer & Small Business Banking	2020	1,750,000	—	4,988,190	1,672,250	110,321	17,100	8,537,861
	2019	1,707,854	—	7,250,059	1,378,125	177,788	16,800	10,530,626
	2018	1,413,793	—	5,500,029	1,650,000	17,421	19,250	8,600,493
Lester J. Owens Senior EVP, Head of Operations	2020	669,847	1,500,000	11,470,041	—	—	—	13,639,888
Scott E. Powell Senior EVP, Chief Operating Officer	2020	1,750,000	3,200,000	7,900,563	1,771,925	—	—	14,622,488

(1)	For Mr. Powell, consists of a one-time signing bonus payment pursuant to the terms of his offer letter with the Company, which was subject to repayment under certain circumstances if his employment terminated during the first year of employment. For Messrs. Santomassimo and Owens, consists of a bonus for 2020 pursuant to the terms of their offer letters with the Company.

(2)	For Mr. Scharf, the stock award consists of Performance Shares granted pursuant to the terms of his offer letter with the Company. The stock awards for Messrs. Santomassimo, Owens (2 awards), and Powell consist of Restricted Share Rights (RSRs) granted pursuant to the terms of their offer letters with the Company to replace compensation forfeited by them from their prior employers. For information regarding equity grants made during 2020, see Additional Information About Equity Grants after the Grants of Plan-Based Awards table as well as the discussion of the equity grants in the CD&A.

(3)	Under the applicable FASB ASC Topic 718 rules, because the HRC has the discretion to cause all or a portion of any unpaid award to be forfeited upon the occurrence of certain trigger events, the “grant date” for (i) the 2020 Performance Shares will not be determined until after the conclusion of the performance period and (ii) the RSRs will not be determined until the applicable vesting date. As a result, the amount included in column (e) above represents the fair value of the 2020 Performance Share or RSR award on its “service inception date” (i.e., the date the HRC approved each award), based (i) for a Performance Share award upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon the full number of shares subject to the award. See Notes 1 and 19 to our 2020 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, regarding assumptions underlying the valuation of these awards.

Accordingly, the amount shown for 2020 in column (e) for 2020 Performance Shares is the fair value of the named executive’s award on the date of grant, the service inception date, calculated by multiplying the target number of shares subject to the award by the NYSE closing price per share on that date. The target number of Performance Shares, as reflected in the Grants of Plan-Based Awards table, is the number of shares that would be earned for achieving the absolute performance threshold and median performance relative to peers for the performance period, assuming no forfeiture pursuant to the HRC’s exercise of its discretion upon the occurrence of certain trigger events. The amount shown for 2020 in column (e) for RSRs was calculated by multiplying the number of shares subject to the awards by the NYSE closing price per share on the date of grant.

(4)	The Performance Shares included in column (e) for 2020 and discussed above are (i) subject to adjustment for each named executive upward (to a maximum of 150% of the target award) or downward (to zero), depending upon the achievement of certain absolute and relative performance conditions based on the average of our ROTCE for the three fiscal years ending on December 31, 2020, 2021, and 2022, (ii) limited to 125% of target unless the Company’s relative TSR for the performance period is in the top quartile, (iii) subject to further downward adjustment by 1/3 in the event our Company incurs a net operating loss for any year in the three-year performance period, and (iv) subject to the HRC’s discretion to cause the forfeiture of the awards.

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Assuming (1) that our Company’s performance during the measurement period for the 2020 Performance Share awards results in the maximum number of Performance Shares vesting, and (2) the HRC does not exercise its discretion to cause the forfeiture of the Performance Shares, the named executives would be entitled to receive the number of Performance Shares having the related total service inception date fair value shown after his or her name: Mr. Scharf – 501,186 Performance Shares, $20,313,069; Mr. Shrewsberry – 85,803 Performance Shares, $3,477,596; Ms. Mack – 92,305 Performance Shares, $3,741,122; and Mr. Powell – 7,411 Performance Shares, $300,368.

Additional information about the Performance Shares and other awards appears in our CD&A and in the Grants of Plan-Based Awards table, footnotes, and related narrative.

(5)	Amounts shown in column (f) for 2020 reflect annual incentive non-equity awards made to each named executive in January 2021 based on 2020 performance.

(6)	Amounts shown in column (g) for 2020 represent the change in the actuarial present value of the named executive’s pension benefits under our Cash Balance and Supplemental Cash Balance Plans from December 31, 2019. All benefits under these plans were frozen in July 2009, and no additional retirement benefit has accrued to any named executive since that date. We are required by SEC rules to show the change in the amount included in column (g) generally using the same actuarial method and assumptions we use for financial accounting purposes to calculate the current value of a future pension benefit payout as described in footnote (2) to the Pension Benefits table below. Information about the actuarial and other assumptions used to compute the value of pension benefits for our named executives is discussed in Note 1 (Summary of Significant Accounting Policies – Pension Accounting) and Note 21 (Employee Benefits and Other Expenses – Pension and Postretirement Plans) to our 2020 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and under Pension Benefits below, including in footnotes (2) and (3) to the Pension Benefits table. See footnote (7) below and the table, footnotes, and related narrative under Nonqualified Deferred Compensation for additional information regarding Ms. Mack’s deferred compensation.

(7)	Except as described in this footnote for Ms. Mack, none of the named executives received any above-market or preferential earnings on deferred compensation for the years shown, and therefore no earnings on deferred compensation are included in column (g) pursuant to SEC rules. The amount shown for Ms. Mack consists of above-market interest of $23,343 earned on amounts deferred by her under the frozen Wachovia Deferred Compensation Plan I (the Wachovia Deferred Compensation Plan) calculated at a rate per annum equal to the prime rate averaged over four quarters plus 2%. The Wachovia Deferred Compensation Plan was frozen prior to the Wachovia merger, and neither Ms. Mack nor any other participants may make additional deferrals under, nor may any new employees participate in this plan, although interest will continue to accrue on previously deferred amounts.

(8)	Messrs. Scharf, Santomassimo, Owens, and Powell did not participate in the Company’s 401(k) Plan during 2020. Column (h) for 2020 includes for Mr. Shrewsberry and Ms. Mack a Company matching contribution of $17,100 under the 401(k) Plan, as is provided for all eligible participants in the 401(k) Plan. Perquisites received by each other named executive in 2020 did not exceed $10,000 in the aggregate and thus are not included in column (h), as permitted under SEC rules.

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2020 Grants of Plan-Based Awards

The following table provides additional information about the named executives’ target and maximum 2020 annual incentive awards, 2020 Performance Share awards, and 2020 RSRs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#) (i)	Closing Price of Stock on Date of Grant ($/Sh) (j)	Grant Date Fair Value of Stock and Option Awards(3) ($) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Scharf	3/3/2020	—	5,000,000	7,500,000	—	—	—	—	—	—
	3/3/2020	—	—	—	—	334,124	501,186	—	40.53	13,542,046
Santomassimo	10/16/2020	—	—	875,000	—	—	—	—	—	—
	11/17/2020	—	—	—	—	—	—	239,231	25.04	5,990,344
Shrewsberry	3/3/2020	—	2,000,000	3,000,000	—	—	—	—	—	—
	3/3/2020	—	—	—	—	57,202	85,803	—	40.53	2,318,397
	3/3/2020	—	—	—	—	—	—	57,202	40.53	2,318,397
Mack	3/3/2020	—	1,750,000	2,625,000	—	—	—	—	—	—
	3/3/2020	—	—	—	—	61,537	92,305	—	40.53	2,494,095
	3/3/2020	—	—	—	—	—	—	61,537	40.53	2,494,095
Owens	7/22/2020	—	—	750,000	—	—	—	—	—	—
	7/27/2020	—	—	—	—	—	—	196,156	25.49	5,000,016
	7/27/2020	—	—	—	—	—	—	253,826	25.49	6,470,025
Powell	3/3/2020	—	1,750,000	2,625,000	—	—	—	—	—	—
	3/3/2020	—	—	—	—	4,941	7,411	—	40.53	200,259
	1/28/2020	—	—	—	—	—	—	158,329	47.37	7,500,045
	3/3/2020	—	—	—	—	—	—	4,941	40.53	200,259
(1)	The amounts shown in columns (d) and (e) represent the target and maximum amount payable to each named executive officer. Messrs. Santomassimo and Owens joined the Company in the second half of 2020 and had annual incentive opportunities with a minimum amount provided for 2020 only, under the terms of their offer letters. As discussed in our CD&A, short-term incentives are payable in cash and may range from 0-150% of target based on the HRC’s assessment of performance under our performance assessment framework. See 2. Performance Assessment and Compensation Determination Framework in our CD&A. Consistent with historical practice, the HRC established threshold goals for the payment of 2020 annual incentives before the pandemic became widespread in the United States. As a result of the continuing effects of the pandemic, the HRC determined that application of threshold goals was not appropriate for the year and determined to pay annual incentives to our bonus-eligible employees, including the named executives, under the Wells Fargo Bonus Plan.

(2)	The potential equity incentive plan awards shown in columns (g) and (h) represent the target and maximum number of Performance Share awards granted during 2020, with the value described in footnote (4) of the Summary Compensation Table and included in column (e) of the Summary Compensation Table. Additional information regarding the terms of these awards appears in the narrative following this table and in our CD&A.

(3)	Under the applicable FASB ASC Topic 718 rules, because the HRC has the discretion to cause all or a portion of any unpaid award to be forfeited upon the occurrence of certain trigger events, the “grant date” for (i) the 2020 Performance Shares will not be determined until after the conclusion of the performance period, and (ii) the RSRs will not be determined until the applicable vesting date. As a result, the total amount reported in column (k) above represents the fair value of the 2020 Performance Share or RSR award on its “service inception date” (i.e., the date the HRC approved each award), based (i) for a Performance Share award upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon the full number of shares subject to the award. See Notes 1 and 19 to our 2020 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, regarding assumptions underlying the valuation of these awards, and footnote (3) to the Summary Compensation Table for additional information.

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Additional Information About Equity Grants

Performance Shares

The HRC granted 2020 Performance Shares to our named executive officers other than Messrs. Santomassimo and Owens. Mr. Santomassimo joined the Company in October 2020 and Mr. Owens in July 2020 and did not receive 2020 Performance Shares. The potential target and maximum share amounts of these awards are shown in columns (g) and (h) in the table above. Each Performance Share represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and includes the right to receive dividend equivalents in the form of additional Performance Shares. These additional Performance Shares will be distributed in shares of our common stock when and if the underlying Performance Shares vest and are distributed.

The 2020 Performance Share awards vest after three years in the first quarter of 2023, with the target number of Performance Shares for each named executive subject to adjustment upward (to a maximum of 150% of the original target amount granted) or downward (to zero) based on our Company’s ROTCE performance over the three-year period ending December 31, 2022, and additional net operating loss, TSR, and forfeiture conditions. Performance Share awards are subject to the vesting treatment described under Potential Post-Employment Payments and to the Committee’s discretion to reduce or eliminate any award based on the Company’s Clawback and Forfeiture Policy. Additional information about the terms of these awards appears in the CD&A and in footnotes (2), (3), and (4) to the Summary Compensation Table.

RSRs

The HRC granted RSRs to Ms. Mack and Messrs. Shrewsberry and Powell on March 3, 2020 that will vest in three equal annual installments on March 15, 2021, March 15, 2022, and March 15, 2023. The HRC also granted RSRs to Mr. Powell on January 28, 2020 to replace compensation forfeited by him from his prior employer that will vest in four annual installments, 40% on the first anniversary of the grant date and in equal annual installments thereafter. The HRC granted to Mr. Santomassimo RSRs on November 17, 2020 to replace compensation forfeited by him from his prior employer of which 40% will vest on February 5, 2022 and 60% on February 5, 2023. On July 27, 2020, the HRC granted to Mr. Owens one-time RSR awards as follows: 253,826 RSRs to replace compensation forfeited by him from his prior employer that will vest in three equal annual installments beginning on the first anniversary of the grant date and 196,156 RSRs that will vest in three equal annual installments beginning on the third anniversary of the grant date.

Clawback Policies and Forfeiture Provisions

The HRC, in its discretion, may clawback or cause the forfeiture of these awards upon the occurrence of certain triggering events under our Company’s Clawback and Forfeiture Policy. More information regarding the Clawback and Forfeiture Policy is provided under 5. Risk Management and Accountability in the CD&A.

Stock Ownership Policy

The named executives are required to hold, while employed by our Company and for one year after retirement, shares of Company common stock equal to at least 75% of the after-tax shares (assuming a 50% tax rate) acquired upon exercise of stock options or upon distribution of other Company stock-based awards if the total value of Company common stock owned by the individual is less than six times his or her base salary in the case of the CEO or is less than three times his or her base salary in the case of each other individual, and at least 50% of such after-tax shares if the total value of Company common stock owned by the individual is equal to or greater than such multiple of base salary.

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Outstanding Equity Awards at Fiscal Year-End 2020

The following table shows information about the number and value of outstanding RSRs and Performance Share awards, including related accrued dividend equivalents, as of December 31, 2020. None of our named executives had outstanding stock options as of December 31, 2020.

	Stock Awards(1)
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)(2)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
Scharf	478,816	A	14,450,659	—	—
	—		—	343,048	10,353,186
Santomassimo	239,231	B	7,219,992	—	—
Shrewsberry	33,311	C	1,005,329	—	—
	58,730	D	1,772,465	—	—
	56,842	E	1,715,491	—	—
	—		—	149,902	4,524,047
	—		—	58,730	1,772,465
Mack	26,108	C	787,952	—	—
	63,181	D	1,906,789	—	—
	33,798	E	1,020,020	—	—
	—		—	117,491	3,545,881
	—		—	63,181	1,906,789
Owens	255,790	F	7,719,735	—	—
	197,674	G	5,965,789	—	—
Powell	164,587	H	4,967,242	—	—
	5,073	D	153,102	—	—
	—		—	5,073	153,102

(1)	In accordance with SEC rules, this table does not include stock awards granted in January 2021. Values for stock awards in the table are based on the NYSE closing price per share of our common stock of $30.18 on December 31, 2020.

(2)	The unvested units of stock shown for the named executives in column (b) represent: (1) RSRs and dividend equivalents credited in the form of additional RSRs; and (2) Performance Shares granted in 2018 and dividend equivalents credited in the form of additional Performance Shares. All unvested units of stock shown are subject to the awards’ forfeiture conditions until paid.

The 2018 Performance Shares, RSRs, and related dividend equivalents shown in the table above have the following vesting schedules:

A.	In five equal installments – one-fifth of the indicated award vested on October 21, 2020; the balance of the award will vest in tranches on October 21 of 2021, 2022, 2023 and 2024.

B.	In two installments – 40% on February 5, 2022 and 60% on February 5, 2023.

C.	In three equal installments – one-third of the indicated award vested on March 15, 2020; one-third of the indicated award vested on March 15, 2021; the balance of the award will vest on March 15, 2022.

D.	In three equal installments – one-third of the indicated award vested on March 15, 2021; the balance of the award will vest in equal tranches on March 15 of 2022 and 2023.

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E.	The 2018 Performance Shares’ performance period was completed on December 31, 2020. Based on our Company’s relative RORCE performance, the awards vested at 33% of target. The 2018 Performance Shares shown represent the actual number of shares, including related accrued dividend equivalents (rounded to the nearest whole share), as of December 31, 2020, payable in March 2021.

F.	In three equal installments on July 27 of 2021, 2022 and 2023.

G.	In three equal installments on July 27 of 2023, 2024 and 2025.

H.	In four installments – 40% vested on January 28, 2021; the balance of the award will vest in equal installments on January 28 of 2022, 2023, and 2024.

(3)	For each named executive, the number of shares shown opposite his or her name: (1) for Mr. Shrewsberry and Ms. Mack, in the fourth line of column (d), represents the target number, including dividend equivalents, of Performance Shares granted in 2019 that will vest in full, if at all, in the first quarter of 2022 after completion of the three-year performance period ending December 31, 2021; and (2) for Mr. Scharf in the second line of column (d), for Mr. Shrewsberry and Ms. Mack in the fifth line of column (d), and for Mr. Powell in the third line of column (d), represents the target number of Performance Shares granted in 2020 that will vest in full, if at all, in the first quarter of 2023 after completion of the three-year performance period ending December 31, 2022, in each case, subject to the HRC’s determination that our Company has met RORCE (2019) and ROTCE (2020) performance criteria for the applicable three-year performance periods, as well as the net operating loss and forfeiture conditions specified in each award. The performance criteria and forfeiture conditions for the 2020 Performance Shares are discussed in our CD&A and following the Grants of Plan-Based Awards table above. As required by SEC rules, we are reporting the number of Performance Shares (including dividend equivalents, as described in footnote (4) below) at target payout for the 2019 Performance Shares and at target payout for the 2020 Performance Shares, in each case taking into account our Company’s performance through December 31, 2020.

(4)	The number of RSRs (including the 2018 Performance Shares) shown in column (b) and the number of Performance Shares shown in column (d) include dividend equivalents. These dividend equivalent RSRs and Performance Shares will vest in each case when and as the related RSR or Performance Share award vests, and were calculated based on dividends paid on our Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2020, our named executives were credited with the following respective numbers of dividend equivalents (rounded up to the nearest whole share): Mr. Scharf – 22,480 RSRs and 8,924 Performance Shares; Mr. Shrewsberry – 9,178 RSRs (includes 2018 Performance Shares) and 11,532 Performance Shares; Ms. Mack – 6,613 RSRs (includes 2018 Performance Shares) and 9,485 Performance Shares; Mr. Owens – 3,482 RSRs; and Mr. Powell – 6,391 RSRs and 132 Performance Shares.

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2020 Option Exercises and Stock Vested

The following table shows information about the stock awards that vested during 2020, including Performance Share awards that vested based on the Company’s performance over the three-year performance period ended December 31, 2020. None of our named executives had outstanding stock options as of December 31, 2020.

	Stock Awards*
Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Scharf	119,280	2,707,654
Santomassimo	—	—
Shrewsberry	201,582	6,103,892
	16,223	491,242
Mack	78,393	2,373,730
	1,409	42,677
	12,716	385,030
Owens	—	—
Powell	—	—

*	The number of shares shown in column (b) represents Performance Share awards, RSRs, and related dividend equivalents in the form of additional Performance Shares and RSRs, respectively, that vested on various dates during 2020. The “value realized” upon the vesting of these Performance Share awards and RSRs and related dividend equivalents shown in column (c) is equal to the number of shares vested, times the NYSE closing share price of our common stock on each applicable vesting date.

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2020 Pension Benefits

The following table provides information about retirement benefits with respect to each of our named executives under the pension plans in which the named executive participates. Messrs. Scharf, Santomassimo, Owens, and Powell were not eligible to participate in the pension plans, as the pension plans were frozen prior to their hire dates. The terms of the plans are described below the table.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2)(3) (d)	Payments During Last Fiscal Year ($) (e)
Scharf	Cash Balance Plan	—	—	—
	Total		—	—
Santomassimo	Cash Balance Plan	—	—	—
	Total		—	—
Shrewsberry	Cash Balance Plan	8	116,301	—
	Supplemental Cash Balance Plan	8	278,908	—
	Total		395,209	—
Mack	Cash Balance Plan	25	937,053	—
	Total		937,053	—
Owens	Cash Balance Plan	—	—	—
	Total		—	—
Powell	Cash Balance Plan	—	—	—
	Total		—	—

(1)	Effective July 1, 2009, we froze the Wells Fargo Cash Balance Plan (the Cash Balance Plan) and the Wells Fargo Supplemental Cash Balance Plan (the Supplemental Cash Balance Plan) (together with the Cash Balance Plan, the Combined Plans), and also merged the Wachovia Corporation Pension Plan (the Wachovia Pension Plan) in which Ms. Mack participated, into the Cash Balance Plan.

(2)	The amounts shown in column (d) are determined as of December 31, 2020 and represent the present value of the named executives’ respective accrued retirement benefits under the Combined Plans as of December 31, 2020, discounted to that date using the same assumptions and accounting policies (ASC 715) that we used to compute our benefit obligations under these plans and arrangements in our financial statements, except that (1) we made no assumption for death or termination of employment of named executives prior to normal retirement age, and (2) we used 65 as the “normal retirement age” for Mr. Shrewsberry. Because Ms. Mack participated in the frozen Wachovia Pension Plan, and has more than 20 years of credited service, she would be entitled to receive her full retirement benefit under that plan at age 62. We therefore used 62 as Ms. Mack’s assumed retirement age for purposes of computing the pension benefit for her shown in the above table. Additional information about Ms. Mack’s pension benefit is provided below under Description of Pension Plans.

(3)	A description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under Note 1 and Note 21 to our 2020 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. See also the information under footnote (6) to the Summary Compensation Table.

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Description of Pension Plans

Cash Balance Plan and Supplemental Cash Balance Plan

On July 1, 2009, the Combined Plans were frozen. As a result of this freeze, and except for investment credits as described below, no additional retirement benefits or additional years of credited service have accrued for our named executives since this date. Ms. Mack participated in the Wachovia Pension Plan until it was merged into the Cash Balance Plan in July 2009. As a result of this merger, all benefits accrued by Ms. Mack under the Wachovia Pension Plan were also frozen. No additional benefits have accrued to her since that date, and her benefits will be paid to her from the Cash Balance Plan upon her retirement.

Under the Cash Balance Plan, pension benefits generally are determined by the value of the employee’s vested cash balance account. Prior to the freeze of the Cash Balance Plan in July 2009, we credited an employee’s account with compensation credits and investment credits each quarter. The credits were based on a percentage of the employee’s certified compensation, as defined in the Cash Balance Plan, for the quarter, calculated using the employee’s age and years of credited service as of the end of each quarter.

Employees who participated in the Cash Balance Plan whose benefits under the Cash Balance Plan were limited due to Internal Revenue Code (IRC) imposed limits or whose benefits were limited because they chose to defer a portion of their compensation into the Deferred Compensation Plan (defined below), also participated in the Supplemental Cash Balance Plan. Under the Supplemental Cash Balance Plan, participants received compensation and investment credits to their plan accounts, determined by points assigned to each employee at the end of each year based on years of service and age.

We continue to credit each account under the Combined Plans, on the last day of each quarter, with investment credits. For 2020, we determined each quarterly investment credit by multiplying the amount of the account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly). Under the Cash Balance Plan, the investment credit for each calendar quarter beginning on or after January 1, 2009 is required to be not less than 25% of 2.83%. This minimum rate does not apply to the Supplemental Cash Balance Plan.

“Normal retirement age” under the Combined Plans is defined as age 65. We pay the value of the employee’s account balance under the Cash Balance Plan at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as the employee elects. We pay the value of an employee’s account balance in the Supplemental Cash Balance Plan in either a lump sum or an actuarially equivalent monthly annuity in the year following the employee’s “separation from service” as defined in the Supplemental Cash Balance Plan and IRC Section 409A. Pursuant to IRC Section 409A and the terms of the Supplemental Cash Balance Plan, all employees who were participants in the Supplemental Cash Balance Plan made an irrevocable election as to the form of distribution (lump sum or monthly annuity) prior to December 31, 2008. If no election was made, the Supplemental Cash Balance Plan provides for a lump sum distribution of benefits. Because Mr. Shrewsberry made no elections, he will receive his respective benefits as lump sum distributions.

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2020 Nonqualified Deferred Compensation

The following table provides information about the participation by each named executive in our nonqualified deferred compensation plans. The terms of the plans are described below the table.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY(1) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(2) ($) (f)

Scharf

Deferred Compensation Plan	—	—	—	—	—

Supplemental 401(k) Plan	—	—	—	—	—

Santomassimo

Deferred Compensation Plan	—	—	—	—	—

Supplemental 401(k) Plan	—	—	—	—	—

Shrewsberry

Deferred Compensation Plan	—	—	(267,808)	(1,932,813)	—

Supplemental 401(k) Plan	—	—	(230,999)	—	408,077

Mack

Wachovia Deferred Compensation Plan	—	—	33,393	—	669,450

Supplemental 401(k) Plan	—	—	—	—	—

Owens

Deferred Compensation Plan	—	—	—	—	—

Supplemental 401(k) Plan	—	—	—	—	—

Powell

Deferred Compensation Plan	—	—	—	—	—

Supplemental 401(k) Plan	—	—	—	—	—

(1)	None of the earnings shown in column (d) for Mr. Shrewsberry has been included in the Summary Compensation Table because none is “preferential” or “above-market.” As discussed in footnote (7) to the Summary Compensation Table, $23,343 of the earnings shown for Ms. Mack in column (d) above represents earnings on deferred compensation under the frozen Wachovia Deferred Compensation Plan discussed below at an interest rate (the prime rate averaged over four quarters plus 2%) that may be deemed “preferential” or “above-market.” As required by SEC rules, this amount has been included for Ms. Mack in column (g) to the Summary Compensation Table.

(2)	Amounts earned as salary or cash incentive and deferred by the named executives are included in column (f), and have been disclosed in the Summary Compensation Table and related footnotes in our proxy statements for each prior year in which we included the named executive. Except as noted in footnote (1) for Ms. Mack, earnings on these amounts for named executives were not considered “preferential” as discussed in footnote (1), and therefore not disclosed. The aggregate amount of all cash annual incentive compensation awards deferred under the Deferred Compensation Plan that we disclosed for Mr. Shrewsberry in Summary Compensation Tables in prior years’ proxy statements, and the years in which he appeared in those prior years’ proxy statements, were: $2,318,667 in cash annual incentive award deferrals (2014-2017).

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Description of Nonqualified Deferred Compensation Plans

Deferred Compensation Plan

Each of our named executives is eligible to participate in the Deferred Compensation Plan, which allows certain members of management and highly compensated employees to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years selected by the employee. For 2020, compensation eligible for deferral includes salaries, incentives, commissions, and bonuses earned during 2020 and payable no later than March 15, 2021, subject to any limitations on the compensation amount or type determined by the plan administrator. The Deferred Compensation Plan also provides for supplemental Company matching contributions related to any compensation deferred by a plan participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral, for a matching contribution under the 401(k) Plan.

The Deferred Compensation Plan currently offers the following three broad categories of earnings options, which generally mirror the investment options offered in the 401(k) Plan:

•

CD Investment Option. Under the CD investment option, deferred compensation will earn the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by Wells Fargo Bank, N.A. and available in Minnesota.

•

Funds Investment Option. Under the funds investment option, deferred compensation will earn the same return as if invested in one or more fund investments selected by the participant. The table below shows the fund investments selected by one or more named executives during 2020, and the “total return” for each such option, as that term is defined in footnote (1) to the table. The funds investment options available to all plan participants during 2020, including the named executives, are listed in footnote (2) to the table.

•

Common Stock Investment Option. Under the Company common stock investment option, deferred compensation will earn the same return as if invested in our common stock, including reinvestment of dividends.

An employee may allocate deferred compensation among the earnings options in increments of 1% and may elect to reallocate his or her deferral account as of each business day. However, any deferral amounts allocated to the common stock option are required to remain in that investment option and may not be reallocated.

Information about the options offered under the Deferred Compensation Plan in which one or more of the named executive’s accounts was invested during 2020, including each option’s rate of return during 2020, is as follows:

Investment Options	Description	2020 Return
Funds Options(1)(2)	Russell Small Cap Index Fund	19.79%
	International Equity Fund	15.56%
	Emerging Markets Equity Fund	8.14%
Common Stock Option	TSR (Total Shareholder Return) on Wells Fargo common stock with dividends reinvested	(41.66)%

(1)	For each listed funds investment option, the indicated return is the total return for each fund for 2020. Total return is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the indicated calendar year, and dividing the result by the starting net asset value. Total return does not reflect sales charges (if applicable), but does account for management, administrative and Rule 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

(2)	In addition to the funds listed in the table and twelve Wells Fargo/State Street Bank-sponsored target funds, the fund investment options during 2020 included the following: CD Option, U.S. Bond Index Fund, Global Bond Fund, Standard and Poor’s 500 Index Fund, Standard and Poor’s MidCap Index Fund, Diversified Real Asset Fund, NASDAQ 100 Index Fund, International Index Fund, Emerging Markets Index Fund, and Global ESG Equity Index Fund.

An employee electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. An employee may not make an early withdrawal of any portion of a deferral account for amounts deferred for 2004 or later, but may withdraw all or a portion of a deferral account for amounts deferred on or after January 1, 2013 due to an unforeseeable emergency, as defined in the Deferred Compensation Plan. Early withdrawal of amounts deferred for 2003 or earlier are governed by the terms of the Deferred Compensation Plan in effect at the time of the deferral.

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Once selected, the employee cannot change the method of distribution, except that an employee may elect one time (subject to certain requirements) to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. The Deferred Compensation Plan specifies certain timing for distributions after a separation from service, as defined in the plan and IRC Section 409A, depending on whether the separation from service occurs before or after the originally scheduled distribution date.

Supplemental 401(k) Plan

Mr. Shrewsberry participated in the Supplemental 401(k) Plan until it was frozen on July 1, 2009. The Supplemental 401(k) Plan was an unfunded, nonqualified deferred compensation plan designed to restore certain benefits under the Wells Fargo 401(k) Plan lost due to IRC-imposed limits on contributions and/or eligible compensation.

Supplemental 401(k) Plan account contributions are treated as if invested in our common stock, and are credited to reflect dividends paid. Prior to January 1, 2015, all dividend allocations were treated as if reinvested in our common stock; after January 1, 2015, dividend allocations are credited to the CD investment option unless the employee elects before the dividend payment date to have the dividend treated as if reinvested in our common stock. Information regarding the CD investment option and our common stock, including the applicable dividend rate per share is shown under Deferred Compensation Plan above. As of December 31, 2020, Mr. Shrewsberry had 10,315 shares credited to his account.

We will distribute an employee’s vested Supplemental 401(k) Plan account balance following a separation from service as defined in the plan, either in a lump sum or in installments as previously elected by the employee, in the form of (a) shares of our common stock, with cash for any fractional shares and for dividend allocations after January 1, 2015, or (b) cash, depending on the investment allocations (common stock or the CD investment option) made by the employee.

Wachovia Deferred Compensation Plan

As a former Wachovia executive, Ms. Mack participated in the Wachovia Deferred Compensation Plan. Participation in this plan was frozen and contributions to the plan ceased, effective December 31, 2001.

The Wachovia Deferred Compensation Plan was an unfunded, nonqualified deferred compensation plan that allowed certain highly compensated and management employees to defer base salary and/or incentive payments until a future date (generally retirement, death, or separation from service). Participants’ account balances are credited on December 31 each year with a rate of interest equal to the average of the Prime Rate over four quarters plus 2%. The plan specifies the form and term of payment for participants’ account balances and permits early withdrawal of account balances in certain circumstances, including periodic early voluntary withdrawals (subject to a 6% early withdrawal penalty) and in the case of an emergency resulting in severe financial hardship.

Potential Post-Employment Payments

We do not have employment or other severance agreements with our named executives. The table below shows estimated post-employment payments for our named executives serving as of December 31, 2020, assuming they had terminated employment on that day. To estimate the payment amounts for each named executive, we used the closing price of our common stock on December 31, 2020 of $30.18.

The following items are not included in the table or description below:

•	Retirement benefits under our Cash Balance Plan and Supplemental Cash Balance Plan, which are described above under Pension Benefits.

•	Distributions of balances under our deferred compensation plans and Supplemental 401(k) Plan, which balances are shown in the Nonqualified Deferred Compensation table above.

•

Payments and benefits provided on a non-discriminatory basis to employees upon termination of employment. These include accrued salary and accrued but unused paid time off, severance payments under our Salary Continuation Pay Plan, distributions of plan balances under our 401(k) Plan, and welfare benefits provided to all retirees, including access to unsubsidized retiree medical insurance. If eligible under the Salary Continuation Pay Plan, employees receive salary continuation payments based on no more than $350,000 annual salary for 8 to 52 weeks depending on the number of completed years of service. If terminated as described below under Estimated Post-Employment Payments and eligible for the Salary Continuation Pay Plan, our named executives would receive the following aggregate amount under the Salary Continuation Pay Plan, as of December 31, 2020: Mr. Scharf – $53,846; Mr. Santomassimo – $53,846; Mr. Shrewsberry – $296,154; Ms. Mack – $350,000; Mr. Owens – $53,846; and Mr. Powell – $53,846.

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Executive Compensation

Estimated Post Employment Payments(1)

		Type of Termination(2)(3)(4)
Name	Type of Payment	Death ($)	Disability; Involuntary Due to Displacement, Divestiture, or Affiliate Change in Control; or Retirement ($)
Scharf	Restricted Share Rights	14,450,659	14,450,659
	Performance Shares	10,353,186	10,353,186
Santomasssimo	Restricted Share Rights	7,219,992	7,219,992
	Performance Shares	—	—
Shrewsberry	Restricted Share Rights	7,924,238	4,493,285
	Performance Shares	6,296,512	6,296,512
Mack	Restricted Share Rights	5,754,800	3,714,761
	Performance Shares	5,452,670	5,452,670
Owens	Restricted Share Rights	13,685,524	13,685,524
	Performance Shares	—	—
Powell	Restricted Share Rights	5,120,344	5,120,344
	Performance Shares	153,102	153,102

(1)	The amounts in the table represent potential payments to each named executive based on a termination assumed to have occurred on December 31, 2020.

(2)	None of the outstanding equity awards granted under the Company’s Long-Term Incentive Compensation Plan (LTICP) have automatic “single trigger” vesting upon an acquisition of our Company or major Board changes. Generally, unvested Performance Shares and RSRs are treated as follows upon termination of employment:

Reason for Termination	Impact on Vesting
Death

•   Immediate vesting of Performance Shares (at target, unless the final number earned is determinable because the termination occurs after the end of the performance period), subject to forfeiture provisions

•   Immediate vesting of RSRs, subject to forfeiture provisions

Disability or involuntary due to displacement, divestiture, or an affiliate change in control

•   Continued vesting on schedule of Performance Shares, subject to (i) RORCE (2019) and ROTCE (2020) and net operating loss performance, (ii) forfeiture provisions, and (iii) compliance with covenants. Covenants may include (a) non-competition, (b) non-solicitation of employees and customers, (c) non-disclosure of trade secrets and other confidential information, and (d) non-disparagement, subject to applicable laws and regulations

•   Immediate vesting of RSRs, subject to forfeiture provisions

Retirement (unless terminated for cause)

•   Continued vesting on schedule of Performance Shares, subject to RORCE (2019) and ROTCE (2020) performance, forfeiture provisions, and compliance with covenants noted above

•   Continued vesting on schedule of RSRs, subject to forfeiture provisions

Other voluntary or involuntary termination (if not retirement eligible)	• Performance Shares and RSRs forfeit immediately

See 5. Risk Management and Accountability in our CD&A for a description of our equity award Clawback and Forfeiture Policy.

(3)	The values shown in the table for the RSRs include the value of the 2018 Performance Shares, for which the performance period was completed on December 31, 2020. For the 2019 and 2020 Performance Shares, (i) for death, awards are valued at target pursuant to the terms of the applicable award agreements; and (ii) for disability, certain involuntary terminations, or voluntary retirement, awards are valued at the target level of performance achievement as of December 31, 2020. However, because the applicable performance period for each of these awards has not yet been completed, the actual number of 2019 and 2020 Performance Shares earned will depend on our Company’s relative level of RORCE (2019) and ROTCE (2020) performance over the performance period for each award including reduction for net operating loss, payout capped at 125% if TSR not above median of peers, and subject to HRC discretion to cause forfeiture. Each award may also be credited additional dividend equivalents, as described in footnote (4) the Outstanding Equity Awards at Fiscal Year-End 2020 table.

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(4)	Under the LTICP, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or a termination associated with an affiliate change in control. Under the LTICP, retirement generally occurs when a named executive has reached the earliest of (a) age 55 with ten completed years of service, (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service); or (c) age 65. As of December 31, 2020, none of our named executives, other than Messrs. Shrewsberry, met this definition of retirement. For Mr. Scharf, retirement means the termination of employment (i) after reaching age 55 with five completed years of service or (ii) based on such more favorable treatment as may apply under the practices of the Company in effect from time to time. As of December 31, 2020, Mr. Scharf did not meet this definition of retirement.

Under our Chairman/CEO Post-Retirement Policy, Mr. Scharf is entitled to receive, for two years following his retirement, subject to approval of our Board and HRC, office space, administrative assistance, and a part-time driver, provided he remains available for management consultation and continues to represent us with our customers, community and employees during this period. The value of benefits provided under this policy would depend on Mr. Scharf’s use of the same.

We are currently required to receive regulatory approval before we agree to, or make a post-employment payment to certain named executives, unless an exception applies. Accordingly, if a covered named executive terminates employment when this requirement is in place, then any of the post-employment payments described above will require regulatory approval unless an exception applies.

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Audit Matters

Item 3 – Ratify Appointment of Independent Registered Public Accounting Firm for 2021

The Audit Committee is responsible for the selection, compensation, retention, and oversight of the independent registered public accounting firm (independent auditor) appointed to audit our Company’s financial statements. The Audit Committee conducts a comprehensive annual review process to select and retain the Company’s independent auditor. In connection with its annual review and as discussed in the Audit Committee Report below, the Audit Committee considered various factors as part of its assessment of the qualifications, performance, and independence of the Company’s independent auditor. During 2020, the Audit Committee also oversaw the required rotation of the lead audit partner from our independent auditor commencing for 2021.

The Audit Committee has appointed and, as a matter of good corporate governance, is requesting that our shareholders ratify the appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2021. KPMG served as our independent auditor for the year ended December 31, 2020, and KPMG or its predecessors have examined the financial statements of our Company and its predecessors since 1931. If shareholders do not ratify the appointment of KPMG, the Audit Committee will consider the shareholders’ action in determining whether to appoint KPMG as our independent auditor for 2022. Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish. The Audit Committee Report below shall not be deemed to be soliciting material or to be filed with the SEC and is not incorporated by reference into any of the Company’s previous or future filings with the SEC, except as otherwise specified by the Company in any filing.

Audit Committee Report

Audit Committee Oversight Responsibilities

As reflected in its charter available on the Company’s website (https://www.wellsfargo.com/about/corporate/governance/), the Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee the integrity of the Company’s financial statements; management activities related to accounting and financial reporting and internal controls; the qualifications, independence, and retention of the Company’s independent auditor; the activities and performance of the independent auditor and the Internal Audit function; and the Company’s compliance with legal and regulatory requirements. Additional information about the Audit Committee’s oversight responsibilities can be found under Our Board and Its Committees in this proxy statement.

Management has primary responsibility for the Company’s financial statements and overall financial reporting process and, with the assistance of our Internal Audit function, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The Company’s independent auditor is responsible for performing independent audits of our financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting

Oversight Board (PCAOB). These audits serve as a basis for the independent auditor’s opinions included in the Company’s annual report to shareholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2020. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with its oversight responsibilities, for 2020 the Audit Committee, among other things:

•	oversaw and discussed with management and KPMG the Company’s internal control over financial reporting, disclosure controls and procedures and KPMG’s audit activities, including the potential impacts of the Covid-19 pandemic on those activities;

•	reviewed the results of evaluations by management and KPMG of the Company’s internal control framework and Internal Audit activities, including changes in those activities in light of the COVID-19 pandemic;

•	oversaw and discussed with management and KPMG the ways in which business and control risks related to

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Audit Matters

the COVID-19 pandemic are communicated in the Company’s SEC filings;

•	reviewed and coordinated with the Board’s Credit Committee with respect to the Company’s implementation of the new current expected credit losses (CECL) accounting standard and oversight of potential impacts of the COVID-19 pandemic on the Company’s allowance for credit losses and the discussion of those impacts in the Company’s SEC filings;

•	reviewed and discussed with Internal Audit and the independent auditor the plans and scope of work of both Internal Audit and the independent auditor, the budget and staffing requirements for the Internal Audit Plan, and periodic updates regarding the audit work of both Internal Audit and the independent auditor;

•	reviewed and discussed with management and the independent auditor the Company’s earnings press releases and the Company’s quarterly and annual reports filed with the SEC, including the Company’s financial statements filed with the SEC;

•	reviewed and discussed with management, Internal Audit, and the independent auditor the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures;

•	reviewed and discussed with the Company’s Chief Accounting Officer and the independent auditor the quality of the Company’s critical and significant accounting policies, the reasonableness of the Company’s critical accounting estimates and judgments, significant changes to the Company’s selection or application of accounting principles, the impact of regulatory and accounting developments on the Company’s financial statements, and critical audit matters identified and addressed during the audit;

•	oversaw the rotation of the Company’s lead audit partner as required by law through active participation in the selection of the Company’s new lead audit partner commencing for 2021, which included participation in discussions about prospective candidates to assess their professional experiences, qualifications, backgrounds, and expertise; consideration of input from KPMG, engagement with the Company’s senior management regarding the evaluation and selection process; and interviewing and selecting the new lead audit partner;

•	reviewed and discussed with management the Company’s regulatory and risk reporting governance and oversight framework, including applicability to Board reporting;
•	inquired about significant business and financial reporting risks, and assessed the steps management is taking to mitigate and address those risks;

•	reviewed and discussed with management significant litigation, regulatory, enforcement, examination, and other matters that may have a material impact on the Company’s financial statements;

•	received periodic updates and reports from management regarding accounting, internal accounting controls, and auditing matters and compliance and legal matters that may have a significant impact on the compliance risk components of the Company’s risk management framework or financial statements;

•	reviewed and approved audit and non-audit related engagement fees of the independent auditor and discussed with the independent auditor facts and circumstances that may impact the independent auditor’s independence from the Company;

•	met regularly in executive session with management, Internal Audit, and KPMG to discuss matters relevant to the Audit Committee’s oversight, as appropriate; and

•	reviewed and approved related party transactions subject to the Audit Committee’s oversight.

2020 Financial Statements

The Audit Committee has reviewed and discussed the Company’s 2020 audited financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting with management and KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including matters relating to the plan for and scope and conduct of the audit of the Company’s financial statements, as well as the Company’s critical and significant accounting policies and practices, the quality of those policies and practices, and the reasonableness of the Company’s critical accounting estimates and judgments. KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence from us. Based on this review and these discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

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Audit Matters

Annual Evaluation Process for Selection of Independent Auditor

In connection with its monitoring and oversight responsibilities, the Audit Committee assessed the qualifications, activities, and performance of the Company’s independent auditor. In conducting its assessment and making its determination to appoint KPMG as the Company’s independent auditor for 2021, the Audit Committee considered the following information:

•	KPMG’s expertise and industry experience, including KPMG’s demonstrated understanding of the financial services industry and expertise with issues specific to global systemically important financial institutions (G-SIFIs) both as a firm and compared to other major accounting firms, and its institutional knowledge of the breadth and complexity of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting;

•	Audit effectiveness, including historical and recent performance, quality and service on the Company’s audit, the quality of KPMG’s communications with the Audit Committee and management, including regarding audit quality and performance, and the expertise of the lead audit partner and the professionalism, exhibited professional skepticism, objectivity, integrity, and trustworthiness of KPMG’s team (the Audit Committee’s assessment of KPMG’s performance is facilitated by holding regular executive sessions with each of KPMG and management, and meetings with the Audit Committee chair and KPMG between Audit Committee meetings);
•	External data on audit quality and performance, including the results of PCAOB inspection reports on KPMG and KPMG’s Peer Review Reports on KPMG’s System of Quality Control, which involved the Audit Committee’s discussion with senior KPMG representatives regarding the results of such reports and reviews in comparison to other major accounting firms, and actions by KPMG to continue to enhance the quality of its audit practice;

•	Analysis of KPMG’s known legal risks, including a discussion of significant legal or regulatory proceedings that may impair KPMG’s ability to perform our audit, and discussions with KPMG and its senior management regarding KPMG’s progress in enhancing its audit quality and culture in response to those risks;

•	Reasonableness of KPMG fees, including KPMG’s fees as compared with fees charged to peer financial institutions by KPMG and its peer accounting firms, and relative to audit quality and efficiency; and

•	KPMG’s independence and tenure, including the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team and KPMG’s policies regarding its independence and processes for maintaining its independence (including KPMG’s compliance with its internal policies and procedures), and the other items regarding KPMG’s tenure, independence, and engagement as described below.

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Audit Matters

Monitoring and Oversight of Auditor Independence Controls

The Audit Committee also monitors and oversees controls designed to maintain KPMG’s independence, including:

Consideration of Regular Rotation of Independent Auditor and Oversight of Mandatory Audit Partner Rotation for Independence of Perspective in Audit Engagement

As part of its review process, the Audit Committee considers whether there should be regular rotation of the independent auditor in order to help promote continuing auditor independence, including the advisability of and potential issues involved with selecting a different independent auditor. In evaluating KPMG’s independence, the Audit Committee takes carefully into consideration the mandatory rotation of each of the lead audit partner and concurring partner on the engagement team every five years and the rotation of other key audit partners as required under applicable SEC rules and regulations.

The Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner as part of its oversight activities. The Audit Committee believes this level of rotation within the audit engagement team is a key factor to help ensure the independence of perspective in connection with the audit engagement. As discussed above, during 2020 the Audit Committee oversaw the rotation of the Company’s next lead audit partner from KPMG.

The Audit Committee recognizes the significant value of (1) maintaining a fresh perspective with KPMG’s audit engagement while at the same time benefitting from KPMG’s extensive experience in the financial services industry and with the Company, and (2) avoiding the potential risks associated with appointing a new independent auditor, including the management time commitment, costs and inefficiencies involved with onboarding a new independent auditor.

Active Audit Committee Oversight of Independent Auditor	The Audit Committee meets regularly with KPMG both with management and in executive session at its regularly scheduled meetings throughout the year. The Audit Committee chair also meets separately with KPMG in between meetings as necessary and appropriate.

Limits on Non-Audit Services	The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG and receives reporting from management on audit fee negotiations and performance against the audit plan. As discussed further below, the Audit Committee also has a strict policy in place that prohibits KPMG from providing certain non-audit services to Wells Fargo and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee.

KPMG’s Internal Processes and Procedures to Safeguard Independence	KPMG maintains internal processes and procedures with respect to maintaining its independence as the Company’s independent auditor. The Audit Committee receives reporting and information quarterly from management and KPMG regarding KPMG’s independence and its compliance with its internal processes and procedures.

Based on the assessment described above, the Audit Committee and our Board believe that the continued retention of KPMG to serve as our independent auditor for 2021 is in the best interests of our Company and its shareholders.

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Audit Matters

Members of the Audit Committee:

Charles H. Noski, Chair

Mark A. Chancy

Theodore F. Craver, Jr.

Ronald L. Sargent

 Item 3 – Ratify Appointment of Independent Registered Public  Accounting Firm for 2021

 Our Board recommends that you vote FOR the proposal to ratify the  appointment of KPMG as our independent registered public  accounting firm  for 2021.

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Audit Matters

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2020 and 2019:

KMPG Audit Fees ($ in millions)	2020	2019

Audit Fees(1)	$44.2	$45.6

Audit-Related Fees(2)	4.5	4.2

Tax Fees(3)	7.3	7.2

All Other Fees(4)	2.6	0.2

Total	$58.6	$57.2

(1)	Audit Fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (e.g., comfort letters, consent filings, etc.), and regulatory and compliance attest services.

(2)	Audit-Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (Service Organization Control Reports), and due diligence work.

(3)	Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services and trust and estate tax compliance services.

(4)	Other Fees relate to non-tax related advisory and consulting services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee selects and oversees our independent auditor. Audit Committee policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee. There are three methods for pre-approving KPMG services.

•

The Audit Committee may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. Preliminary fee levels will not exceed amounts pre-approved for these services in the preceding calendar year, and a subsequent refinement of the actual fees incurred as a result of changes in the scope of services will be submitted to the Audit Committee for pre-approval. The Audit Committee or a designee must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the Audit Committee prior to such additional services being provided by KPMG. Changes in the scope of pre-approved services with estimated costs less than that amount may be approved by the Chief Accounting Officer and Controller.

•

The Audit Committee may pre-approve, for a particular calendar year, specific types of audit, audit-related, advisory, consulting, or tax services that could arise with respect to that calendar year that were not already pre-approved as recurring services, subject to a fee cap for each category for that year.

•

The Audit Committee may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above.

In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the Audit Committee considers the facts and circumstances of the engagement, including other non-audit services provided by KPMG and the fees for those services, and whether the provision of the non-audit service by KPMG could impair the independence of KPMG with respect to us. The Audit Committee also considers whether KPMG is best positioned to provide the service because of its familiarity with our business, culture, accounting systems, risk profile, and other factors, and whether there are alternatives reasonably available to us and the cost of those alternatives. The Audit Committee requires competitive bidding for services that are eligible for categorical pre-approval and services subject to individual pre-approval unless it is not warranted because of the facts and circumstances of the proposed engagement.

The Audit Committee has delegated pre-approval authority to designated Audit Committee members. Pre-approval by a designated Audit Committee member is used for time-sensitive engagements. Pre-approval decisions by a designated Audit Committee member are reported to the full Audit Committee at a future meeting.

108	Wells Fargo & Company

Shareholder Proposals

Our Engagement with and Responsiveness to Shareholders

Wells Fargo values and considers the feedback we receive from our investors and other stakeholders and has consistently acted to enhance our governance practices and transparency through our disclosures in response to those perspectives. The following are examples of the constructive result of our engagement with shareholders and other stakeholders and our responsiveness to the issues they have raised.

•

Workforce Diversity. We included additional disclosure on page 57 of this proxy statement about our Diverse Candidate Sourcing and Interview Guidelines that reflect our requirements for diverse candidate slates and interview teams as part of our efforts to improve workforce diversity and consistent with our commitment to advance diversity, equity and inclusion. We continue to monitor our progress of enhancing diversity at all levels of our Company using various internal and external metrics, including the actual percentage of women and racially/ethnically diverse individuals at all levels of the Company.

•

Climate Change. On March 8, 2021, Wells Fargo announced a major step in our efforts to support the transition to a low-carbon economy by setting a goal of net-zero greenhouse gas emissions – including our financed emissions – by 2050. To meet this ambitious goal, Wells Fargo will, among other things,

¡	measure and disclose financed emissions for select carbon-intensive portfolios;

¡	set interim emission reduction targets;

¡	deploy more capital to finance climate innovation; and

¡	continue to work with our clients on their own emissions reductions efforts.

Wells Fargo also will launch an Institute for Sustainable Finance to manage the deployment of $500 billion of financing to sustainable businesses and projects by 2030 as well as support science-based research on low-carbon solutions and advocate for policies that enable client transitions.

Items 4 through 7 – Shareholder Proposals

Our Board recommends that you vote AGAINST each shareholder proposal for the reasons set forth below each proposal.

Shareholders will vote on the following shareholder proposals (Items 4 through 7), if they are properly presented at our annual meeting and not previously withdrawn. The text of these proposals and supporting statements appear in the form in which we received them. The proposals may contain assertions about our Company that we believe are incorrect. We have not attempted to refute any inaccuracies.

We provide the name and address of the lead proponent for each shareholder proposal, as well as the number of shares held (if available). We will supply the name and address of, and number of shares held (if available) by any co-filer upon oral or written request to our Corporate Secretary.

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Shareholder Proposals

Item 4 – Shareholder Proposal – Make Shareholder Proxy Access More Accessible

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the holder of 100 shares of our common stock, has advised us that he intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Proposal 4 – Improve Our Catch-22 Proxy Access

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

Due to the disgusting parade of Wells Fargo corporate scandals it would be an advantage to have a more readily useable version of shareholder proxy access to elect new ethical watchdog directors.

Perhaps the fastest way to find more information on these scandals is to check Wells Fargo in Wikipedia.

Higher costs charged to African-American and Hispanic borrowers

Failure to monitor suspected money laundering

Fines regarding Overdraft fees

Settlement and fines regarding mortgage servicing practices

SEC fine due to inadequate risk disclosures

Wells Fargo sued for allegedly defrauding the US Federal Housing Administration (FHA) for 10-years

Wells Fargo settled a suit with 24,000 Florida homeowners regarding inflated premiums on lender-placed insurance

Lawsuit regarding excessive overdraft fees

Public Campaign criticized Wells Fargo for spending $11 million on lobbying and not paying any taxes during 2008-2010, instead getting $681 million in tax rebates, despite making a profit of $49 billion, laying off 6,385 workers since 2008, and increasing executive pay by 180% to $50 million in 2010 for its top 5 executives

Controversial prison industry investment

SEC settlement for insider trading

Wells Fargo fake accounts scandal

Racketeering lawsuit for mortgage appraisal overcharges

Controversial Dakota Access Pipeline investment

Controversial connections to the gun Industry and NRA

Discrimination against female workers

Wells Fargo agreed to pay $385 million to settle a lawsuit after saddling millions of customers with unneeded auto insurance

The current arbitrary ration of 20 shareholders to initiate shareholder proxy access can be called Catch-22 Proxy Access. To assemble 20 shareholders, who have owned 3% of company stock for an unbroken 3-years, one would reasonably need to start with 60 activist shareholders who own 9% of company stock for an unbroken 3-years because initiating proxy access is a complicated process that is easily susceptible to errors and dropouts.

The 60 activist shareholders might then be whittled down to 40 shareholders because some shareholders would be unable to timely meet all the paper chase requirements. After the 40 shareholders submit their paperwork to management – then management might arbitrarily claim that 10 shareholders do not meet the requirements (figuring that shareholders do not want a battle in court) and management might convince another 10 shareholders to drop out – leaving 20 shareholders. But the current bylaws do not allow 40 shareholders to submit their paperwork to management to end up with 20 qualified shareholders.

As any analogy such an arbitrary maximum limit of 20 shareholders does not apply to shareholders acting by written consent or to shareholders calling for a special shareholder meeting.

Please vote yes:

Improve Our Catch-22 Proxy Access – Proposal 4

110	Wells Fargo & Company

Shareholder Proposals

Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 4 on the proxy card, for the following reasons:

•

Our existing proxy access provision in our By-Laws strikes an appropriate balance between promoting shareholder rights by providing shareholders with meaningful proxy access and protecting the interests of all our shareholders against potential abuse by shareholders whose interests are not aligned with the majority of long-term shareholders.

•

Our Company has a demonstrated commitment to strong corporate governance practices, and our Board has an investor engagement program with independent director participation that enables the Board to obtain feedback directly from our shareholders.

•

Our existing proxy access provision, including our limitation on the number of shareholders that can comprise a nominating group, is in line with best practices and sets a reasonable limit to control potentially burdensome administrative requirements and costs.

In December 2015, our Board adopted a market standard proxy access By-Law provision which, subject to the terms and conditions of our By-Laws, allows an eligible shareholder (or a group of up to 20 shareholders) who has owned three percent of our Company’s stock for three years to nominate up to the greater of two directors and 20 percent of the Board. This By-Law provision was developed and adopted after careful consideration and engagement with governance experts and our shareholders, including in response to a prior shareholder proposal.

We believe that the parameters set out in our proxy access By-Law provision, including our limitation on the number of shareholders that can comprise a nominating group, are reasonable and strike an appropriate balance between promoting shareholder rights and protecting the long-term interests of all of our shareholders. Allowing an appropriately limited number of shareholders who have owned a meaningful interest in the Company for a reasonable period of time to act as a group aligns with the principle that the right to nominate a director using the Company’s proxy statement should be available only for those who have a sufficient financial stake in the Company and are committed to the Company’s long-term success. Limiting proxy access in this way helps ensure that the interests of the shareholders accessing our proxy statement are aligned with the interests of a majority of our long-term shareholders.

The proponent’s proposal is unnecessary given our commitment to strong and effective corporate governance principles and practices. Our Company maintains strong corporate governance practices that include majority voting for director elections; annual election of all directors; a requirement that our Chairman be an independent director; and rights of our shareholders to call special meetings and to act by written consent. In addition, since 2010, our Company has had a Board-led investor outreach program with independent director participation to better understand the views of our investors on key corporate governance topics. During 2020, our independent Chairman and management contacted and held engagement meetings with a significant number of our institutional investors through the Board-led investor engagement program. The feedback we receive from our investors helps us respond to investor issues and to continue to enhance our corporate governance practices and disclosures.

Our existing proxy access provision is in line with best practices reflected in the market. A recent study published by Sidley Austin LLP summarizes proxy access provisions adopted since January 1, 2015 and, after analyzing provisions adopted by 644 companies, concludes that a nominating group size limit of 20 was by far the most common limit, averaging 93% of the companies surveyed. In addition, setting a reasonable limit of 20 on the number of shareholders that can comprise a nominating group is critical to controlling administrative costs and burdens that would impact our Company if there were no limit on the number of shareholders who could aggregate their shares to reach an ownership level representing a meaningful interest in the Company.

For the reasons set out above, we believe the changes put forward in the proposal are not in the best interests of the Company and its shareholders, are unnecessary in light of the Company’s existing proxy access By-Law provision and commitment to strong corporate governance, would be out of step with prevailing market practice and would create overly burdensome administrative requirements and costs.

Our Board recommends that you vote AGAINST this proposal (Item 4).

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Item 5 – Shareholder Proposal – Amend Certificate of Incorporation to Become a Delaware Public Benefit Corporation

Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, CA 94559, the holder of 100 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

Our company is suffering a prolonged crisis of public, government, and consumer trust, paying over 21.1 billion dollars in penalties since 2000;

The crisis has caused our company to lose the trust of our depositors, due to the 3.5 million accounts using fictitious or unauthorized customer information ($185 million dollars in penalties) and 800,000 people forced to take redundant auto insurance from 2012 to 2017 ($80 million dollars in refunds and compensation);

The Consumer Financial Protection Bureau and Office of the Comptroller of the Currency settled with our company for $1 billion for failure to manage risk, and the United States Department of Justice settled for $2 billion over mortgage backed securities originated by Wells Fargo;

In a House Financial Services Committee hearing the Chair stated: “Wells Fargo’s ongoing lawlessness and failure to right the ship, suggests the bank… is simply too big to manage”, and “regulators seem unwilling to take forceful actions;”

In 2019 at shareholders’ request, our company’s Governance and Nominating Committee produced a report on the feasibility of Wells Fargo becoming a Delaware Public Benefit Corporation (PBC), but the board declined to recommend conversion of the company to a PBC.

In July 2020, Delaware adopted new amendments to the public benefit law that made the adoption of the new structure more attractive and accessible. [https://www.jdsupra.com/legalnews/new-amendments-to-delaware-general-76927/]. The amended law reduces certain board member fiduciary liabilities for breaches of stakeholder interests and reduces the required shareholder approval of a PBC conversion from supermajority to a majority vote.

Since our CEO signed on to the Business Roundtable (BRT) statement of the purpose of the corporation expressing support to rebuild trust, transform our company and better serve stakeholders, implementation of the amended Delaware public benefit law at our company appears to the proponent to be timely and necessary.

Through PBC conversion, our company would have expanded accountability to shareholders for the interests of those materially affected by the corporation’s conduct, including depositors, regulators and others who have lost trust in the company, and a new legal obligation to report on the company’s impact on those stakeholders;

Resolved: that Shareholders request the Board to approve an amendment to the company’s Restated Certificate of Incorporation to become a Public Benefit Corporation pursuant to Delaware law, and to submit the proposed amendment to shareholders for approval. Such a change would enable the company to operate in a responsible and sustainable manner that balances the stockholders’ pecuniary interests, and the best interests of those materially affected by the corporation’s conduct.

Supporting Statement: The proponent recommends that the Board, in its discretion, consider stating the public purpose in the amended certificate that reflects a forward looking vision regarding the company’s impacts on stakeholders. For example, the purpose in the certificate could be stated as “providing fair, inclusive and equitable access to financial services in a diverse world.”

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Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•

In 2020, the Board commissioned and published an independent third-party study and report on the feasibility of taking the necessary actions to become a Delaware public benefit corporation. The Board concluded, and continues to believe, that converting to a Delaware public benefit corporation is not in the best interests of the Company and is unnecessary because the Company’s existing corporate form provides our management team and Board with appropriate flexibility to promote the interests of our various stakeholders and to manage important public benefit issues without incurring the costs and generating the uncertainties, risks, and distractions involved with converting to a public benefit corporation.

•

Wells Fargo has long believed that it has a fundamental commitment to all of its stakeholders, including customers, employees, regulators, suppliers, communities, and shareholders, and that focusing on the needs of all of its stakeholders drives long-term value creation. Under Wells Fargo’s existing corporate governance structure, the Board’s Corporate Responsibility Committee oversees – and our management team directs – Wells Fargo’s policies, programs, and strategies regarding public interest and social responsibility matters.

•

We are committed to transparency regarding our public benefit strategies, activities, and performance, including our support of our customers, communities, and employees during the COVID-19 pandemic, through our public disclosures in the Company’s Environmental, Social, and Governance (ESG) report, on our website, and in this proxy statement.

Uncertainties, Risks, Costs, and Distractions Involved with Converting to a Public Benefit Corporation

In 2019, the Company received a shareholder proposal from the same proponent of this proposal requesting that the Board commission an independent study to assess the feasibility of taking the necessary actions to become a Delaware public benefit corporation. The Board, acting through its Governance and Nominating Committee, engaged a law firm to conduct the study and prepare a report in response to the 2019 proposal. The Board published the third party report on the Company’s website along with the Company’s and the Board’s response to the report in January 2020, available at https://www.wellsfargo.com/assets/pdf/about/corporate/public-benefit-corporations-report.pdf.

Based on its review of the third party report and Wells Fargo’s existing public benefit activities, the Board concluded that converting to a Delaware public benefit corporation is not in the best interests of the Company and is unnecessary because the Company’s existing corporate governance structure provides our management team and Board with appropriate flexibility to promote the interests of our various stakeholders and to manage important public benefit issues without incurring the costs and generating the uncertainties and risks involved with becoming a public benefit corporation. For many of the same reasons, the Board continues to believe that converting to a public benefit corporation is neither necessary nor in the best interests of the Company.

Although certain amendments have been made to the provisions of the General Corporation Law of the State of Delaware governing public benefit corporations since the Board issued the Company’s response to the independent study and report, there continue to be significant uncertainties, risks, costs, and distractions that would be involved with converting to a Delaware public benefit corporation and the associated requirement that the Company’s directors manage the Company in a manner that balances shareholders’ pecuniary interests, the best interests of those materially affected by the Company’s conduct, and the specific public benefits that would be specified in the Company’s Certificate of Incorporation. To the Company’s knowledge, to date only two U.S. publicly traded corporations, including one financial institution, have converted to Delaware public benefit corporations, and no U.S. global systemically important bank (G-SIB) has done so. As a result of the lack of precedent regarding the management of a public benefit corporation and case law in Delaware that provides guidance regarding the balancing obligation of directors of public benefit corporations, there is uncertainty and risk regarding decision-making in a public benefit corporation that does not exist in a conventional corporation where the interests of shareholders and other stakeholders diverge, including uncertainty about the fiduciary duties of directors in balancing divergent stakeholder interests and the risks and costs associated with potential derivative lawsuits against directors for allegedly failing to properly balance shareholder and public benefit interests. In addition, there would be uncertainty regarding the regulatory treatment of Wells Fargo as a large, publicly-traded G-SIB and market uncertainty about the impact that a conversion to a public benefit corporation would have on the Company’s short and long-term stock price and overall financial performance. The conversion to become a public benefit corporation would be a costly and

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lengthy process, and assessing and addressing these uncertainties and risks would distract our key leaders from their day-to-day management responsibilities, including our current focus on the work we need to do to strengthen our risk and control foundation and address outstanding regulatory matters. In light of Wells Fargo’s existing consideration of stakeholder interests, public benefit activities and disclosures, and the uncertainties, risks, and costs involved with converting to a Delaware public benefit corporation, the Board and the Company continue to believe that becoming a public benefit corporation is neither appropriate nor necessary and thus not in the best interests of the Company.

Wells Fargo Is Focused on the Needs of All of Our Stakeholders

We understand that we have a fundamental commitment to all of our stakeholders, including customers, employees, regulators, suppliers, communities, and shareholders, and that business decisions that take into account and advance the interests of all of our stakeholders drive long-term value creation and are therefore consistent with our Board’s fiduciary duties under Delaware law. Moreover, one of the first actions taken by our CEO, Charles W. Scharf, was to express his support for, and sign on to, the Business Roundtable Statement on the Purpose of a Corporation, which represents a commitment by the signing companies to deliver value for all of their stakeholders.

Under Wells Fargo’s existing corporate governance structure, the Board’s Corporate Responsibility Committee oversees – and our management team directs – policies, programs, and strategies regarding social and public responsibility matters, including environmental sustainability and climate change, human rights, and supplier diversity, our significant Government Relations strategies, policies, and programs, our community development and reinvestment activities, and our social impact and sustainability strategy and impact through the support of non-profit organizations. In connection with its oversight activities, the Corporate Responsibility Committee works closely with management’s Public Affairs organization, which includes groups within the Company focused on social impact and sustainability, government relations and public policy, and communications. The Corporate Responsibility Committee also monitors the Company’s relationships and reputation with external stakeholders, including by receiving feedback from the Company’s external Stakeholder Advisory Council, which is composed of national thought leaders representing stakeholder groups important to the Company, including groups focused on human rights, consumer rights, fair lending, the environment, civil rights, and governance, and reporting such feedback to the Board to inform its decision-making.

Wells Fargo’s Response to the COVID-19 Pandemic

Since the outbreak of the COVID-19 pandemic, Wells Fargo’s actions to support its customers, communities, and employees have further demonstrated the Company’s commitment to promoting critical public benefit issues and serving the interests of these stakeholders. Our actions to support individuals and communities experiencing hardship as a result of the COVID-19 pandemic have included fee waivers, payment deferrals, and other expanded assistance for customers; charitable donations from the Wells Fargo Foundation to help address food, shelter, small business, and housing stability, and to help public health organizations fighting to contain the spread of the COVID-19 pandemic; a commitment to donate all gross processing fees received in 2020 from funding of Paycheck Protection Program loans by creating the Open for Business Fund, which provides support to struggling small businesses, impacted by the COVID-19 pandemic; and supporting the well-being and safety of our employees, including through various safety measures and the provision of additional payments and benefits to certain employees.

These and the Company’s other ongoing initiatives and actions, including those relating to promoting economic empowerment, addressing and mitigating environmental and climate change risks, community giving, and diversity, equity, and inclusion, demonstrate our commitment to operating in a responsible and sustainable manner that takes into account the interests of all of our stakeholders.

Wells Fargo’s Public Disclosures on its Public Interest and Social Responsibility Activities and Performance

Wells Fargo is committed to transparency regarding its public benefit strategies, activities, and performance through robust public disclosures, which have been significantly enhanced over the past year. The following pages of our website provide our recent disclosures relating to public interest and social responsibility matters:

•	ESG Reporting (https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting/)

•	Community Giving (https://www.wellsfargo.com/about/corporate-responsibility/community-giving/)

•	Environmental Sustainability (https://www.wellsfargo.com/about/corporate-responsibility/environment/)

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•	Economic Empowerment (https://www.wellsfargo.com/about/corporate-responsibility/economic-empowerment/)

•	Diversity & Inclusion (https://www.wellsfargo.com/about/diversity/diversity-and-inclusion/)

By publicly identifying our goals regarding our public benefit activities and providing periodic reports and updates on our progress, we demonstrate our commitment to our many stakeholders, including customers, employees, regulators, suppliers, shareholders, and the communities we serve.

For the reasons discussed above, our Board continues to believe that undertaking the costly and lengthy process of converting to a public benefit corporation is neither appropriate nor necessary and thus is not in the best interests of the Company. Our existing corporate governance structure provides our management team and Board with appropriate flexibility to promote the interests of our various stakeholders and manage important public benefit issues without incurring the costs and generating the uncertainties, risks, and distractions involved with converting to a public benefit corporation.

Our Board recommends that you vote AGAINST this proposal (Item 5).

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Item 6 – Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses

The Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund, 59 Maiden Lane, 30th Floor, New York, NY 10038, the holder of 10,942,366 shares of our common stock, has advised us that he intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

A lesson from the 2008 financial crisis was that employees at large banks, not just top executives, can make decisions that may affect the stability of companies and the economy. In response, Congress directed federal regulators to examine the financial incentives of all bank employees–not just executives–whose actions can threaten the safety of individual banks or the banking system itself.

Section 956 of the Dodd-Frank Act requires regulation to disclose the structures of all incentive-based compensation arrangements to determine whether it could lead to material financial loss. A 2016 rulemaking proposed by a variety of federal agencies states, “Well-structured incentive-based compensation arrangements can promote the health of a financial institution by aligning the interests of executives and employees with those of the institution’s shareholders and other stakeholders. At the same time, poorly structured incentive-based compensation arrangements can provide executives and employees with incentives to take inappropriate risks that are not consistent with the long-term health of the institution and, in turn, the long-term health of the U.S. economy.” Basel III, the global banking regulatory reform standard, urges banks to identify material risk takers other than executives and disclose their fixed and variable remuneration.

Wells Fargo discloses the compensation of named executive officers but does not disclose information regarding the compensation of other employees who receive incentive-based compensation, and who could expose our company to material losses. Because investors, like regulators, have significant interests in understanding risks that could expose Wells Fargo to material losses, Wells Fargo should disclose this information to shareholders.

RESOLVED,

Shareholders request that the Board prepare a report, at reasonable cost, disclosing to the extent permitted under applicable law and Wells Fargo’s contractual, fiduciary or other obligations (1) whether and how the Company has identified employees or positions, individually or as part of a group, who are eligible to receive incentive-based compensation that is tied to metrics that could have the ability to expose Wells Fargo to possible material losses, as determined in accordance with generally accepted accounting principles; (2) if the Company has not made such an identification, an explanation of why it has not done so; and (3) if the Company has made such an identification, the:

(a)	methodology and criteria used to make such identification;

(b)	number of those employees/positions, broken down by division;

(c)	aggregate percentage of compensation, broken down by division, paid to those employees/positions that constitutes incentive-based compensation; and

(d)	aggregate percentage of such incentive-based compensation that is dependent on (i) short-term, and (ii) long-term performance metrics, in each case as may be defined by Wells Fargo and with an explanation of such metrics.

Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•

Our Incentive Compensation Risk Management program, which is overseen by the Board’s Human Resources Committee, covers all incentive-eligible roles across the Company and consideration of all of our financial and non-financial risks. All incentive plans undergo an annual risk review under this program.

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•

Wells Fargo uses a comprehensive set of controls in connection with our incentive compensation programs, which have continued to be enhanced and are overseen by management and ultimately, the Board’s Human Resources Committee, and include:

¡

Processes for identification and heightened oversight of roles that may be able, individually or as a group, to expose Wells Fargo to material risk, including our executive officers, senior roles with significant responsibility for taking, identifying, managing, or controlling risk within a line of business or corporate function; and groups of employees who, taken together, may expose the organization to material risk or are subject to specific regulatory requirements (referred to as Identified Roles).

¡

An assessment of risk accountability in annual performance reviews for every Wells Fargo employee, and the consideration of this assessment in incentive compensation decisions for applicable incentive-eligible employees.

¡

New for 2020, the formation and implementation of management steering committees for each business group and enterprise function that, among other things, assess accountability for risk failures within their business or function and make appropriate accountability impact recommendations as a result of those risk failures for Identified Roles.

¡

New for 2020, a horizontal review was conducted by management of key risk issues, accountability for them, and the results of that review and recommended compensation impacts were reported to the Human Resources Committee to inform final compensation decisions.

•

In 2020, the Human Resources Committee approved a comprehensive Clawback and Forfeiture Policy that significantly strengthens the Company’s ability to hold the Company’s executive officers and certain other members of senior management accountable for misconduct or risk events through clawback or forfeiture of compensation.

•

We believe that our Incentive Compensation Risk Management program, combined with the year-over-year expansion of disclosure in our proxy statements regarding our performance management and incentive compensation programs and ongoing Board oversight of those programs, are responsive to the incentive compensation risk concerns raised in this proposal without providing an extensive level of detail that might be sensitive for competitive, privacy, and other reasons.

Our Incentive Compensation Risk Management (ICRM) program, which is overseen by the Board’s Human Resources Committee, covers all incentive-eligible roles across the Company and considers all of our financial and non-financial risks. All incentive plans undergo an annual risk review under this program. We are committed to developing and implementing sound and effective incentive compensation programs that reinforce the right behaviors, appropriately balance risk and financial rewards, and comply with applicable laws and regulations. Our performance management and incentive compensation programs, policies and practices support this goal.

As highlighted earlier in the Performance Management and Incentive Compensation section in this proxy statement, we regularly review and have continued to enhance our performance management and compensation programs, policies, and practices, with a focus on risk management and risk accountability. Our ICRM program governs the policies, standards and processes for managing incentive compensation risk, which consider all of our financial and non-financial risks.

•	We consider risk management in the design of all incentive compensation programs.

•	Our ICRM program covers all employees who are eligible to participate in an incentive compensation program, including those in Identified Roles.

•

Our incentive design process supports the design and assessment of incentive compensation programs to incorporate balancing features and risk adjustments, and all plans are subject to an annual review to consider if they meet these goals.

•

The design process includes review of past performance of existing plans, a risk evaluation to identify potential areas of risk, modeling to understand expected results, scenario testing, and an assessment of plan reasonableness.

Risk management is also considered in developing employees’ annual performance objectives, during annual reviews for incentive compensation programs, and in conducting annual individual performance evaluations. As part of our risk management practices, each employee’s performance objectives include a risk accountability element that includes the evaluation of significant risk management issues or failures, including certain types of employee misconduct. This

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assessment is considered in incentive compensation decisions for eligible employees. In addition, for Identified Roles, this assessment includes consideration of the views of independent risk management and Internal Audit, and is overseen by applicable management committees.

For executive officers and select other members of senior management, the ICRM program also includes balancing features that account for current and longer-term risk horizons. For these employees, we provide a total annual incentive award that is variable and paid in combination of cash and long-term incentives subject to clawback and forfeiture provisions under our enhanced Clawback and Forfeiture Policy adopted in 2020, consideration of qualitative aspects of performance, and/or the discretionary ability to reduce payouts, including for risk management issues or failures. The Compensation Discussion and Analysis in this proxy statement provides further detail related to how we manage risk and hold our executive officers accountable in connection with our incentive compensation programs.

We have continued to focus on risk management as it relates to our performance management and incentive compensation programs, including increased oversight from a governance perspective. Management has established performance management and compensation steering committees for each business group and enterprise function, as well as the enterprise level. These committees oversee the risk elements in the broad-based incentive compensation arrangements as a key part of governance for our ICRM program. Enhancements during 2020 include the formation and implementation of these management steering committees at the business group and enterprise function level. The charter and responsibilities of these committees was also expanded to include oversight of the risk elements of performance management programs in addition to compensation programs. As part of the heightened oversight of certain Identified Roles, accountability impacts for specific key risk issues are incorporated into the assessment of risk management performance as part of annual performance reviews.

The Board oversees the ICRM program and the Company’s other performance management and incentive compensation programs, which are designed to drive accountability and promote and incentivize the right behaviors. The Board has delegated primary oversight of human capital management, performance management, and the ICRM program to its Human Resources Committee. The Human Resources Committee receives periodic reports from management, its independent compensation consultant, and other advisors to enable it to assess whether the overall design and execution of the Company’s performance management and incentive compensation programs and decisions are consistent with the Company’s Risk Management Framework and promote risk accountability. This reporting includes information on the Company’s culture, Code of Ethics, the results of regular audits of compliance with compensation-related policies and controls, and human capital risk. For the 2020 performance year, management conducted a horizontal review of key risk issues, accountability for them, and the results of that review and recommended compensation impacts were reported to the Human Resources Committee to inform final compensation decisions.

The Company’s Clawback and Forfeiture Policy, which was adopted by the Human Resources Committee in 2020, expands the individuals and types of incentive compensation awards subject to clawback or forfeiture and significantly strengthens the Company’s ability to hold executives and other employees accountable for misconduct or risk events through forfeiture or recovery of compensation under appropriate circumstances, as described in the Compensation Discussion and Analysis in this proxy statement.

In addition to our efforts to continue to strengthen our ICRM program and practices and consistent with our commitment to transparency, we have enhanced and expanded our proxy disclosure each year since 2017. We have provided disclosure about ongoing enhancements to our ICRM program, its focus on all risk types and coverage of all employees eligible for incentive compensation, and changes to our compensation programs, including in response to the issues raised by this proposal and similar proposals we received in prior years.

We believe that our ICRM program, combined with the year-over-year expansion of disclosure in our proxy statements regarding our performance management and incentive compensation programs and ongoing Board oversight of those programs, are responsive to the incentive compensation risk concerns raised in this proposal without providing an extensive level of detail that might be sensitive for competitive, privacy, and other reasons.

Our Board recommends that you vote AGAINST this proposal (Item 6).

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Item 7 – Shareholder Proposal – Conduct a Racial Equity Audit

Service Employees International Union Pension Plans Master Trust, 1800 Massachusetts Avenue, NW, Suite 301, Washington, DC 20036-1202, the holder of 122,115 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:

Resolution and Supporting Statement

RESOLVED that shareholders of Wells Fargo & Company (“WFC”) urge the Board of Directors to oversee a racial equity audit analyzing WFC’s adverse impacts on nonwhite stakeholders and communities of color. Input from civil rights organizations, employees, and customers should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on WFC’s website.

SUPPORTING STATEMENT

High-profile police killings of black people – most recently George Floyd – have galvanized the movement for racial justice. That movement, together with the disproportionate impacts of the COVID-19 pandemic have focused the attention of the media, the public and policy makers on systemic racism, racialized violence and inequities in employment, health care, and the criminal justice system.

In June 2020, WFC CEO Charles Scharf urged that “the inequality and discrimination that has been so clearly exposed . . . must not continue,” and WFC announced initiatives to improve workforce diversity and inclusion and invest in black-owned businesses.12 Those actions followed some missteps: Scharf’s statement that he appointed white men to top jobs after arriving at WFC because of “a very limited pool of Black talent,” demoralizing black employees, and the loss of black female top managers.13

WFC’s problems predate Scharf’s 2019 arrival. WFC has settled employment discrimination claims on several recent occasions, including incidents of race discrimination in 2014 uncovered through a Labor Department audit. The Ninth Circuit recently allowed a lawsuit brought by the City of Oakland to proceed; it sued to recover property tax revenues lost due to foreclosures on “predatory loans,” which WFC made more than twice as often to black and Latino borrowers.14 A similar lawsuit by the City of Philadelphia was settled in 2019. In 2012, the same discriminatory lending practices were the subject of a $184 million Department of Justice settlement.

WFC’s activities with potential adverse impacts are not limited to the employment and lending contexts. WFC has donated to police foundations in Sacramento, Houston, Los Angeles, and Seattle, which bypass normal procurement processes to buy equipment for police departments, including surveillance technology that has been used to target communities of color and nonviolent protestors. WFC recently “paused” such donations after being targeted by Color of Change. WFC’s political contributions are not fully aligned with its public statements: WFC has donated to Senator Tom Cotton, who called for military air strikes on Black Lives Matter protests, as well as other members of Congress with racist records.

A racial equity audit would help WFC identify, prioritize, remedy and avoid adverse impacts on nonwhite stakeholders and communities of color. We are encouraged by Scharf’s recent acknowledgment that his statements about the black talent pipeline reflected his own unconscious bias, and we urge WFC to assess its behavior through a racial equity lens in order to obtain a complete picture of how it contributes to, and could help dismantle, systemic racism.

Position of the Board

Our Board recommends a vote AGAINST this proposal, which is identified as Item 7 on the proxy card, for the following reasons:

•

Wells Fargo is currently conducting a Human Rights Impact Assessment, which includes a specific focus on racial equity and is being overseen by the Board’s Corporate Responsibility Committee, to assess and determine the Company’s human rights risks. Wells Fargo has engaged a third party to conduct the HRIA during 2021 and will publicly report a summary of the HRIA results and actions being taken by Wells Fargo in response.

[12]	See https://stories.wf.com/wells-fargo-ceo-a-watershed-moment/
[13]	https://www.wsj.com/articles/wells-fargo-ceo-finds-himself-on-defense-after-a-tough-first-year-11602149402?mod=hp_lead_pos5
[14]	https://www.sfchronicle.com/business/article/Oakland-can-sue-Wells-Fargo-over-home-loan-15519809.php

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•

Wells Fargo created a new Operating Committee role, the Head of Diverse Segments, Representation & Inclusion, which reports to our CEO and is responsible for advancing the Company’s diversity, equity, and inclusion efforts in the marketplace and workplace.

•

Wells Fargo has taken a number of actions to promote and enhance diversity, equity, and inclusion goals within the Company and externally that include a focus on diverse workforce representation (including significantly increasing Black leadership), accountability of senior management for progress in improving diverse representation and inclusion, unconscious bias education and training for employees, and new business initiatives and investments focused on support for diverse communities.

•

Wells Fargo is providing updates on its diversity, equity, and inclusion initiatives and actions to promote racial equity in our public disclosures such as the Company’s Environmental, Social, and Governance (ESG) reporting, our website, and this proxy statement.

•

The Board believes that the Company’s significant and ongoing diversity, equity, and inclusion initiatives and its existing and planned future disclosures about its diversity, equity, and inclusion initiatives, including to report on the results of its Human Rights Impact Assessment which is being conducted by a third party and includes a focus on racial equity, are fully responsive to the proposal.

Wells Fargo is Currently Conducting a Human Rights Impact Assessment That Includes a Focus on Racial Equity

Wells Fargo is currently conducting a Human Rights Impact Assessment (HRIA), which is being overseen by the Board’s Corporate Responsibility Committee, to assess and determine the Company’s human rights risks and that includes a specific focus on racial equity. Wells Fargo has engaged a third party to conduct the HRIA during 2021 and will publicly report a summary of the HRIA results and actions being taken by Wells Fargo in response.

As part of the HRIA, Wells Fargo will be seeking feedback and input from external stakeholders, including members of the Company’s external Stakeholder Advisory Council – seven external experts and national thought leaders representing groups focused on civil rights, human rights, consumer rights, fair lending, the environment, and governance. The HRIA also will include input received from external stakeholders and employees across our businesses and functions on a range of topics relating to racial equity, including:

•	Employee experience and culture

•	Corporate purpose and strategy

•	Processes, products, and services

•	Philanthropy and public affairs

Key goals of the HRIA include embedding within our governance processes a focus on racial equity and enhancing our dialogue and communications with our various stakeholders on matters relating to human rights, including racial equity. As part of this work, Wells Fargo will update our Human Rights Statement to better align with the expectations of companies under the United Nations Guiding Principles on Business and Human Rights.

Wells Fargo Is Taking Specific Actions Focused on Diversity, Equity, and Inclusion (DE&I), including Racial Equity

Wells Fargo is committed to creating a diverse and inclusive company where our employees, customers, and stakeholders celebrate the power of diverse perspectives and treat DE&I as a business imperative. Wells Fargo created a new Operating Committee role, the Head of Diverse Segments, Representation & Inclusion, that reports to the CEO. Kleber Santos joined Wells Fargo in November 2020 in this role and is responsible for advancing the Company’s DE&I efforts in the marketplace and workplace. In this role, he will drive a Company-wide diverse segments strategy and partner with our line of business CEOs and diverse segment teams to deliver products and services designed to meet the needs of our diverse customer base. Together with our CEO and other Operating Committee members, including our head of Human Resources, Mr. Santos and his team are promoting and enhancing DE&I priorities and goals within the Company and externally that include a focus on diverse workforce representation (including significantly increasing Black leadership), accountability of senior management for progress in improving diverse representation and inclusion, unconscious bias education and training, and new business initiatives focused on support for diverse communities. As part of the Company’s DE&I efforts, senior management meets with our most senior racially diverse executives to obtain their guidance on priorities and initiatives to enhance our career advancement opportunities and our overall racial equity efforts.

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Shareholder Proposals

Championing DE&I is one of the six expectations the Company established for all employees beginning for 2020. Wells Fargo’s leadership is committed to advancing DE&I, including by fostering a Company culture that values DE&I. We rebranded our Wells Fargo Diversity and Inclusion team to Wells Fargo DE&I to add the concept of equity to our diversity and inclusion efforts in recognition of the systemic and structural challenges in our society that have contributed to disparities that exist today.

The Board and its Human Resources Committee receive regular reports relating to the Company’s DE&I initiatives, which include updates on the Company’s progress and accomplishments across our DE&I commitments and the development and launch of new programs, including information relating to (1) talent acquisition and development, (2) sponsorship events, (3) Operating Committee leader engagement, including with our Team Member Networks and DE&I Councils, (4) supplier diversity, and (5) diversity reporting, including information on diverse representation. Our directors also obtain feedback directly from stakeholders, including members of our external Stakeholder Advisory Council who provide their constructive perspectives on the impact of the Company’s actions and initiatives on nonwhite stakeholders and communities of color.

Wells Fargo Actions to Support Diverse Communities and Promote DE&I

Wells Fargo supports the communities in which it does business through our products and services, community engagement, philanthropy, and employee volunteerism. We play a significant role in both supporting diverse communities across the nation and helping foster a more inclusive society. Wells Fargo has long believed that focusing on the needs of all of our stakeholders, including customers, employees, regulators, suppliers, communities, and shareholders, drives long-term value creation.

Recent actions by Wells Fargo that are focused on our support of diverse communities and our efforts to enhance workforce diversity and pay equity include:

Our Support of Diverse Communities and an Inclusive Recovery	Our Efforts to Improve Workforce Diversity and Pay Equity

•  Committing up to $1 billion in philanthropic capital to address the U.S. housing affordability crisis through 2025

•  Pledged to invest up to $50 million in African American Minority Depository Institutions as part of Wells Fargo’s commitment to supporting economic growth in African American communities

•  Voluntarily committed to donate all of the gross processing fees from funding Paycheck Protection Program loans made in 2020 by creating the Open for Business Fund, which provides support to struggling small businesses impacted by COVID-19; Of this approximately $420 million commitment, we donated approximately $85 million in 2020 and will continue to donate these funds through 2022

•  Providing capital and support through our Open for Business Fund to Community Development Financial Institutions, and other nonprofit organizations that serve diverse small businesses, with a focus on Black and African American, Latino, Asian American, American Indian, and Alaska Native entrepreneurs

•  Providing capital and technical assistance for diverse small business owners in the U.S. as part of the Wells Fargo Diverse Community Capital Program, a $175 million program with Community Development Financial Institutions

•  Donating $175 million through the Wells Fargo Foundation to support economic recovery for communities and vulnerable populations affected by COVID-19

•  Evaluated Operating Committee members based upon their progress in improving diverse representation and inclusion in their area of responsibility as part of the year-end evaluation process and compensation decisions

•  Enhanced diversity on the Operating Committee during 2020 with the Company’s hiring of three racially diverse members and one woman

•  Ongoing work with historically Black colleges and universities, and Hispanic-serving institutions, to identify talent and build engagement through our University Programs team

•  Conduct annually a thorough pay equity analysis of employee compensation, which considers gender, race, and ethnicity, and taking appropriate actions as needed to make sure that employees continue to be paid fair and equitably and that we apply our pay practices consistently regardless of gender, race, or ethnicity

•  Raised the minimum hourly pay levels during 2020 for Wells Fargo employees in the majority of U.S. markets, with more than 25,000 employees receiving a pay adjustment

•  Invested more than $200 million during 2020 in employee learning and development, which included functional training, regulatory compliance, leadership and professional development, and early talent development programs for employees.

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Shareholder Proposals

Our Support of Diverse Communities and an Inclusive Recovery	Our Efforts to Improve Workforce Diversity and Pay Equity

•  Partnering with Feeding America to provide 50 million meals through our Food Bank Drive-Up Program to help alleviate financial hardship and food insecurity

•  Started the nation’s largest loan fund for Latino-owned small businesses with a $10 million grant through the Wells Fargo Foundation and the National Association of Latino Asset Builders

•  Added, effective January 1, 2021, a new base contribution of 1% of certified compensation to the 401(k) Plan accounts for eligible employees whose annual compensation is less than $75,000

•  Made a $25 million grant to the WE Care employee relief fund, which provided financial assistance to more than 23,000 U.S. and international employees facing COVID-related hardships

Wells Fargo is Committed To Continued Transparency in Our Public Disclosures About Actions We are Taking

Consistent with our commitment to transparency, Wells Fargo is providing updates on its DE&I initiatives and actions to support diverse communities and promote racial equity, including through investments in our employees and communities, in our public disclosures such as the Company’s ESG reporting, website, and this proxy statement. We have continued to enhance these disclosures over the past year. The following pages of our website reflect our recent disclosures relating to DE&I and social responsibility matters:

•	ESG Reporting (https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting/)

•	Community Giving (https://www.wellsfargo.com/about/corporate-responsibility/community-giving/)

•	Economic Empowerment (https://www.wellsfargo.com/about/corporate-responsibility/economic-empowerment/)

•	Diversity & Inclusion (https://www.wellsfargo.com/about/diversity/diversity-and-inclusion/)

The Board believes that the Company’s significant and ongoing DE&I initiatives and its existing and planned future disclosures about its DE&I initiatives, including to report on the results of its HRIA which is being conducted by a third party and includes a focus on racial equity, are fully responsive to the proposal.

Our Board recommends that you vote AGAINST this proposal (Item 7).

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Voting and Other Meeting Information

Meeting Date, Time, and Access

In the interest of the health and safety of our shareholders, employees, and communities and in light of the ongoing COVID-19 pandemic, our 2021 annual meeting will be held by remote communication in a virtual-only format. Shareholders will not be able to attend the 2021 annual meeting in person.

•	Date & time of 2021 Annual Meeting of Shareholders: Tuesday, April 27, 2021 at 10:00 a.m., EDT

•	Virtual Meeting Access: www.virtualshareholdermeeting.com/WFC2021

Shareholders of record of our common stock as of the close of business on the record date will be able to attend, vote, and ask questions at the 2021 annual meeting. To log into the meeting as a shareholder and in order to vote and ask questions during the meeting, you must enter the meeting using a valid control number included in your proxy materials. You also will be requested to provide your name and email address. If you do not have a valid control number, you may log into the meeting as a guest, but will not have the ability to vote or ask questions during the meeting. Additional information and instructions regarding voting, accessing the meeting, and participating in the meeting are provided below. Rules of conduct for the meeting will be available on the virtual meeting website.

In the event of technical difficulties with the virtual annual meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/WFC2021. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the annual meeting. Any updated information regarding the annual meeting also will be posted on the Investor Relations page of our website at www.wellsfargo.com.

Where can I find my valid control number?

Your valid control number is a 16-digit control number provided in your notice of internet availability of proxy materials, proxy card, or voting instruction form. You will need your valid 16-digit control number to login to the virtual annual meeting website at www.virtualshareholdermeeting.com/WFC2021 and attend the virtual meeting as a shareholder, including in order to vote and ask questions during the meeting. If you are a street name holder, you may contact the bank, broker or other institution where you hold your account if you have questions about how to obtain your valid 16-digit control number.

Voting Information

Who can vote at the annual meeting?

Shareholders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the meeting. The record date for the annual meeting is February 26, 2021. On the record date, we had 4,134,144,395 shares of common stock outstanding and entitled to vote. A list of our shareholders of record will be made available to shareholders during the annual meeting. Each share of common stock outstanding on the record date is entitled to one vote on each of the 12 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

To log into the meeting as a shareholder and in order to vote and ask questions during the meeting, you must enter the meeting using a valid control number included in your proxy materials. Participants in the Company’s 401(k) Plan or Stock Purchase Plan should read the additional information below under Can I vote online during the annual meeting? regarding voting their shares.

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Voting and Other Meeting Information

How many votes must be present to hold the annual meeting?

We will have a quorum and can conduct business at the annual meeting if the holders of a majority of the outstanding shares of common stock as of the record date are present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker non-votes, which are described below.

How do I vote my shares?

You don’t have to attend the annual meeting to vote. The Board is soliciting proxies so that you can vote before the annual meeting. If you vote by proxy, you will be designating Mary T. Mack, Amanda G. Norton, and Michael P. Santomassimo, each of whom is a Company executive officer, each with power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you sign and return your proxy card or vote over the internet, by mobile device, or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. The proxies also have discretionary authority to vote to adjourn our annual meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business properly comes before the meeting, the proxies will vote on those matters in accordance with their best judgment.

The chart below provides general information on how to vote your shares before the meeting if you are:

•	A record holder — your shares are held directly in your name on our stock records and you have the right to vote your shares in person or by proxy at the annual meeting;

•

A street name holder — your shares are held in an account at a brokerage firm, bank, or other similar entity. This entity is considered the record holder of these shares for purposes of voting at the annual meeting. You have the right to instruct the brokerage firm, bank, or other entity how to vote the shares in your account; or

•

A current or former Wells Fargo employee who holds shares in one or both of our Company Plans — you have the right to instruct the 401(k) Plan trustee or instruct the Stock Purchase Plan custodian how to vote the shares of common stock you hold as of the record date under each plan in which you participate. The trustee will vote all shares held in the 401(k) Plan in proportion to the voting instructions the trustee actually receives from all 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA. If you do not give voting instructions for your Stock Purchase Plan shares, these shares will not be voted. We refer to the 401(k) Plan and Stock Purchase Plan together as the “Company Plans.”

Voting Method	Record or Street Name Holder	Company Plans Participant
Internet*	Go to www.proxyvote.com and follow the online instructions

See email sent to your current Company email address for instructions on how to access online proxy materials and vote over the internet

If proxy materials are received by mail, see mailed voting instruction form/proxy card for internet voting instructions

Mobile device*	Scan QR Barcode on your notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder)	Scan QR Barcode on your voting instruction form or proxy card
Telephone*	See notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder) for any telephone voting instructions	See email sent to your current Company email address or mailed voting instruction form/proxy card for telephone voting instructions
Mail (if proxy materials received by mail)	Complete, sign, date, and return the proxy card (if record holder) or voting instruction form (if street name holder)	Complete, sign, date, and return voting instruction form (for 401(k) Plan shares)/proxy card (for Stock Purchase Plan shares)

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Voting and Other Meeting Information

*	If you vote by internet, by mobile device using the applicable QR Barcode, or by telephone, you will need the control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form. If you vote over the internet, by mobile device, or by telephone, please do not mail back any voting instruction form or proxy card you received. See Other Information for additional information about the notice of internet availability and electronic delivery of our proxy materials.

Can I vote online during the annual meeting?

If you are a record holder or a street name holder on the record date, you can vote your shares of common stock online during the annual meeting provided that you log into the meeting as a shareholder using your valid control number included in your proxy materials. If you are a participant in the Company Plans you must submit voting instructions for shares you hold through the Company Plans by the applicable deadline under What is the deadline for voting before the meeting? below. If you do not have a valid control number, you may log into the meeting as a guest, but will not have the ability to vote or ask questions during the meeting. If you attend the meeting and vote your shares online, your vote during the meeting will revoke any vote you submitted previously over the internet, by mobile device, by telephone, or by mail. See Attending the Annual Meeting below for more information on how to attend, vote, and ask questions during the annual meeting.

Even if you currently plan to attend the meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting. Participants in the Company Plans must vote their shares before the annual meeting by the deadline provided below.

What are my voting options? What vote is required and how is my vote counted?

The table below shows your possible voting options on the items to be considered at the meeting, the vote required to elect directors and to approve each other item under our By-Laws, and the manner in which votes will be counted:

Item	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes**
Our Board recommends that you vote FOR each of the director nominees.
Election of Directors	For, Against, or Abstain	Votes cast FOR the nominee must exceed the votes cast AGAINST the nominee.*	No effect	No effect
Our Board recommends that you vote FOR the advisory resolution.
Advisory Resolution to Approve Executive Compensation	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	Vote against	No effect
Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG.
Ratification of KPMG	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote FOR this item.	Vote against	Not applicable
Our Board recommends that you vote AGAINST each shareholder proposal.
Shareholder Proposals	For, Against, or Abstain	Majority of the shares present in person or by proxy at the annual meeting and entitled to vote on each item vote FOR that item.	Vote against	No effect

*	As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on these director resignation provisions, see the information under Director Election Standard and Nomination Process.

**

Under NYSE rules, member-brokers are prohibited from voting a customer’s shares on non-routine items (referred to as a “broker non-vote”) if the customer has not given the broker voting instructions on that matter. Only the proposal to ratify KPMG as the

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Voting and Other Meeting Information

Company’s independent auditor is considered routine, and a broker may vote customer shares in its discretion on this item if the customer does not instruct the broker how to vote. All of the remaining items listed above are considered non-routine, and thus a broker will return a proxy card without voting on these non-routine items if a customer does not give voting instructions on these matters.

What is the deadline for voting before the meeting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record or street name holder	• Mail • Internet, mobile device, or telephone	• Prior to the annual meeting • By 11:59 p.m., Eastern Daylight Time (EDT), on April 26, 2021
A participant in the Company Plans	• Mail • Internet, mobile device, or telephone	• By April 21, 2021 • By 11:59 p.m., EDT, on April 22, 2021

May I change my vote?

Yes. If you are the record holder of the shares, you may revoke your proxy and change your vote by:

•

Submitting timely written notice of revocation to our Corporate Secretary at MAC #D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282 prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•	If you voted over the internet, by mobile device, or by telephone, voting again over the internet, by mobile device, or by telephone by the applicable deadline shown in the table above; or

•

In order to attend the annual meeting as a shareholder and vote your shares online during the annual meeting, you will need to enter the meeting using the valid control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form. See Attending the Annual Meeting below for more information on how to attend, vote, and ask questions during the annual meeting.

If your shares are held in street name, you may revoke your voting instructions and change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity before the deadline shown above or, you may change your vote by attending the meeting and voting online during the meeting, provided that you log into the meeting as a shareholder using your valid control number included in your proxy materials.

If you participate in the Company Plans, you may revoke your voting instructions and change your vote by submitting new voting instructions to the trustee or custodian of the applicable plan before the deadline shown above.

Is my vote confidential?

It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the annual meeting except to meet legal requirements; to assert claims for or defend claims against the Company; to allow authorized individuals to count and certify the results of the shareholder vote; in the event of a proxy solicitation in opposition to the Board takes place; or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. The Inspector of Election and those who count shareholder votes will be employees of an unaffiliated third party who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

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Voting and Other Meeting Information

Attending the Annual Meeting

How can I attend the 2021 annual meeting?

The 2021 annual meeting will be held virtually via a live webcast. If you are a shareholder of record of our common stock on the record date, you can attend, and ask questions at the 2021 annual meeting. See Can I vote online during the annual meeting? above for more information on how record holders and street name holders can vote during the annual meeting. If you do not have your valid control number that was included in your proxy materials, you can listen to the 2021 annual meeting as a guest.

Meeting Date, Time, and Location	April 27, 2021 at 10:00 a.m., EDT www.virtualshareholdermeeting.com/WFC2021

Attend and Participate in 2021 Annual Meeting as a Shareholder

Go to www.virtualshareholdermeeting.com/WFC2021 and, when prompted, enter the valid control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form, your name, and your email address. Once you are admitted to the meeting as a shareholder, you can ask questions and vote by following the directions on the virtual meeting website.

To log into the meeting as a shareholder and in order to vote and ask questions during the meeting, you must enter the meeting using a valid control number included in your proxy materials.

We encourage shareholders to log into this website and access the virtual meeting before the start time. You will be able to begin the online check-in process approximately 15 minutes before the meeting starts.

Attend 2021 Annual Meeting as a Guest	If you do not have a valid control number, you may attend the 2021 annual meeting as a guest, but you will not have the ability to vote your shares or ask questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/WFC2021 and, when prompted, register as a guest in order to listen to the meeting.

Virtual Meeting Website Technical Support	For technical assistance joining the virtual meeting website, please call the technical support telephone number posted on the virtual meeting website login page.

If you are unable to attend the annual meeting, we will make available a recording of our 2021 annual meeting for a period of time after the meeting on the Investor Relations page of our website on www.wellsfargo.com.

How can I ask questions during the 2021 annual meeting?

The Company will endeavor to answer as many questions submitted by shareholders pertinent to meeting matters or the business of the Company during designated question and answer sessions as time permits. Shareholders who log in with their valid control number to attend our 2021 annual meeting at www.virtualshareholdermeeting.com/WFC2021 will have an opportunity to submit questions via the virtual meeting website in the appropriate question field at or before the time the matters are before the annual meeting for consideration. In addition, shareholders may submit questions for a period of time in advance of the meeting at www.proxyvote.com. Each question should be accompanied by your name, be succinct, and cover only one topic. We may group, summarize, and answer together questions from multiple shareholders on the same topic or that are otherwise related to avoid repetition. In order to allow other shareholders in attendance the ability to ask a question and the Company to respond to those questions, we may limit each shareholder to two questions, whether submitted prior to or during the annual meeting. Shareholder questions that are not pertinent to meeting matters or the business of the Company, that relate to personal financial or other matters, that contain offensive or derogatory language, or that are otherwise out of order and not appropriate for the conduct of the annual meeting will not be addressed during the meeting. We will refer questions related to personal matters to the appropriate customer service or Human Resources representative for a response.

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Voting and Other Meeting Information

Shareholder Information for Future Annual Meetings

Shareholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of shareholders in 2022 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received either at our principal executive offices at 420 Montgomery Street, San Francisco, CA 94104 (Attention: Charles W. Scharf, CEO), or by our Corporate Secretary, Anthony R. Augliera, at MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, NC 28282, no later than the close of business on November 16, 2021.

Under our By-Laws, notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than the close of business on October 17, 2021 and no later than the close of business on November 16, 2021.

Other Proposals and Nominations for Presentation at the 2022 Annual Meeting

Under our By-Laws, a shareholder who wishes to nominate an individual for election to the Board or to propose any business to be considered at an annual meeting directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The Company’s 2022 annual meeting is currently scheduled to be held on April 26, 2022, and to be timely, the notice must be delivered not earlier than the close of business on December 28, 2021 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than the close of business on January 27, 2022 (the 90th day prior to the first anniversary of this year’s annual meeting) to both our CEO and Corporate Secretary as follows: Charles W. Scharf, CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Anthony R. Augliera, Corporate Secretary, MAC# D1130-117, 301 South Tryon Street, 11th Floor, Charlotte, North Carolina 28282. However, if the Company’s 2022 annual meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s annual meeting, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2022 annual meeting or, if the first public announcement of the date of the 2022 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above or where a notice is received within these time frames, if the shareholder delivering the notice fails to satisfy the requirements of SEC Rule 14a-4.

The requirements described above are separate from the procedures you must follow to recommend a nominee for consideration by the Governance and Nominating Committee for election as a director as described under Director Election Standard and Nomination Process and from the requirements that a shareholder must meet in order to have a shareholder proposal pursuant to SEC Rule 14a-8 or a proxy access director nominee under our By-Laws included in our proxy statement.

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Voting and Other Meeting Information

Other Information

Cost of Soliciting Proxies

We pay the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to help the Board solicit proxies. We expect to pay approximately $35,000 plus out-of-pocket expenses for its help. Members of the Board and our employees may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

Electronic Delivery of Proxy Materials

We use the SEC notice and access rule that allows us to furnish our proxy materials to our shareholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about March 16, 2021, we sent to most of our shareholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described below.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How to Receive Future Proxy Materials Electronically

Shareholders can sign up to receive proxy materials electronically, and will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials by e-mail in the future, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or follow the instructions on the notice, or if a street name holder, contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Householding

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receiving a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices.

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Voting and Other Meeting Information

Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

MAC #D1130-117

301 South Tryon Street, 11th Floor

Charlotte, North Carolina 28282

Attention: Corporate Secretary

1-866-870-3684

130	Wells Fargo & Company

WELLS FARGO & COMPANY

420 MONTGOMERY STREET | SAN FRANCISCO, CA | 94104

1-866-878-5865 | WELLSFARGO.COM

© 2021 Wells Fargo & Company. All rights reserved. Deposit products offered through Wells Fargo Bank, N.A. Member FDIC. CCM4194 (Rev 00, 1/each)

WELLS FARGO & COMPANY C/O EQ SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET OR BY MOBILE DEVICE

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 26, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WFC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time (EDT), on April 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                         D38219-P51875                  KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:
1. Election of Directors

Nominees:		For	Against	Abstain

1a) Steven D. Black		☐	☐	☐

1b) Mark A. Chancy		☐	☐	☐

1c) Celeste A. Clark		☐	☐	☐

1d) Theodore F. Craver, Jr.		☐	☐	☐

1e) Wayne M. Hewett		☐	☐	☐

1f) Maria R. Morris		☐	☐	☐

1g) Charles H. Noski		☐	☐	☐

1h) Richard B. Payne, Jr.		☐	☐	☐

1i) Juan A. Pujadas		☐	☐	☐

1j) Ronald L. Sargent		☐	☐	☐

1k) Charles W. Scharf		☐	☐	☐

1l) Suzanne M. Vautrinot		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR Items 2 and 3:		For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Items 4 through 7:		For	Against	Abstain

4.	Shareholder Proposal – Make Shareholder Proxy Access More Accessible.	☐	☐	☐

5.	Shareholder Proposal – Amend Certificate of Incorporation to Become a Delaware Public Benefit Corporation.	☐	☐	☐

6.	Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses.	☐	☐	☐

7.	Shareholder Proposal – Conduct a Racial Equity Audit.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature (Joint Owners)	Date

WELLS FARGO & COMPANY

2021 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 27, 2021

10:00 A.M., Eastern Daylight Time (EDT)

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 27, 2021, at 10:00 a.m., Eastern Daylight Time (EDT). In the interest of the health and safety of our shareholders, employees, and communities and in light of the ongoing COVID-19 pandemic, the meeting will be held in a virtual-only format at: www.virtualshareholdermeeting.com/WFC2021.

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

To attend as a shareholder, including to vote and ask questions during the meeting, you must log into the meeting at www.virtualshareholdermeeting.com/WFC2021 using the 16-digit control number printed on your proxy materials.

If you vote by internet, mobile device, telephone, or mail, you designate Mary T. Mack, Amanda G. Norton, and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the Annual Meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To Be Held on April 27, 2021:

The 2021 Notice and Proxy Statement and 2020 Annual Report are available at

http://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

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D38220-P51875

WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Mary T. Mack, Amanda G. Norton, and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on February 26, 2021, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournment or postponement thereof, as specified on this proxy card.

If properly executed, this proxy will be voted as you direct on the reverse side. If this proxy is executed but no direction is indicated, this proxy will be voted FOR each of the nominees listed in Item 1, FOR Items 2 and 3, AGAINST Items 4 through 7, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL-SEE REVERSE SIDE

WELLS FARGO & COMPANY 401(K) PLAN PROXY CARD RETURN MAIL PURPOSES ONLY N9777-113 PROXY-CD PO BOX 5191 SIOUX FALLS, SD 57117-5191

VOTE BY INTERNET OR BY MOBILE DEVICE

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 22, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time (EDT), on April 22, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt by April 21, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                         D38217-Z79362-Z79363-Z79510                  KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:
1. Election of Directors

Nominees:		For	Against	Abstain

1a) Steven D. Black		☐	☐	☐

1b) Mark A. Chancy		☐	☐	☐

1c) Celeste A. Clark		☐	☐	☐

1d) Theodore F. Craver, Jr.		☐	☐	☐

1e) Wayne M. Hewett		☐	☐	☐

1f) Maria R. Morris		☐	☐	☐

1g) Charles H. Noski		☐	☐	☐

1h) Richard B. Payne, Jr.		☐	☐	☐

1i) Juan A. Pujadas		☐	☐	☐

1j) Ronald L. Sargent		☐	☐	☐

1k) Charles W. Scharf		☐	☐	☐

1l) Suzanne M. Vautrinot		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR Items 2 and 3:		For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Items 4 through 7:		For	Against	Abstain

4.	Shareholder Proposal – Make Shareholder Proxy Access More Accessible.	☐	☐	☐

5.	Shareholder Proposal – Amend Certificate of Incorporation to Become a Delaware Public Benefit Corporation.	☐	☐	☐

6.	Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses.	☐	☐	☐

7.	Shareholder Proposal – Conduct a Racial Equity Audit.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature (Joint Owners)	Date

WELLS FARGO & COMPANY

2021 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 27, 2021

10:00 A.M., Eastern Daylight Time (EDT)

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

If you vote by internet, mobile device, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Mary T. Mack, Amanda G. Norton, and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the Annual Meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

In the interest of the health and safety of our shareholders, employees, and communities and in light of the ongoing COVID-19 pandemic, the meeting will be held in a virtual-only format at: www.virtualshareholdermeeting.com/WFC2021.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To Be Held on April 27, 2021:

The 2021 Notice and Proxy Statement and 2020 Annual Report are available at

http://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

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D38218-Z79362-Z79363-Z79510

WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 27, 2021, at 10:00 a.m., EDT, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Great-West Trust Company, LLC (“Great West”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of February 26, 2021 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs Equiniti Trust Company (“ETC”), the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of February 26, 2021 at the Annual Meeting or any adjournment or postponement thereof as specified on this voting instruction form and proxy card.

If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR each of the nominees in Item 1, FOR Items 2 and 3, AGAINST Items 4 through 7, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received by April 21, 2021, and by internet, mobile device, and telephone before 11:59 p.m., EDT, on April 22, 2021. Broadridge will provide the total voting results for all 401(k) Plan shares to Great West, which will then determine the ratio of votes received for and against each item. Great West will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to ETC, which will then vote such shares as directed by the participants at the Annual Meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL-SEE REVERSE SIDE